    As filed with the Securities and Exchange Commission on October 9, 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ----------------
                        ALABAMA NATIONAL BANCORPORATION
             (Exact name of registrant as specified in its charter)
                               ----------------

            Delaware                             6712                       63-1114426
  (State or other jurisdiction       (Primary Standard Industrial        (I.R.S. Employer
ofincorporation or organization)      Classification Code Number)       Identification No.)

                            1927 First Avenue North
                           Birmingham, Alabama 35203
                                 (205) 583-3600
  (Address, including zip code, and telephone number of registrant's principal executive office)

                              JOHN H. HOLCOMB, III
                      Chairman and Chief Executive Officer
                            1927 First Avenue North
                              Birmingham, AL 35203
                                 (205) 583-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                   Copies to:

     CHRISTOPHER B. HARMON, ESQ.                      PAUL S. WARE, ESQ.
     Maynard, Cooper & Gale, P.C.               Bradley Arant Rose & White LLP
       1901 Sixth Avenue North                      2001 Park Place North
              Suite 2400                         Park Place Tower, Suite 1400
      Birmingham, Alabama 35203                 Birmingham, Alabama 35203-2736
            (205) 254-1000                              (205) 521-8000

                               ----------------
   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           Proposed Maximum Proposed Maximum
  Title of Each Class of      Amount to be    Price Per        Aggregate        Amount of
Scuritieseto be Registered     Registered      Unit(1)          Price(1)     Registration Fee
 --------------------------------------------------------------------------------------------
 Common, $1.00 par
  value.................        550,000         $31.36        $17,249,000         $4,312
 --------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) based upon the book value of all outstanding shares of Farmers National Bancshares, Inc. as of June 30, 2001.
                               ----------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                [FARMERS NATIONAL BANCSHARES, INC. LETTERHEAD]

                         MERGER PROPOSED--YOUR VOTE IS
                                VERY IMPORTANT

Farmers National Shareholders:

   The Board of Directors of Farmers National Bancshares, Inc. has agreed to a merger of Farmers National with Alabama National BanCorporation. Before we can complete this merger, the agreement must be approved by Farmers National shareholders. We are sending you this proxy statement-prospectus to ask you to vote in favor of the merger.

   If the merger is completed, you will receive either (1) 0.53125 shares of common stock in Alabama National BanCorporation or (2) at your option, but subject to certain limitations, $17.27 in cash, in exchange for each share of Farmers National that you own just before the merger. The limitation on your ability to receive cash is the result of a cap on the total amount of cash Alabama National is obligated to pay in the merger. For a discussion of the limitations on your ability to receive cash instead of Alabama National common stock in the merger, see "SUMMARY--The Merger" on page 1. For a full description of the procedures you must follow to elect to receive cash in the merger, see "THE MERGER--Procedures for Making a Cash Election" on page 15. Shares of Alabama National common stock are quoted on the NASDAQ Stock Market under the symbol "ALAB."

   The merger cannot be completed unless two-thirds (66 2/3%) of Farmers National's shareholders approve it. We have scheduled a special shareholder meeting for you to vote on the merger.

   Your vote is very important. Whether or not you plan to attend our special shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the merger.

   The date, time and place of the special meeting is:

                        Date: November   , 2001
                        Time:     p.m.
                        Place: The Farmers National Bank of Opelika
                              605 Second Avenue
                              Opelika, Alabama 36801

   This proxy statement-prospectus provides you with detailed information about the proposed merger. You can also get information about Alabama National from documents Alabama National has filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully. In particular, please see the section entitled "Risk Factors" beginning on page 9.

   We are very enthusiastic about this merger and the strength and capabilities we expect to achieve from it.

                                        Sincerely,

                                        F. Alton Garrett
                                        Chief Executive Officer Farmers
                                         National Bancshares, Inc.

           This proxy statement-prospectus is dated October   , 2001
       and was first mailed to shareholders on or about October   , 2001

   We have not been authorized to give any information or make any representation about the merger or Farmers National or Alabama National that differs from, or adds to, the information in this proxy statement-prospectus or in documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

   This proxy statement-prospectus incorporates important business and financial information about Alabama National that is not included or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents related to Alabama National that are incorporated by reference in this document through the Securities and Exchange Commission website at "http://www.sec.gov" or by requesting them in writing or by telephone from the company: Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35203, (205) 583-
3650. If you would like to request documents, please do so by November   , 2001
to receive them before Alabama National's special meeting. Instructions regarding how to obtain this information are contained on page 55 under the caption "WHERE YOU CAN FIND MORE INFORMATION."

   If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this proxy statement-prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this proxy statement-prospectus does not extend to you.

   The information contained in this proxy statement-prospectus speaks only as of its date unless the information specifically indicates that another date applies.

   Information in this proxy statement-prospectus about Alabama National has been supplied by Alabama National, and information about Farmers National has been supplied by Farmers National.

                   A Warning About Forward-Looking Statements

   Alabama National and Farmers National make forward-looking statements in this document that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger. Also, when any of the words "believes," "expects," "anticipates" or similar expressions are used, forward-looking statements are being made. Many possible events or factors could affect the future financial results and performance of each of Alabama National and Farmers National and the combined company after the merger. This could cause results or performance to differ materially from those expressed in those forward-looking statements. You should consider these risks when you vote on the merger. These possible events or factors include the following:

     1. Alabama National's revenues after the merger are lower than expected, Alabama National's merger-related charges are higher than it expects, the combined bank loses more deposits, customers or business than we expect, or our operating costs and/or loan losses after the merger are greater than we expect;

     2. competition among depository and other financial institutions increases significantly;

     3. we have more trouble obtaining regulatory approvals for the merger than we expect;

     4. we have more trouble integrating our businesses or retaining key personnel than we expect;

     5. our cost savings from the merger are less than we expect, or we are unable to obtain those cost savings as soon as we expect;

     6. changes in the interest rate environment reduce our margins;

     7. general economic or business conditions are worse than we expect;

     8. legislative or regulatory changes adversely affect our business;

     9. technological changes and systems integration are harder to make or more expensive than we expect;

     10. adverse changes occur in the securities markets; or

     11. currency fluctuations, exchange controls, market disruptions and other effects resulting from the terrorist attacks in New York City and Washington, D.C. on September 11, 2001 and actions by the United States and other governments in reaction thereto.

                       FARMERS NATIONAL BANCSHARES, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To be held on November   , 2001

                               ----------------

   Farmers National Bancshares, Inc. will hold a special meeting of shareholders at the main office of The Farmers National Bank of Opelika, 605
Second Avenue in Opelika, Alabama at    p.m. local time on November   , 2001 to
vote on:

     1. The Agreement and Plan of Merger, dated as of September 6, 2001, by and between Alabama National BanCorporation and Farmers National and the transactions contemplated by that document. These transactions include the merger of Farmers National into Alabama National and the issuance of Alabama National shares and optional cash consideration to Farmers National's shareholders.

     2. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

   Record holders of Farmers National common stock at the close of business on October 15, 2001, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The Agreement and Plan of Merger requires approval by two-thirds (66- 2/3%) of the outstanding shares of Farmers National.

   Holders of Farmers National common stock may exercise dissenters' rights under Section 10-2B-13.01, et seq. of the Alabama Business Corporation Act. We have attached a copy of that law as an Appendix to the accompanying proxy statement-prospectus.

   You are cordially invited to attend the special meeting in person, but regardless of whether you plan to attend, please return the enclosed proxy card.

                                          _____________________________________
                                          F. Alton Garrett
                                          Chief Executive Officer

October   , 2001


    Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the special meeting. Your Board of Directors unanimously recommends that you vote FOR approval of the matters that you will vote on at the special meeting.

                     Questions and Answers About the Merger

Q: What is this proxy statement-prospectus and why am I receiving it?

A: This proxy statement-prospectus describes in detail the proposed merger between Farmers National Bancshares, Inc. and Alabama National BanCorporation. Because you are a shareholder of Farmers National, you are being asked to vote on the merger at a special shareholders meeting to be
   held on November   , 2001. This proxy statement-prospectus should answer any
   questions you may have about the merger.

Q: What will happen if the shareholders of Farmers National approve the merger?

A: If the Farmers National shareholders approve the merger, then shortly following the special meeting, Farmers National will merge into Alabama National. The combined company will operate under the name of Alabama National BanCorporation. For each share of Farmers National common stock that you own, you will be entitled to receive 0.53125 shares of Alabama National common stock, or, if you so elect, you may receive cash in the amount of $17.27 per share for some or all of your shares of Farmers National common stock. The procedure for electing cash, and the limitations on such election, are described in greater detail in the proxy statement-prospectus at page 15.

Q: What will happen to The Farmers National Bank of Opelika following the merger?

A: Immediately following the merger of Farmers National into Alabama National,
   The Farmers National Bank of Opelika will merge with and into First American Bank, a banking subsidiary of Alabama National headquartered in Decatur, Alabama. The combined bank will operate under the name of First American Bank.

Q: What should I do now?

A: Send in your proxy card. After reviewing this document, indicate on your proxy card how you want to vote, and sign, date and mail it in the enclosed envelope as soon as possible to ensure that your shares will be represented at the special meeting.

   If you sign, date and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the merger agreement and the merger. If you do not sign and send in your proxy, and if you do not attend and cast your vote in person at the special meeting, it will have the same effect as a vote against the merger.

   Send in your election form if you want to receive cash for your shares. If you wish to receive cash instead of Alabama National common stock for any or all of your shares of Farmers National common stock, follow the instructions for making a cash election that we describe on pages 15 and 16 of this document. Please note, however, that you may not be able to exchange all of your shares for cash even if you make a proper cash election, because the total amount of cash Alabama National is obligated to pay in the merger is limited.

Q: If my shares are held in "street" name by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of Farmers National common stock only if you provide your broker with instructions on how to vote. You should instruct your broker how to vote your shares by following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted which will have the same effect as a vote against the merger.

Q: Can I revoke my proxy and change my mind?

A: Yes. You may revoke your proxy up to the time of the special meeting by taking any of the actions explained under "GENERAL INFORMATION--Proxies and Other Matters" on page 11 of this proxy statement-prospectus, including by giving a written notice of revocation, signing and delivering a new later-dated proxy, or by attending the special meeting and voting in person.

Q: Can I vote my shares in person?

A: Yes. You may attend the special meeting and vote your shares in person rather than signing and mailing your proxy card.

Q: Can I change or revoke my cash election once I have mailed my signed form of election?

A: Yes. You can change or revoke your cash election in writing at any time
   prior to the election deadline of 5:00 p.m., Central Standard Time, on     ,
   2001.

Q: What are the consequences if I fail to properly complete and return the cash election form?

A: If you fail to make a proper or timely election to receive cash, you will receive Alabama National common stock in exchange for all of your shares of Farmers National common stock in the merger.

Q: Should I send in my stock certificates now?

A: No. Hold onto all of your certificates and send them in with the transmittal materials you will receive from the exchange agent after we complete the merger.

Q: Whom can I call with questions?

A: If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

                                Lee Ann Johnson
                       Farmers National Bancshares, Inc.
                               605 Second Avenue
                             Opelika, Alabama 36801
                           Telephone: (334) 749-8361

                               TABLE OF CONTENTS

SUMMARY....................................................................   1
  Parties to the Merger....................................................   1
  Shareholder Meeting to Approve Merger....................................   1
  The Merger...............................................................   1
    Terms of the Merger....................................................   1
    Regulatory Approvals; Effective Time...................................   2
    Recommendation of Farmers National Board of Directors; Opinion of
     Keefe, Bruyette & Woods, Inc..........................................   2
    Vote Required..........................................................   2
    Surrender of Certificates..............................................   3
    Conditions to Consummation of the Merger...............................   3
    Federal Income Tax Consequences........................................   3
    Management and Operations after the Merger.............................   3
    Interests of Certain Persons in the Merger that are Different from
     Yours.................................................................   3
    Accounting Treatment...................................................   3
    Market Prices..........................................................   4
    Resales of Alabama National Stock......................................   4
    Waiver and Amendment; Termination......................................   4
    Stock Option Agreement; Termination Fee................................   5
    Differences in Your Rights as a Shareholder............................   5
    Dissenters' Rights ....................................................   5
  Alabama National Selected Consolidated Financial Data....................   6

RISK FACTORS...............................................................   9
  Combining Our Two Companies May Be More Difficult, Costly or Time-
   Consuming Than We Expect................................................   9
  Restrictions on Dividends................................................   9
  Fixed Merger Consideration Despite Potential Change in Relative Stock
   Prices..................................................................   9
  Supervision and Regulation...............................................   9
  Monetary Policies........................................................  10
  Allowance for Loan Losses................................................  10
  Interests of Certain Persons in the Transaction..........................  10

GENERAL INFORMATION........................................................  11
  Meeting, Record Dates and Votes Required.................................  11
  Proxies and Other Matters................................................  11
  Dissenters' Rights.......................................................  12
  Recommendation of Board of Directors.....................................  14

THE MERGER.................................................................  15
  Terms of the Merger......................................................  15
  Cash Election Feature....................................................  15
  Procedures for Making a Cash Election....................................  15
  Surrender of Certificates................................................  17
  Effective Time...........................................................  18
  Background of and Reasons for the Merger.................................  18
  Opinion of Keefe, Bruyette & Woods, Inc..................................  21
  Effect on Certain Employee Benefit Plans of Farmers National.............  28
  Treatment of Farmers National Stock Options..............................  30
  Conditions to Consummation of the Merger.................................  30
  Regulatory Approvals.....................................................  32
  Conduct of Business Pending the Merger...................................  32

  Waiver and Amendment; Termination; Termination Fee.......................  34
  Option Agreement in Favor of Alabama National............................  35
  Management and Operations After the Merger...............................  37
  Interests of Certain Persons in the Merger...............................  38
  Federal Income Tax Consequences..........................................  38
  Accounting Treatment.....................................................  39
  Expenses and Fees........................................................  40
  Resales of Alabama National Common Stock.................................  40

DESCRIPTION OF ALABAMA NATIONAL CAPITAL STOCK..............................  41
  General..................................................................  41
  Common Stock.............................................................  41
  Preferred Stock..........................................................  41
  Certain Anti-Takeover Effects............................................  41

SUPERVISION AND REGULATION OF ALABAMA NATIONAL AND FARMERS NATIONAL........  43

EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS.................................  46
  Voting Requirements......................................................  46
  Dissenters' Rights.......................................................  48
  Notice of Shareholder Meetings...........................................  49
  Dividends................................................................  49
  Section 203 of the Delaware General Corporation Law......................  49
  Shareholder Consents.....................................................  50
  Preferred Stock..........................................................  50
  Preemptive Rights........................................................  51
  Limitation of Liability and Indemnification of Directors.................  51

CERTAIN INFORMATION CONCERNING ALABAMA NATIONAL............................  52
  General..................................................................  52
  Recent Developments......................................................  52

CERTAIN INFORMATION CONCERNING FARMERS NATIONAL............................  53
  Description of Business..................................................  53
  Competition..............................................................  53
  Information About Voting Securities and Principal Holders Thereof........  53

SHAREHOLDER PROPOSALS......................................................  55

LEGAL MATTERS..............................................................  55

EXPERTS....................................................................  55

WHERE YOU CAN FIND MORE INFORMATION........................................  55

APPENDICES
  Appendix A--Agreement and Plan of Merger
  Appendix B--Alabama National Stock Option Agreement
  Appendix C--Provisions of Alabama Business Corporation Act Relating to
   Dissenters' Rights
  Appendix D--Opinion of Keefe, Bruyette & Woods, Inc.

                                    SUMMARY

   This summary highlights selected information from this proxy statement-prospectus. It may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which we refer. These will give you a more complete description of the transactions we are proposing. For more information about Alabama National, see "Where You Can Find More Information" (page 55). Each item in this summary refers to the pages where that subject is discussed more fully.

Parties to the Merger (Pages 52 and 53)

   Alabama National BanCorporation
   1927 First Avenue North
   Birmingham, Alabama 35203
   (205) 583-3650

   Alabama National is the sixth largest bank holding company headquartered in the State of Alabama, with eleven bank subsidiaries in Alabama, Florida and Georgia. Alabama National, through its subsidiary banks, provides full banking services to individuals and small businesses. As of June 30, 2001, Alabama National had total assets of about $2.6 billion, total deposits of about $1.9 billion, and total shareholders' equity of about $182.7 million.

   Farmers National Bancshares, Inc.
   605 Second Avenue
   Opelika, Alabama 36801
   (334) 749-8361

   Farmers National is a bank holding company, providing commercial banking services through its national bank subsidiary, The Farmers National Bank of Opelika, headquartered in Opelika, Alabama and operating through branch offices in Opelika and Auburn, Alabama and through a loan production office in Montgomery, Alabama. As of June 30, 2001, the total assets of Farmers National were about $196 million, deposits were about $176 million and shareholders' equity was about $17 million.

Shareholder Meeting to Approve Merger (Page 11)

   We will hold the Farmers National special meeting at   p.m. local time, on
     , November   , 2001, at the main office of Farmers National Bank, 605
Second Avenue, Opelika, Alabama 36801. At this important meeting, we will ask Farmers National shareholders to (1) consider and vote upon approval of the merger agreement and (2) act on any other matters that may be put to a vote at the Farmers National special meeting. You may vote at the Farmers National meeting if you owned Farmers National shares at the close of business on October 15, 2001. As of such date, there were 1,009,464 shares of Farmers National common stock issued and outstanding and entitled to be voted at the special meeting.

The Merger (Page 15)

   Terms of the Merger (Page 15). The merger agreement is the document that governs the merger of Farmers National with Alabama National, and the issuance of shares of Alabama National common stock and optional cash consideration to Farmers National shareholders in connection with the merger.

   We encourage you to read the merger agreement which is attached to this proxy statement-prospectus as Appendix A. The merger agreement provides for the merger of Farmers National with and into Alabama

National. In addition, the merger agreement provides that the bank subsidiary of Farmers National, The Farmers National Bank of Opelika, will be merged with and into First American Bank, an Alabama National subsidiary bank headquartered in Decatur, Alabama. Except to the extent that you make a successful election to receive cash in the merger as described below, you will receive 0.53125 shares of Alabama National common stock for each share of Farmers National common stock you own just before the merger.

   You will have the opportunity to elect to receive cash in the merger instead of Alabama National common stock for some or all of your shares of Farmers National common stock. If you make a cash election, subject to certain limitations as described below, you will receive $17.27 in cash for each share of Farmers National common stock covered by the cash election. However, the total amount of cash that Alabama National will pay in the merger will not exceed 20% of the aggregate consideration paid in exchange for shares of Farmers National common stock in the merger, unless Alabama National decides, in its sole discretion, to increase this percentage to a percentage not greater than 40%. If the number of Farmers National stockholders electing to receive cash would otherwise result in the percentage of cash paid by Alabama National exceeding this percentage, the number of shares of Farmers National common stock electing to receive cash will be reduced on a pro rata basis, based on all shares electing to receive cash, so that the percentage of aggregate cash consideration is as close as practicable to the maximum percentage. If you do not elect to receive cash, you will automatically receive shares of Alabama National common stock in exchange for your shares of Farmers National common stock. See "The Merger--Cash Election Feature" on page 15.

   We have attached the merger agreement to this proxy statement-prospectus as Appendix A. The merger agreement is the legal document that establishes the terms and conditions of the merger and we encourage you to read it in its entirety.

   Regulatory Approvals; Effective Time (Page 32). We cannot complete the merger unless we obtain the approval of the Board of Governors of the Federal Reserve, the Federal Deposit Insurance Corporation and the Alabama State Banking Department. The merger will become effective as of the date and at the time that the later of the following occurs: (1) the certificate of merger reflecting the merger of Alabama National and Farmers National is accepted for filing by the Secretary of State of Delaware, (2) the articles of merger reflecting the merger of Alabama National and Farmers National are accepted for filing by the Secretary of State of Alabama or (3) such later date and time as agreed upon in writing by Alabama National and Farmers National and specified in the certificate of merger and articles of merger. We will not make these filings until all conditions contained in the merger agreement have been satisfied or waived, including (1) receipt of all regulatory approvals, and expiration of all statutory waiting periods and (2) the approval of the merger agreement by the shareholders of Farmers National. While we do not know of any reason why we should not obtain the necessary regulatory approvals in a timely manner, we cannot be certain when or if we can obtain them.

   Recommendation of Farmers National Board of Directors; Opinion of Keefe, Bruyette & Woods, Inc. (Pages 14 and 21). The Farmers National board of directors believes that the merger is fair to you and in your best interests, and recommends that you vote "FOR" the proposal to approve the merger and the merger agreement. In deciding to approve the merger, the Farmers National board of directors considered, among other things, the opinion of Keefe, Bruyette & Woods, Inc., that, as of the date of the opinion, the exchange ratio to be received by Farmers National shareholders was fair from a financial point of view to Farmers National shareholders. We have attached as Appendix D the written opinion of Keefe, Bruyette & Woods dated September 6, 2001. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Keefe, Bruyette & Woods in providing its opinion.

   Vote Required (Page 11). In order to approve the merger, Farmers National shareholders holding at least two-thirds (66-2/3%) of the outstanding shares of Farmers National common stock must vote for the merger agreement. The directors and executive officers of Farmers National beneficially owned, as of October 15, 2001, a total of 64,556 shares (6.40%) of Farmers National common stock. Each member of the board of directors of Farmers National has agreed, subject to certain conditions, to vote their shares of Farmers National common stock in favor of the merger.

   Surrender of Certificates (Page 17). Following the merger, holders of Farmers National stock certificates will need to exchange their certificates for new certificates or a book-entry position in Alabama National stock, or, if properly elected, for cash consideration. Shortly after we complete the merger, Alabama National will send Farmers National shareholders detailed instructions on how to exchange their shares. Please do not send us any stock certificates until you receive these instructions.

   Conditions to Consummation of the Merger (Page 30). The completion of the merger depends on meeting a number of conditions, including the following: (1) Farmers National shareholders must approve the merger agreement, (2) we must receive all required regulatory approvals and any waiting periods required by law must have passed, (3) we must receive consents of third parties necessary to the consummation of the merger, and (4) we must receive certain opinions of counsel.

   Federal Income Tax Consequences (Page 38). We expect that you will not recognize any gain or loss for U.S. Federal income tax purposes in the merger when you exchange all of your shares of Farmers National common stock for shares of Alabama National common stock, except in connection with any cash received instead of fractional shares, pursuant to a shareholder's cash election, or as a result of exercising dissenters' rights. Farmers National and Alabama National have received a legal opinion that this will be the case. This legal opinion is filed as an exhibit to the Registration Statement of which this proxy statement-prospectus forms a part.

   This tax treatment may not apply to some Farmers National shareholders. Determining the actual tax consequence of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the management and operations of this merger's tax consequences.

   Management and Operations after the Merger (Page 37). Following the merger, the management and operations of the Farmers National Bank will be merged with and into First American Bank. All current Alabama National officers and directors will continue to serve in their current positions after the completion of the merger. In addition, Alabama National has agreed in the merger agreement to use its best efforts to appoint John Denson, Chairman of Farmers National, to the board of directors of Alabama National.

   Interests of Certain Persons in the Merger that are Different from Yours (Page 38). Certain directors and officers of Farmers National have interests in the merger agreement that are different from your interests. Pursuant to the terms of the merger agreement, F. Alton Garrett will enter into a termination agreement with Farmers National upon completion of the merger whereby Mr. Garrett will receive a lump sum payment of $450,000. Mr. Garrett will also enter into an employment/consulting agreement with Alabama National and First American Bank that will provide Mr. Garrett with compensation of $12,500 per month for a period not to exceed one year from the closing of the merger. In addition, Alabama National has agreed to use its best efforts to appoint John Denson to its board of directors.

   Accounting Treatment (Page 39). We intend to treat the merger as a purchase by Alabama National of Farmers National under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the company not surviving a merger are, as of completion of the merger, recorded at their respective fair values and added to those of the surviving company. Financial statements of the surviving company issued after consummation of the merger reflect these values, but are not restated retroactively to reflect the historical financial position or results of operations of the company not surviving.

   Market Prices. The following table sets forth (1) the market value of Alabama National common stock, (2) the market value of Farmers National common stock and (3) the market value of Farmers National common stock on an equivalent per share basis determined as if the completion of the merger occurred on (A) September 5, 2001, the business day immediately preceding the
announcement of the execution of the merger agreement and (B)         , 2001,
the last day for which such information could be calculated prior to the mailing of this proxy statement-prospectus:

                         Alabama National Farmers National Equivalent Price Per Share
                         Common Stock(1)  Common Stock(2)    of Farmers National(3)
                         ---------------- ---------------- --------------------------
September 5, 2001.......      $31.62            N/A                  $16.80
            , 2001......

--------
(1) Determined on an historical basis with reference to the last sales price as reported on the NASDAQ National Market for each particular date.
(2) There is no established public trading market for the Farmers National common stock on which an historical market value could be based.
(3) Determined on an equivalent price per share basis by multiplying the Alabama National market value on each particular date by the exchange ratio of 0.53125.

   Resales of Alabama National Stock (Page 40). The shares of Alabama National common stock issued to Farmers National shareholders in the merger will be freely transferable under federal securities law, except for shares issued to any shareholder who may be deemed an "affiliate" of Farmers National for purposes of Rule 145 under the Securities Act (generally including directors, executive officers and beneficial owners of 10% of any class of capital stock). Affiliates will be subject to certain restrictions on resales of newly acquired Alabama National shares.

   Waiver and Amendment; Termination (Page 34). Either Alabama National or Farmers National may waive or extend the time for performing the other's obligations under the merger agreement. In addition, the boards of directors of each of Alabama National and Farmers National may agree to amend the merger agreement. The merger agreement may be terminated at any time prior to completion of the merger by the agreement of Farmers National and Alabama National.

   Either company can also terminate the merger agreement under the following circumstances:

     (1) if any government body whose approval is necessary to complete the merger makes a final decision not to approve the merger;

     (2) if we do not complete the merger by June 30, 2002;

     (3) if Farmers National shareholders do not approve the merger agreement;

     (4) if Farmers National or Alabama National, as the case may be, materially violates any of its representations, warranties or obligations under the merger agreement; or

     (5) if there is a material adverse change to the business of either Farmers National or Alabama National.

   Generally, the entity seeking to terminate the merger agreement cannot itself be in violation of the merger agreement so as to allow the other party to terminate the agreement.

   Farmers National may terminate the merger agreement in certain circumstances if it decides to enter into a superior acquisition proposal with another potential business combination partner. In such event, the terms of the stock option agreement in favor of Alabama National (discussed below) could be invoked.

   In addition, Alabama National can terminate the merger agreement if greater than 5% of the outstanding Farmers National shares have asserted dissenters' rights under the Alabama Business Corporation Act.

   Stock Option Agreement; Termination Fee (Page 35). In connection with the merger agreement, Farmers National entered into a stock option agreement granting Alabama National an option to purchase up to 250,675 shares of Farmers National common stock at an exercise price of $18.127 per share. The option is exercisable upon the occurrence of certain events generally involving a competing transaction with a third party to acquire Farmers National or acquire a significant amount of its stock or assets. The option could discourage third parties from proposing a competing business combination with Farmers National before we complete the merger. As of the date of this proxy statement-prospectus, we do not know of any event that has occurred that would allow Alabama National to exercise the option.

   The total profit Alabama National may realize under the terms of the option is capped at $850,000.

   In general, the option terminates if the merger agreement terminates, but only if Farmers National is not in material breach of the merger agreement and no third party has announced an intention or commenced steps to engage in a business combination with Farmers National.

   Under certain circumstances, Farmers National may be obligated to pay Alabama National a termination fee if the merger is not completed and Alabama National has not exercised the option. In general, if the merger is not completed because the Farmers National board of directors has withdrawn its recommendation, or because the Farmers National shareholders have not approved the merger, Farmers National may be required to pay Alabama National $200,000. If, however, the merger is not completed for those same reasons and Farmers National enters into an agreement with a third party to engage in a business combination or a third party acquires beneficial ownership of 50% or more of Farmers National common stock, Farmers National may be required to pay Alabama National $800,000. If Farmers National pays Alabama National a termination fee, the option will automatically terminate.

   A copy of the stock option agreement is attached as Appendix B to this proxy statement-prospectus.

   Differences in Your Rights as a Shareholder (Page 46). As a Farmers National shareholder, your rights are currently governed by Farmers National's Articles of Incorporation and Bylaws and by the Alabama Business Corporation Act. Upon completion of the merger, you will automatically become an Alabama National shareholder, and your rights as an Alabama National shareholder will be determined by Alabama National's Certificate of Incorporation and Bylaws and by the Delaware General Corporation Law. The rights of Alabama National's shareholders differ from the rights of Farmers National shareholders in certain important respects.

   Dissenters' Rights (Page 48). As a Farmers National shareholder, you have the right to dissent from the merger and to receive cash in respect of the "fair value" of your shares of Farmers National common stock. Your rights as a dissenter and the procedures you must follow are very different from your right to elect to receive cash as described in the sections entitled "Cash Election Feature" and "Procedures for Making a Cash Election." The "fair value" of your shares of Farmers National as determined pursuant to the exercise of your dissenters' rights may be different from the value of the consideration (whether stock or cash) that you are entitled to receive under the merger agreement. To do this, you must follow certain procedures required by the Alabama Business Corporation Act, including filing notices with us and voting against the merger. The procedures to be followed by dissenting shareholders are summarized under "General Information--Dissenters' Rights" at page 12. A copy of the Alabama Business Corporation Act's statutory provisions regarding dissenters' rights is set forth in Appendix C to this proxy statement-prospectus. Failure to follow precisely such provisions as are applicable may result in loss of your dissenters' rights.

   The merger agreement may be terminated by Alabama National if the holders of more than 5% of the outstanding shares of Farmers National common stock properly assert their dissenters' rights. Further, dissent by holders of a significant number of shares of Farmers National common stock could cause the merger not to qualify as a tax-free reorganization for federal income tax purposes.

Alabama National Selected Consolidated Financial Data

   The following table presents selected consolidated financial data and ratios on an historical basis for Alabama National. This information is based on the consolidated financial statements of Alabama National that it has presented in its filings with the Securities and Exchange Commission and should be read in conjunction with the information in such consolidated financial statements.

                    ALABAMA NATIONAL BANCORPORATION SELECTED
                    CONSOLIDATED FINANCIAL DATA (HISTORICAL)
            (Amounts in thousands, except ratios and per share data)

                                   Six Months
                                 Ended June 30,                      Year Ended December 31,
                              ----------------------  ----------------------------------------------------------
                                 2001        2000      2000(1)     1999(1)     1998(1)     1997(1)     1996(1)
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income Statement Data:
Interest income............   $   91,032  $   79,655  $  171,222  $  132,925  $  121,713  $  110,050  $   97,931
Interest expense ..........       49,540      40,504      90,987      62,307      59,064      50,848      44,071
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income .......       41,492      39,151      80,235      70,618      62,649      59,202      53,860
Provision for loan losses
 (benefit of recoveries) ..        1,294       1,263       2,506       2,107       1,796       3,421       1,035
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income after
 provision for loan losses
 (benefit of recoveries)...       40,198      37,888      77,729      68,511      60,853      55,781      52,825
Net securities gains
 (losses) .................          --          --          119         196         187          (4)        (83)
Noninterest income.........       23,215      15,619      33,228      31,301      29,963      21,111      19,936
Noninterest expense........       44,636      35,843      74,111      65,860      64,401      55,510      52,571
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before income
 taxes.....................       18,777      17,664      36,965      34,148      26,602      21,378      20,107
Provision for income
 taxes.....................        5,946       5,477      11,421      10,817       8,504       6,495       5,718
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before minority
 interest in earnings of
 consolidated subsidiary...       12,831      12,187      25,544      23,331      18,098      14,883      14,389
Minority interest in
 earnings of consolidated
 subsidiary................           12          13          26          25          23          12          14
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income.................       12,819  $   12,174  $   25,518  $   23,306  $   18,075  $   14,871  $   14,375
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance Sheet Data:
Total assets...............   $2,593,867  $2,179,112  $2,358,285  $2,025,503  $1,751,724  $1,568,662  $1,325,514
Earning assets.............    2,299,936   1,957,492   2,140,562   1,811,312   1,563,967   1,380,908   1,210,459
Securities.................      428,430     358,338     386,059     353,923     333,898     275,653     235,437
Loans held for sale........       21,197       7,126       5,226       8,615      19,047       5,291       4,339
Loans, net of unearned
 income....................    1,787,168   1,568,132   1,710,810   1,403,489   1,147,100   1,015,105     910,743
Allowance for loan losses..       23,277      20,271      22,368      19,111      17,465      15,780      13,552
Deposits...................    1,868,452   1,642,669   1,807,095   1,529,251   1,345,017   1,190,940   1,046,605
Short-term debt............       30,000      92,389      91,439      24,389      21,700      29,087      42,205
Long-term debt.............      159,185      80,968      83,926     124,005      32,328      16,587      12,939
Stockholders' equity.......      182,729     151,973     171,604     146,284     138,515     123,972     111,751
Weighted Average Shares
 Outstanding--Diluted(2)...       12,080      11,947      11,973      12,008      11,908      11,734      11,268
Per Common Share Data:
Net income--diluted........   $     1.06  $     1.02  $     2.13  $     1.94  $     1.52  $     1.27  $     1.28
Book value (period end)....        15.44       12.91       14.56       12.40       11.83       10.93       10.29
Tangible book value (period
 end)......................        14.33       12.02       13.34       11.49       11.13       10.16        9.57
Dividends declared.........         0.46        0.42        0.84        0.72        0.60        0.46        0.28
Performance Ratios:
Return on average assets...         1.06%       1.17%       1.17%       1.26%       1.09%       1.05%       1.17%
Return on average equity...        14.48       16.36       16.29       16.11       13.57       12.63       14.02
Net interest margin(3).....         3.74        4.15        4.03        4.23        4.28        4.63        4.77
Net interest margin
 (taxable equivalent)(3)...         3.78        4.20        4.08        4.29        4.35        4.71        4.85
Asset Quality Ratios:
Allowance for loan losses
 to period end loans(4)....         1.30%       1.29%       1.31%       1.36%       1.52%       1.55%       1.49%
Allowance for loan losses
 to period end
 nonperforming loans(5)....       430.74      446.50      614.17      431.11      330.78      260.40      341.79
Net charge-offs
 (recoveries) to average
 loans(4)..................         0.04        0.01        0.04        0.04        0.01        0.12        0.00
Nonperforming assets to
 period end loans and
 foreclosed
 property(4)(5)............         0.39        0.35        0.30        0.38        0.57        0.77        0.54
Capital and Liquidity
 Ratios:
Average equity to average
 assets....................         7.29%       7.17%       7.16%       7.80%       8.03%       8.35%       8.37%
Leverage (4.00% required
 minimum)(6)...............         6.80        7.08        6.83        7.23        7.51        7.85        8.74
Risk-
 based capital Tier 1 (4.00%
 required minimum)(6)......         8.88        9.12        8.86        9.46       10.18       10.11       11.11
Total (8.00% required
 minimum)(6)...............        10.11       10.35       10.11       10.70       11.43       11.36       12.36
Average loans to average
 deposits..................        96.47       92.84       94.04       89.00       83.00       85.26       83.83

--------
(1) On January 31, 2001, Peoples State Bank of Groveland ("PSB") merged with and into a subsidiary of Alabama National (the "PSB Merger"). Pursuant to the terms of the PSB Merger, each share of PSB common stock was converted into 1.164 shares of Alabama National's common stock. On December 31, 1998, Community Bank of Naples, N.A. ("Naples") merged with and into a subsidiary of Alabama National (the "Naples Merger"). Pursuant to the terms of the Naples Merger, each share of Naples common stock was converted into 0.53271 shares of Alabama National's common stock. On October 2, 1998, Community Financial Corporation ("CFC") merged with and into Alabama National (the "CFC Merger"). Pursuant to the terms of the CFC Merger, each share of CFC common stock was converted into 0.351807 shares of Alabama National's common stock. On May 29, 1998, Public Bank Corporation ("PBC") merged with and into Alabama National (the "PBC Merger"). Pursuant to the terms of the PBC Merger, each share of PBC common stock was converted into 0.2353134 shares of Alabama National's common stock. On November 30, 1997, First American Bancorporation ("FAB") merged with and into Alabama National (the "FAB Merger"). Pursuant to the terms of the FAB Merger, each share of FAB common stock was converted into 0.7199 shares of Alabama National's common stock. On September 30, 1996, FIRSTBANC Holding Company, Inc. ("FIRSTBANC") was merged with and into Alabama National, with each share of common stock of FIRSTBANC being converted into 7.12917 shares of Alabama National's common stock. Each of the aforementioned mergers was accounted for as pooling of interests. The historical Five-Year Summary of Selected Financial Data for all periods have been restated to include the results of operations of PSB, Naples, CFC, PBC, FAB, and FIRSTBANC from the earliest period presented, except for dividends per common share.
(2) The weighted average common share and common equivalent shares outstanding are those of PSB, Naples, CFC, PBC, FAB, and FIRSTBANC converted into Alabama National common stock and common stock equivalents at the applicable exchange ratios.
(3) Net interest income divided by average earning assets.
(4) Does not include loans held for sale.
(5) Nonperforming loans and nonperforming assets includes loans past due 90 days or more that are still accruing interest. It is Alabama National's policy to place all loans on nonaccrual status when over ninety days past due.
(6) Based upon fully phased-in requirements.

                                  RISK FACTORS

   In addition to the other information included in this proxy statement-prospectus, shareholders of Farmers National are urged to consider carefully the following factors in determining whether to approve the merger agreement:

Combining Our Two Companies May Be More Difficult, Costly or Time-Consuming Than We Expect

   Alabama National and Farmers National have operated, and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients and employees or to achieve the anticipated benefits of the merger. As with any merger of banking institutions, there also may be disruptions that cause us to lose customers or cause customers to take their deposits out of our banks.

Restrictions on Dividends

   The principal business operations of Alabama National are conducted through its subsidiary banks. Cash available to pay dividends to shareholders of Alabama National is derived primarily, if not entirely, from dividends paid by the banks. After the merger, the ability of the banks to pay dividends to Alabama National as well as Alabama National's ability to pay dividends to its stockholders will continue to be subject to and limited by certain legal and regulatory restrictions. Further, any lenders making loans to Alabama National may impose financial covenants that may be more restrictive than regulatory requirements with respect to the payment of dividends by Alabama National. There can be no assurance of whether or when Alabama National may pay dividends after the merger.

Fixed Merger Consideration Despite Potential Change in Relative Stock Prices

   Upon completion of the merger, each share of Farmers National common stock will be converted into the right to receive 0.53125 shares of Alabama National common stock or, subject to certain limitations, $17.27 in cash. This exchange ratio will not be adjusted in the event of any increase or decrease in the price of Alabama National common stock. The price of Alabama National common stock when the merger takes place may vary from its prices at the date of this proxy statement-prospectus and at the date of the special meeting of shareholders of Farmers National. For example, during the twelve month period ending on September 30, 2001 (the most recent practicable date prior to the printing of this proxy statement-prospectus), the closing prices of Alabama National common stock varied from a low of $18.75 to a high of $34.99 and ended that period at $33.00, (see "Market Prices" on page 4 for further information). Such variations may be the result of changes in the business, operations or prospects of Alabama National, Farmers National or the merged companies, regulatory considerations, general market and economic conditions and other factors.

   Holders of common stock of Farmers National are urged to obtain current market quotations for Alabama National common stock.

Supervision and Regulation

   The banking industry is heavily regulated. Subsequent to the merger, Alabama National and its subsidiary banks will be subject, in certain respects, to regulation by the Federal Reserve, the Federal Depository Insurance Corporation (the "FDIC"), the Office of the Comptroller of the Currency (the "OCC"), the Alabama State Banking Department, the Florida Department of Banking and Finance and the Georgia State Banking Department. The success of Alabama National depends not only on competitive factors but also on state and federal regulations affecting banks and bank holding companies. The regulations are primarily intended to protect depositors, not shareholders. The ultimate effect of recent and proposed changes to the regulation of the financial institution industry cannot be predicted. The effects of the implementation of new legislation applicable to Alabama National and its subsidiary banks including the Gramm-Leach-Bliley Act of March 2000, cannot be measured at this time. The Gramm-Leach-Bliley Act permits bank holding companies to affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. Regulations now affecting Alabama National and Farmers National may be modified at any time, and there is no assurance that such modification will not adversely affect the business of Alabama National and its subsidiary banks.

Monetary Policies

   The results of operations of Alabama National and Farmers National are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, particularly in light of the September 11, 2001 terrorist attacks in New York City and Washington, D.C., no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Alabama National and Farmers National. Furthermore, the actions of the United States government and other governments in responding to such terrorist attacks may result in currency fluctuations, exchange controls, market disruptions and other effects.

Allowance for Loan Losses

   Management of each of Alabama National's subsidiary banks and of Farmers National maintains an allowance for loan losses based upon, among other things,
(1) historical experience, (2) an evaluation of economic conditions and (3) regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the respective loan portfolios. Management then provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable. Although each of Alabama National and Farmers National believes that the allowance for loan losses at each of their companies is adequate, there can be no assurance that such allowances will prove sufficient to cover future losses. Future adjustments may be necessary if economic conditions differ or adverse developments arise with respect to non-performing or performing loans of Alabama National and Farmers National. Material additions to the allowance for loan losses of Alabama National and Farmers National would result in a material decrease in Alabama National's net income, and possibly its capital, and could result in its inability to pay dividends, among other adverse consequences.

Interests of Certain Persons in the Transaction

   Directors and officers of Alabama National and Farmers National (and certain of their family members and related interests) have personal interests in the merger that may present them with conflicts of interest in connection with the merger. The Boards of Directors of Alabama National and Farmers National are aware of this and have considered the personal interests disclosed in this proxy statement-prospectus in their evaluation of the merger. Reference should be made to "The Merger--Background of and Reasons for the Merger" at page 18 and "The Merger--Interests of Certain Persons in the Merger" at page 38, for a description of such potential conflicts of interest.

                              GENERAL INFORMATION

Meeting, Record Dates and Votes Required

   A special meeting of Shareholders of Farmers National will be held at
p.m. local time, on     , November  , 2001 (the "Special Meeting"), at the main
office of Farmers National Bank, 605 Second Avenue, Opelika, Alabama 36801. The purpose of the meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated September 6, 2001 between Farmers National and Alabama National (the "Merger Agreement"), which provides for, among other things, the merger of Farmers National with and into Alabama National (the "Merger"). Pursuant to the terms of the Merger Agreement, Farmers National Bank will be merged with and into First American Bank, a subsidiary of Alabama National headquartered in Decatur, Alabama. Only holders of record of Farmers National common stock at the close of business on October 15, 2001 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 1,009,464 shares of Farmers National common stock issued, outstanding and entitled to be voted. There were 364 Farmers National shareholders of record on the Record Date. Each share of Farmers National common stock will be entitled to one vote at the Special Meeting.

   The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of Farmers National common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at such meeting. A quorum must be present before a vote on the Merger can be taken at the Special Meeting. For these purposes, shares of Farmers National common stock that are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Merger Agreement for any reason, including broker nonvotes. Generally, a broker who holds shares of Farmers National common stock in "street" name on behalf of a beneficial owner lacks authority to vote such shares in the absence of specific voting instructions from the beneficial owner.

   Approval of the Merger Agreement on behalf of Farmers National, pursuant to the Alabama Business Corporation Act, will require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Farmers National common stock entitled to be voted thereon. In order to vote for the Merger Agreement, Farmers National shareholders must vote for their approval on the enclosed proxy or attend the Special Meeting and vote for the Merger Agreement. A failure to vote, in person or by proxy, for any reason, including failure to return a properly executed proxy, an abstention, or broker nonvote, will have the same effect as a vote against the Merger Agreement. As of the Record Date, 64,556 shares of Farmers National common stock, or 6.40% of the total shares of Farmers National common stock outstanding, were beneficially owned and entitled to be voted by directors and executive officers of Farmers National and certain family members and related interests. The directors of Farmers National, with the power to vote an aggregate of 60,567 shares of Farmers National common stock (approximately 6.00% of the outstanding shares entitled to vote), have entered into agreements with Alabama National whereby they have agreed to vote in favor of the Merger.

   Dissenters' rights may be demanded by Farmers National shareholders who do not vote in favor of the Merger and who follow the specified procedures of the Alabama Business Corporation Act. See "General Information--Dissenters' Rights."

Proxies and Other Matters

   The enclosed Farmers National proxies are solicited on behalf of the Board of Directors of Farmers National for use in connection with the Special Meeting and any adjournment or adjournments thereof. Holders of Farmers National common stock are requested to complete, date and sign the accompanying proxy and return it promptly to Farmers National in the enclosed envelope. Failure to return a properly executed proxy or to vote at the Farmers National Meeting will have the same effect as a vote against approval of the Merger Agreement. Farmers National shareholders should not forward any stock certificates with their proxies.

   A Farmers National shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted (a) by giving a later written proxy, (b) by giving written revocation to the Secretary of Farmers National, provided such later proxy or revocation is actually received by Farmers National before the vote of the shareholders, or (c) by voting in person at the Special Meeting. Any shareholder attending the Special Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the Special Meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the Merger Agreement.

   Farmers National will bear the costs of solicitation of proxies for the Special Meeting. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of Farmers National.

   If a quorum is not obtained, or if fewer shares of Farmers National common stock are voted in favor of approval of the Merger than the number required for approval, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of such Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked), even though they might have been effectively voted on the same or any other matter at a previous meeting.

   The management of Farmers National is not aware of any business to be acted upon at the Special Meeting other than the proposal to approve the Merger Agreement. If other matters are properly brought before the Special Meeting or any adjournment thereof, the enclosed proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of Farmers National's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein.

Dissenters' Rights

   If the Merger is consummated, holders of record of Farmers National common stock who follow the procedures specified by Article 13 of the Alabama Business Corporation Act ("Article 13") will be entitled to determination and payment in cash of the "fair value" of their stock immediately before the Effective Time of the Merger, excluding value resulting from the anticipation of the Merger but including "a fair and equitable" rate of interest thereon. Shareholders who elect to follow such procedures are referred to herein as "Dissenting Shareholders." Shareholders' Dissenters' Rights and the procedures that must be followed to exercise Dissenters' Rights are different from the rights of the Farmers National shareholders to elect to receive cash as described in the sections titled "Cash Election Feature" and "Procedures for Making a Cash Election." Shareholders may elect to receive the per share cash consideration of $17.27 provided for in the Merger Agreement without exercising Dissenters' Rights. Furthermore, if a shareholder elects to exercise his or her Dissenters' Rights, the "fair value" of his or her stock may be substantially different from the $17.27 per share cash consideration provided for in the Merger Agreement, as well as from the market value of the shares of Alabama National common stock to be received in exchange for shares of Farmers National common stock. Any Farmers National shareholder, however, who prefers to receive the "fair value" of the stock (as determined pursuant to Article 13) instead of the consideration provided in the Merger Agreement must exercise Dissenters' Rights and follow exactly the procedures set forth in Article 13.

   A vote in favor of the Merger Agreement by a holder of Farmers National common stock will result in the waiver of the shareholder's dissenters' rights.

   The following summary of the provisions of Article 13 is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix C to this proxy statement-prospectus, and is qualified in its entirety by reference thereto.

   A holder of Farmers National common stock electing to exercise dissenters' rights (1) must deliver to Farmers National, before the vote at the Special Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated, and (2) must not vote in favor of the Merger Agreement. The requirement of such written notice is in addition to and separate from the requirement that such shares not be voted in favor of the Merger Agreement, and the requirement of such written notice is not satisfied by voting against the Merger Agreement either in person or by proxy. The requirement of written notice is also not satisfied by delivery of the Cash Election Form included with this proxy statement-prospectus. The requirement that such shares not be voted in favor of the Merger Agreement will be satisfied if no proxy is returned and such shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted FOR approval of the Merger Agreement, in order to be assured that such shareholder's shares are not voted in favor of the Merger Agreement, a Dissenting Shareholder who votes by proxy must not leave the proxy blank but must (1) vote AGAINST the approval of the Merger Agreement or (2) affirmatively ABSTAIN from voting. Neither a vote against approval of the Merger Agreement nor an abstention will satisfy the requirement that a written notice of intent to demand payment be delivered to Farmers National before the vote on the Merger Agreement.

   Holders of record and beneficial owners of Farmers National common stock are entitled to assert dissenters' rights for the shares registered in the name of or held for the benefit of that holder or owner. The dissenters' rights may be asserted with respect to less than all shares of Farmers National common stock held of record by such holder only if such holder dissents with respect to all shares beneficially owned by any one person and notifies Farmers National in writing of the name and address of each person on whose behalf such record holder is asserting dissenters' rights. A beneficial shareholder, in order to assert his or her dissenters' rights, must submit to Farmers National the record shareholder's written consent to the dissent prior to or contemporaneously with such assertion and must dissent with respect to all shares of which he or she is the beneficial shareholder or over which he or she has the power to vote. Where no number of shares is expressly mentioned, the notice of intent to demand payment will be presumed to cover all shares held in the name of the record holder.

   Within 10 days after the Effective Time of the Merger, Alabama National, as the surviving corporation in the Merger, will send a written dissenters' notice to each Dissenting Shareholder of record at the Effective Time of the Merger who did not vote in favor of the Merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters' notice will specify the deadline by which time Alabama National must receive a payment demand from such Dissenting Shareholder. The deadline will be no fewer than 30 days or more than 60 days after the date the dissenters' notice is delivered. It is the obligation of Dissenting Shareholders to initiate all necessary action to perfect their dissenters' rights within the time periods prescribed in Article 13 and the dissenters' notice. If no payment demand is timely received from a Dissenting Shareholder, all dissenters' rights will be lost, notwithstanding any previously submitted written notice of intent to demand payment. Each Dissenting Shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the Merger. A Dissenting Shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the Merger Agreement unless Alabama National shall consent thereto.

   Within 20 days of the formal payment demand, a Dissenting Shareholder who has made a demand must submit his share certificate or certificates to Alabama National, so that a notation to that effect may be placed on such certificate or certificates and the shares returned to the Dissenting Shareholder with the notation thereon. A shareholder's failure to submit shares for notation will, at Alabama National's option, terminate the holder's rights as a dissenter, unless a court of competent jurisdiction determines otherwise.

   Promptly after the Effective Time, Alabama National shall offer to pay each Dissenting Shareholder who complied with Article 13 the amount Alabama National estimates to be the fair value of such Dissenting Shareholder's shares, plus accrued interest. Each Dissenting Shareholder who agrees to accept the above referenced offer of payment in full satisfaction of his or her demand must surrender to Alabama National the certificate or certificates representing his or her Farmers National shares in accordance with the terms of the dissenters' notice. Upon receiving the certificate or certificates, Alabama National shall pay each Dissenting Shareholder the fair value of his or her shares, plus accrued interest. Upon receiving payment, a Dissenting Shareholder ceases to have any interest in the shares.

   A Dissenting Shareholder who has made a payment demand may notify Alabama National in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder and demand payment of the fair value of his or her shares and interest due, if: (1) the Dissenting Shareholder believes that the amount offered him or her is less than the fair value of his or her shares or that the interest due is incorrectly calculated;
(2) Alabama National fails to make an offer as required by Article 13 within sixty (60) days after the date set for demanding payment; or (3) Alabama National, having failed to consummate the Merger, does not release the transfer restrictions imposed on shares within sixty (60) days after the date set for demanding payment; provided, however, that a Dissenting Shareholder waives his or her right to demand payment different from that offered unless he or she notifies Alabama National of his or her demand in writing within thirty (30) days after Alabama National offered payment for his or her shares.

   If a demand for payment remains unsettled, Alabama National shall commence a proceeding within sixty (60) days after receiving the second payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the sixty (60) day period, each Dissenting Shareholder whose demand remains unsettled shall be entitled to receive the amount demanded. Such a proceeding will be filed in the Circuit Court of Lee County, Alabama. Each Dissenting Shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. Upon payment of the judgment and surrender to Alabama National of the certificate or certificates representing the judicially appraised shares, a Dissenting Shareholder will cease to have any interest in the shares. The court may assess costs incurred in such a proceeding against all or some of the Dissenting Shareholders, in amounts the court finds equitable, to the extent the court finds that such Dissenting Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment different from that initially offered by Alabama National. The Court may also assess the reasonable fees and expenses of counsel and experts against all or some of the Dissenting Shareholders if the court finds that such Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in Article 13.

   The foregoing does not purport to be a complete statement of the provisions of Article 13 relating to statutory dissenters' rights and is qualified in its entirety by reference to Article 13, which is reproduced in full in Appendix C to this Proxy Statement-Prospectus and which is incorporated herein by reference.

Recommendation of Board of Directors

   The Board of Directors of Farmers National recommends that the shareholders of Farmers National vote FOR the proposal to approve the Merger Agreement. See "The Merger--Background of and Reasons for the Merger."

                                   THE MERGER

   The following information concerning the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Appendix A and incorporated herein by reference. The information contained herein with respect to the opinion of the financial advisor to Farmers National is qualified in its entirety by reference to the opinion of such financial advisor, which is attached hereto as Appendix D and incorporated herein by reference.

Terms of the Merger

   At the date and time when the Merger becomes effective (the "Effective Time"), Farmers National will merge with and into Alabama National, and The Farmers National Bank of Opelika will merge with and into First American Bank, headquartered in Decatur, Alabama. In the Merger, each share of Farmers National common stock outstanding immediately prior to the Effective Time, other than shares with respect to which dissenters' rights shall have been perfected or for which a cash election is made as described below, will be converted into and exchanged for the right to receive 0.53125 shares of Alabama National common stock (the "Exchange Ratio"). If the Merger is consummated, assuming no Farmers National shareholders elect to receive cash, approximately 4.43% of the outstanding shares of Alabama National common stock will be beneficially owned by former Farmers National shareholders.

Cash Election Feature

   Instead of receiving Alabama National common stock in the Merger, you may elect to receive cash consideration in exchange for any or all of your shares of Farmers National common stock. If you do not elect to receive cash, you will automatically receive shares of Alabama National common stock in exchange for your shares of Farmers National common stock. The exercise of the cash election must be in accordance with the election procedures described below. Holders who make a proper cash election will, subject to certain limitations described below, receive $17.27 in cash for each share of Farmers National common stock covered by the cash election. The total amount of cash that will be paid in the Merger will not exceed 20% of the total consideration paid in exchange for all shares of Farmers National common stock in the Merger, which may be increased by Alabama National in its sole discretion to a percentage not greater than 40%, as increased or not, the "maximum cash amount." If the total number of Farmers National shares electing to receive cash would otherwise result in the total cash paid by Alabama National in the Merger exceeding the maximum cash amount, the amount of Farmers National shares qualifying for a cash election shall be reduced pro rata based on the total shares allocated to cash elections by all Farmers National shareholders, so that the total cash consideration is as close as practicable to the maximum cash amount.

Procedures for Making a Cash Election

   An election form is being delivered with this proxy statement-prospectus to each holder of record of Farmers National common stock as of the Record Date for the Special Meeting. Each election form permits a holder (or the beneficial owner through appropriate and customary documentation and instructions) of Farmers National common stock to elect to receive cash with respect to all or a portion of such holder's Farmers National common stock, subject to certain limitations on the maximum cash amount as described above.

   Any shares of Farmers National common stock with respect to which the holder has not made a valid cash election on or before 5:00 p.m., Central Standard
Time, on        , 2001, the election deadline, will be converted into shares of
Alabama National common stock upon completion of the Merger.

   Alabama National will make available one or more election forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Farmers National common stock between the record date for the Special Meeting and the close of business on the business day prior to the election deadline.

   A cash election will be properly made only if SunTrust Bank, acting in its capacity as exchange agent for Alabama National (the "Exchange Agent") actually receives a properly completed election form by the election deadline. You may revoke or change your election form at or prior to the election deadline. In the event an election form is revoked prior to the election deadline, the shares of Farmers National common stock represented by such election form will be treated like other shares of Farmers National common stock with respect to which no cash election is made. Subject to the terms of the Merger Agreement and of the election form, the Exchange Agent will have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the election forms, and any good faith decisions of the Exchange Agent regarding such matters will be binding and conclusive. Neither Alabama National nor the Exchange Agent will be under any obligation to notify any person of any defect in any election form.

   If you wish to receive cash for any or all of your shares of Farmers National common stock, the Exchange Agent must RECEIVE your election form prior to the election deadline. Please do not send in your stock certificates with your cash election form.

   Within five business days after the election deadline, unless the Merger has not been completed, in which case as soon as practicable after the Merger is completed, Alabama National will cause the Exchange Agent to allocate the right to receive the cash consideration among the holders of Farmers National common stock in accordance with the election forms as follows:

  . if the amount of cash that would be issued upon the exchange for cash of all shares of Farmers National common stock covered by a cash election, together with cash to be paid instead of fractional shares, is less than or equal to the maximum cash amount, then:

   (1) all shares of Farmers National common stock with respect to which stockholders have elected to receive cash will be converted into the right to receive $17.27 in cash per share, and

   (2) all other shares of Farmers National common stock will be converted into the right to receive Alabama National common stock based on the Exchange Ratio;

  . if the amount of cash that would be issued upon the exchange for cash of all shares of Farmers National common stock covered by a cash election, together with cash to be paid instead of fractional shares, is greater than the maximum cash amount, then:

   (1) the amount of shares electing to receive cash shall automatically be reduced on a pro rata basis, based on the total number of shares electing to receive cash, so that the amount of cash that will be issued in the Merger equals as closely as practicable the maximum cash amount,

   (2) all shares of Farmers National common stock with respect to which stockholders have elected to receive cash remaining after adjustment pursuant to paragraph (1) above will be converted into the right to receive $17.27 in cash per share,

   (3) the shares of Farmers National common stock that would have received cash, but for the adjustment described in paragraph (1) above will be converted into the right to receive Alabama National common stock based on the Exchange Ratio, and

   (4) all shares with respect to which no election to receive cash was made will be converted into the right to receive Alabama National common stock based on the Exchange Ratio.

Surrender of Certificates

   Promptly after the Effective Time, the Exchange Agent will mail to each former holder of record of Farmers National common stock a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials"), for the exchange of such holders' Farmers National common stock certificates for either certificates representing shares of Alabama National common stock and cash in lieu of fractional shares or the cash consideration if so elected by such shareholder and not otherwise limited. YOU SHOULD NOT SEND IN YOUR CERTIFICATES UNTIL YOU RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

   Upon receipt of the Exchange Materials, former holders of Farmers National common stock should complete the letter of transmittal in accordance with the instructions and mail the letter of transmittal together with all stock certificates representing shares of Farmers National common stock to the Exchange Agent in the return envelope provided. Upon receipt of the certificates and related documentation, Alabama National will issue, and the Exchange Agent will mail, to such holder of Farmers National common stock a check in the amount of any payment in respect of cash consideration received pursuant to the cash election procedure, and/or fractional shares of Farmers National common stock payable to the surrendering shareholder and/or a certificate representing the number of shares of Alabama National common stock to which such holder is entitled all pursuant to the Merger Agreement. No certificates of Alabama National common stock and no payment in respect of a cash election or in respect of fractional shares will be delivered to a holder of Farmers National common stock unless and until such holder shall have delivered to the Exchange Agent certificates representing the shares of Farmers National common stock owned by such holder and in respect of which such holder claims payment is due, or such documentation and security in respect of lost or stolen certificates as may be required by the Exchange Agent.

   Former shareholders of record of Farmers National will be entitled to vote after the Effective Time at any meeting of Alabama National shareholders the number of whole shares of Alabama National common stock into which such holders' respective shares of Farmers National common stock are converted, regardless of whether such holders have exchanged their certificates representing Farmers National common stock for certificates representing Alabama National common stock.

   Beginning six months after the Effective Time, no dividend or other distribution payable after the Effective Time with respect to Alabama National common stock issued to replace Farmers National common stock will be paid to the holder of an unsurrendered Farmers National common stock certificate until the holder surrenders such certificate, at which time such holder will be entitled to receive all previously withheld dividends and distributions, without interest.

   After the Effective Time, there will be no transfers on Farmers National's stock transfer books of shares of Farmers National common stock issued and outstanding at the Effective Time. If certificates representing shares of Farmers National common stock are presented for transfer after the Effective Time, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

   Neither Alabama National nor the Exchange Agent shall be liable to a holder of Farmers National common stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

   No fractional shares of Alabama National common stock will be issued in respect to Farmers National common stock, and cash will be paid by Alabama National in lieu of issuance of such fractional shares. The amount paid in lieu of fractional shares will be calculated by multiplying such fractional part of a share of Alabama National common stock by the sum of the average of the high and low sales price of one share of Alabama National common stock reported on the NASDAQ Stock Market on each of the ten trading days ending on the fifth business day prior to the Effective Time, divided by ten. No holder of Farmers National common stock who would otherwise have been entitled to a fractional share of Alabama National common stock will be entitled to dividends, voting rights or any right as holder with respect to such fractional shares.

   Holders of Farmers National common stock will have the right to dissent from the Merger Agreement and receive, in lieu of the consideration provided for in the Merger Agreement, a cash payment equal to the fair value of their shares, all in conformity with Article 13. See "General Information--Dissenters' Rights."

Effective Time

   Articles of Merger will be filed with the Secretary of State of Alabama, and a Certificate of Merger will be filed with the Secretary of State of Delaware as soon as practicable after all conditions contained in the Merger Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals, and expiration of all statutory waiting periods, and the approval of the Merger Agreement by the shareholders of Farmers National. The Effective Time of the Merger will be at the time of the later of the following to occur:
(1) the Certificate of Merger shall be accepted for filing by the Secretary of State of Delaware or (2) the Articles of Merger shall be accepted for filing by the Secretary of State of Alabama (or such later time as the parties may agree).

Background of and Reasons for the Merger

   Alabama National management came into contact with Farmers National management through Alabama banking industry events over many years. In addition, Alabama National's largest subsidiary bank, National Bank of Commerce of Birmingham, has called on Farmers National management for investment and correspondent banking business for several years. Alabama National had been interested in expanding into the Opelika-Auburn, Alabama market since the mid-1990's and had held discussions with another Opelika-based bank in 1998 (which bank was purchased by another entity).

   Since the second quarter of 2000, Farmers National has considered potential strategic transactions that would create an appropriate level of value for its shareholders. Farmers National conducted informal discussions with another institution in contemplation of a potential merger of equals at various times during the year 2000 but these discussions were mutually terminated in the first quarter of 2001.

   In January 2001, John H. Holcomb, III, Chief Executive Officer of Alabama National, called John Denson, Chairman of Farmers National, to arrange a meeting. On January 23, 2001, Mr. Holcomb and Dan David, Alabama National's Vice Chairman, met in Birmingham with Mr. Denson and F. Alton Garrett, President and Chief Executive Officer of Farmers National. At that meeting, Mr. Holcomb described Alabama National, its history, strategy, and operating structure. He also expressed an interest in Farmers National should it decide to consider a merger partner. Mr. Denson indicated that he was interested in further exploring a possible business combination with his fellow Farmers National directors. On February 20, 2001, Mr. Holcomb met again with Mr. Denson and Mr. Garrett at Mr. Denson's Opelika office to further discuss the merits of a combination of the two organizations. At this meeting, general pricing parameters were discussed, and both parties agreed that they should continue exploring such a transaction.

   On March 5, 2001, Mr. Garrett, Eugene E. Stanaland (a Farmers National director), and a representative from Mauldin & Jenkins, LLC (Farmers National's outside accounting firm) came to Alabama National's Birmingham headquarters to review Alabama National's books and records. During this review, these Farmers National representatives met with several Alabama National officers, including Mr. Holcomb, Victor E. Nichol, Jr. (Vice Chairman), Richard Murray, IV (President and Chief Operating Officer), William E. Matthews, V (Executive Vice President and Chief Financial Officer), Shelly S. Williams (Senior Vice President and Controller), William R. Ireland, Jr. (Senior Vice President and head of loan review and compliance), and Mr. David. Based upon this review and related meetings, Mr. Denson invited Mr. Holcomb to meet with the Farmers National board of directors. On March 7, 2001, Mr. Holcomb, Mr. David, and Lloyd Nix (a director of Alabama National), met with the Farmers National board in Alexander City, Alabama at a special board meeting. At this meeting, Mr. Holcomb presented information on Alabama National's history, strategy, and performance. Mr. Holcomb also presented an indication of Alabama National's interest in exploring the acquisition of Farmers National, subject to due diligence and negotiation of a mutually acceptable price. The Farmers National board met and considered the information, and after careful deliberation, indicated that it would like to further explore such a transaction.

   On March 9, 2001 and on March 13, 2001, representatives of Keefe, Bruyette & Woods, Inc. met with the Farmers National management. The purpose of the meetings was to discuss engaging Keefe, Bruyette & Woods as financial advisor to Farmers National in the negotiations with Alabama National. During the week of March 9, Alabama National performed a due diligence review on Farmers National at its Opelika headquarters. This due diligence was primarily focused on the Farmers National loan portfolio and asset quality. Upon completion of the on-site due diligence, Alabama National returned to Birmingham and compiled its findings. Upon analysis of the information, Alabama National determined that it was not willing to proceed with the transaction. On March 15, 2001, Mr. Holcomb called Farmers National to communicate Alabama National's decision. On March 20, 2001, Mr. Holcomb met with Mr. Denson and Mr. Garrett in Opelika to further communicate specific reasons behind this decision. In this meeting, he stated that Alabama National remained interested in Farmers National and the Opelika-Auburn market, but that the due diligence findings indicated that asset quality issues were a barrier to consummation of the transaction. Mr. Holcomb also communicated that Alabama National would like to remain in contact with Farmers National and continue conversations as the asset quality outlook improved.

   The Farmers National board held a special board meeting on March 21, 2001 to discuss Alabama National's due diligence findings and the potential for further discussions on different terms. The Farmers National board determined at the March 21, 2001 meeting that a combination with Alabama National was a superior transaction as compared to any other combinations that had been explored by Farmers National and that a combination with Alabama National was in the best interests of Farmers National's shareholders. On May 15, 2001, Mr. Garrett communicated to Mr. Holcomb Farmers National's continued interest in discussing a potential combination with Alabama National. Mr. Holcomb responded that he wanted to see additional information and progress by Farmers National in addressing some of the issues discovered in due diligence.

   In mid-June, 2001, the Farmers National board and management reviewed the prospects for rapid improvement in asset quality measures and determined that the most prudent course of action would be to resume merger discussions with Alabama National. Mr. Denson, Mr. Garrett and Mr. Holcomb discussed this concept in a telephone conversation and agreed to meet. On June 26, 2001, Mr. Holcomb met with Mr. Garrett and Mr. Denson in Opelika. At this meeting, Mr. Holcomb indicated that based on Alabama National's analysis it was willing to issue an aggregate of approximately 515,000 Alabama National common shares in exchange for all outstanding Farmers National common shares. Upon further discussion of additional information, Alabama National agreed to increase this figure to a maximum of 550,000 shares. This figure, however, would be subject to a second due diligence investigation by Alabama National, which was unable to be arranged until the last week of July due to various schedule conflicts. On June 27, 2001, Mr. Garrett met again with representatives of Keefe, Bruyette & Woods.

   On July 19, 2001, Mr. Holcomb met with Mr. Denson and Mr. Garrett at Mr. Denson's office. At the meeting, Mr. Holcomb offered additional analysis of Alabama National's valuation of Farmers National. In addition, Mr. Holcomb indicated that Alabama National would be willing to offer cash in lieu of stock for up to 20% of the purchase price, such cash consideration to be at the election of the Farmers National stockholders. The same parties held a conference call the next day to further elaborate on some of the issues. Mr. Garrett also held a conference call with Keefe, Bruyette & Woods representatives on July 23, 2001 to apprise them of the status of the discussions.

   On July 27, 2001, Farmers National held a special board meeting in Auburn. At the meeting, Mr. Holcomb presented Alabama National's proposal and the analysis supporting it. The Farmers National board authorized Messrs. Denson and Garrett to continue negotiating with Alabama National with the objective of reaching a definitive agreement between the parties. The board further authorized the execution and delivery of an engagement letter with Keefe, Bruyette & Woods as its financial advisor.

   Alabama National conducted its second round of due diligence during the week of July 30. After a period of analysis and tabulation of data, Alabama National determined that it would be willing to complete the transaction at the revised 550,000 share level pending approval by its board and receipt of certain additional information. Mr. Holcomb called Mr. Denson to convey this message. On August 3, 2001, a first draft of a definitive merger agreement was circulated to the parties and their respective counsel.

   On August 15, 2001, Mr. Holcomb, Mr. Denson, Mr. Garrett, Mr. Murray and Mr. Matthews met in Birmingham to discuss remaining details. On August 16, 2001, Alabama National's board met for its regularly scheduled August board meeting. At that meeting, information on the proposed transaction was presented to the Alabama National board of directors for its consideration in determining whether to approve the transaction. After consideration of the financial and other information presented, the Alabama National board formally approved the merger and authorized Alabama National's officers to execute the Merger Agreement and to take all other action necessary to consummate the transaction. That evening, Mr. Holcomb telephoned Mr. Denson to convey this approval.

   The Farmers National board met at a special board meeting on August 17, 2001. At this meeting, it received an update on the status of the negotiations and voted to continue towards consummation of the transaction.

   The parties continued the negotiation of a definitive agreement for the merger of Alabama National and Farmers National. The parties agreed upon the form of the definitive merger agreement in early September.

   On September 6, 2001, Farmers National's board of directors met to consider and vote upon the proposed transaction. At this meeting, Keefe, Bruyette & Woods in its role as financial advisor to Farmers National, presented the Farmers National board with an opinion that the Exchange Ratio to be received by Farmers National shareholders was fair to Farmers National's shareholders from a financial standpoint. After deliberation, the Farmers National board voted unanimously to approve the transaction. The Farmers National board further authorized its officers to execute the Merger Agreement and to take all other action necessary to consummate the transaction. The Merger Agreement was executed by both parties on September 6, 2001.

   Alabama National's Reasons for the Merger. In approving the Merger Agreement and the Merger, the Alabama National board of directors considered a number of factors concerning the benefits of the Merger. Without assigning any relative or specific weights to the factors, the Alabama National board of directors considered the following material factors:

     (a) the information presented to the directors by the management of Alabama National concerning the business, operations, earnings, asset quality and financial condition of Farmers National, including the composition of the earning assets portfolio of Farmers National;

     (b) the financial terms of the Merger, including the relationship of the value of the consideration issuable in the Merger to the market value, tangible book value and earnings per share of Farmers National;

     (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of Farmers National common stock for Alabama National common stock for federal income tax purposes;

     (d) the likelihood of the Merger being approved by applicable regulatory authorities;

     (e) the opportunity for increasing the noninterest income of the operations of Farmers National and the ability of the operations of Farmers National after the Effective Time to contribute to the earnings of Alabama National;

     (f) the attractiveness of the Farmers National franchise, the market position of Farmers National in the markets in which it operates, and the compatibility of the franchise of Farmers National in Lee County, Alabama with the operations of Alabama National in its market areas; and

     (g) the compatibility of the management philosophies and community banking orientation of the operations of Farmers National to that of Alabama National and the subsidiary banks of Alabama National.

   Farmers National's Reasons for the Merger. In approving the Merger Agreement and the Merger, the board of directors of Farmers National considered a number of factors and criteria regarding the potential benefits of the Merger. Without assigning relative or specific weights to those factors, the Farmers National board of directors considered the following material factors:

     (a) the financial terms of the Merger. In this regard, the Farmers National board of directors considered, among other things, the opinion of Keefe, Bruyette & Woods, Inc. as to the fairness of the consideration to be received from a financial point of view, to the shareholders of Farmers National and the fact that Alabama National common stock has a more liquid trading market than Farmers National common stock;

     (b) a comparison of Farmers National, as an independent entity, with the combined company following the Merger, particularly as to shareholder value. The Farmers National board of directors considered the benefits that could reasonably be expected to accrue to Farmers National shareholders from the Merger;

     (c) certain financial and other information concerning Alabama National. Such information included, among other things, information with respect to the business, operations, condition and future prospects of Alabama National;

     (d) the non-financial terms and structure of the Merger, in particular, the fact that the Merger qualifies as a tax-free reorganization for Farmers National shareholders, to the extent that they elect to receive shares of Alabama National common stock;

     (e) the regulatory status of Farmers National with the OCC and the belief of the Farmers National board of directors that the Merger would be approved by the appropriate regulatory authorities;

     (f) the limited adverse impact, generally, of the Merger on the various constituencies served by Farmers National, including its employees, customers and the community; and

     (g) the compatibility of management and the business philosophies of Farmers National and Alabama National.

   The Farmers National board of directors recommends that Farmers National shareholders vote FOR the approval of the Merger Agreement.

Opinion of Keefe, Bruyette & Woods, Inc.

   Farmers National engaged Keefe, Bruyette & Woods, Inc. ("KBW") pursuant to an engagement letter dated July 23, 2001 to provide financial advisory services. Farmers National selected KBW as its financial adviser on the basis of KBW's historical relationship with Farmers National and KBW's experience and expertise in representing community banks in similar transactions. KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger. As part of its investment banking activities, KBW is regularly engaged in the valuation of financial institutions and transactions relating to their securities, including mergers and acquisitions.

   On September 6, 2001, the Farmers National board of directors held a meeting to evaluate the proposed Merger with Alabama National. At this meeting, KBW reviewed the financial aspects of the proposed Merger and rendered an oral opinion (subsequently confirmed in writing) that, as of that date, the exchange ratio in the Merger was fair to Farmers National and its shareholders from a financial point of view.

   The full text of KBW's written opinion is attached as Appendix D to this document and is incorporated herein by reference. Farmers National's shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW.

   KBW's opinion is directed to the Farmers National board of directors and addresses only the fairness, from a financial point of view, of the Exchange Ratio in the Merger to the Farmers National shareholders. It does not address the underlying business decision to proceed with the Merger and does not constitute a recommendation to any Farmers National shareholder as to how the shareholder should vote at the Farmers National special meeting on the Merger or any related matter.

   In rendering its opinion, KBW:

  . reviewed, among other things:

   . the Merger Agreement,

   . Annual Reports to shareholders and Annual Reports on Form 10-K for the three years ended December 31, 2000, 1999 and 1998 of Alabama National,

   . Audited Financial Reports for the three years ended December 31, 2000,
     1999 and 1998 of Farmers National,

   . Quarterly Reports on Form 10-Q of Alabama National, and

   . certain interim reports to shareholders of Farmers National;

  . held discussions with members of senior management of Farmers National and Alabama National regarding:

   . past and current business operations,

   . regulatory relationships,

   . financial condition, and

   . future prospects of the respective companies;

  . reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for Alabama National and compared them with those of certain publicly traded companies that KBW deemed to be relevant;

  . reviewed the publicly reported financial conditions and results of operations for Farmers National and compared them with those of certain publicly traded companies that KBW deemed to be relevant;

  . compared the proposed financial terms of the Merger with the financial terms of certain other transactions that KBW deemed to be relevant; and

  . performed other studies and analyses that it considered appropriate.

   In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to KBW or that was discussed with, or reviewed by or for KBW, or that was publicly available. KBW did not attempt or assume any reasonability to verify such information independently. KBW relied upon the management of Farmers National as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for Alabama National and Farmers National are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any assets or liabilities of Alabama National or Farmers National, and KBW did not examine any books and records or review individual credit files.

   The projections furnished to KBW and used by it in certain of its analyses were prepared by Farmers National's senior management. Farmers National does not publicly disclose internal management projections of the type provided to KBW in connection with its review of the Merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

   For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

  . the Merger will be completed substantially in accordance with the terms set forth in the Merger Agreement;

  . the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

  . each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

  . all conditions to the completion of the Merger will be satisfied without any waivers; and

  . in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

   KBW further assumed that the Merger will be accounted for as a purchase transaction under generally accepted accounting principles, and, that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. KBW's opinion is not an expression of an opinion as to the prices at which shares of Farmers National common stock or shares of Alabama National common stock will trade following the announcement of the Merger or the actual value of the shares of common stock of the combined company when issued pursuant to the Merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the Merger.

   In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KBW, Farmers National and Alabama National. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Farmers National board of directors in making its determination to approve the Merger Agreement and the Merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Farmers National board of directors or management of Farmers National with respect to the fairness of the Exchange Ratio.

   The following is a summary of the material analyses presented by KBW to the Farmers National board of directors on September 6, 2001 in connection with its September 6, 2001 oral opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the Farmers National board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

   Transaction Summary. KBW calculated the Merger consideration to be paid as a multiple of Farmers National's book value per share and last twelve months' earnings per share and as a "Core Deposit Premium". Core Deposit Premium equals the difference between the aggregate Merger consideration and Farmers National's tangible equity divided by total domestic, non-brokered deposits less time deposit accounts greater than $100,000. The Merger consideration was based on exchange ratio of 0.53125 Alabama National shares for 80% of Farmers National shares and $17.27 for the remaining 20% of Farmers National shares. Based on these assumptions, this analysis indicated that Farmers National shareholders would receive shares of Alabama National common stock and cash worth $16.89 for each share of Farmers National common stock held, and that this amount would represent 100.8% of Farmers National's book value per share and a core deposit premium of 0.3%. Due to Farmers National's latest twelve months earnings, the multiple of price to latest twelve months' earnings was deemed meaningless. These results were based on Farmers National's book value, core deposits and latest twelve months earnings as of June 30, 2001 of $16.9 million, $154.0 million and $68,000, respectively. KBW has adjusted throughout its analyses the financial data to exclude any non-recurring income and expenses and any extraordinary items.

   Selected Transaction Analysis. KBW reviewed certain financial data related to a set of comparable regional bank transactions with announced value between $10 million and $40 million since June 30, 2000 (16 transactions).

   KBW compared multiples of price to various factors for the Alabama National-Farmers National Merger to the same multiples for the comparable group's mergers at the time those mergers were announced. The results were as follows:

                            Comparable Transactions:

                                                                 Alabama
                                                            National / Farmers
                                    Average Minimum Maximum  National Merger
                                    ------- ------- ------- ------------------
Price / Book Value.................   191%    109%    261%             100.8%
Core Deposit Premium...............  12.9     2.0    23.8              0.3
Price / Latest Twelve Months'
 Earnings Per Share................  22.2x    9.3x   46.2x   Not Meaningful

   KBW also analyzed the financial data for the period ended June 30, 2001, for Farmers National and the twelve months reporting period prior to the announcement of each transaction for each acquiree in the Selected Transactions Analysis. The results were as follows:

                             Comparable Acquirees:

                                                                      Farmers
                                              Average Minimum Maximum National
                                              ------- ------- ------- --------
Equity / Assets..............................  10.41%  6.59%   22.75%   8.64%
Non-Performing Assets, plus loans 90 (or
 more) Days Past Due / Assets................   0.68   0.00     3.29    2.67
Return on Average Assets.....................   1.02   0.37     2.48    0.03
Return on Average Equity.....................  11.26   1.68    23.28    0.41
Net Interest Margin..........................   4.61   3.38     6.15    3.90
Efficiency Ratio.............................   67.6   38.3     88.4    85.3

   No company or transaction used as a comparison in the above analysis is identical to Alabama National, Farmers National or the Merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which they are being compared.

   Discounted Dividends Analysis. Using discounted dividends analysis, KBW estimated the present value of the future stream of dividends that Farmers National could produce over the next five years, under various circumstances, assuming the company performed in accordance with the earnings forecasts of management. KBW then estimated the terminal values for Farmers National stock at the end of the period by applying multiples ranging from 14.0x to 18.0x projected earnings in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 16.0% to 20.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Farmers National common stock. This discounted dividend analysis indicated reference ranges of between $13.80 and $19.60 per share of Farmers National common stock. These values compare to the consideration offered by Alabama National to Farmers National in the Merger of $16.89 per share of Farmers National common stock based on the market value of Alabama National common stock on September 5, 2001.

   Relative Stock Price Performance. KBW also analyzed the price performance of Alabama National common stock from December 31, 1999 to September 5, 2001 and compared that performance to the performance of the Philadelphia Exchange/Keefe, Bruyette & Woods Bank Index ("Keefe Bank Index") over the same period. The Keefe Bank Index is a market cap weighted price index composed of 24 major commercial and savings banks stocks. The Keefe Bank Index is traded on the Philadelphia Exchange under the symbol "BKX". This analysis indicated the following cumulative changes in price over the period:

     Alabama National..................................................... 80.4%
     Keefe Bank Index..................................................... 11.4

   Selected Peer Group Analysis. KBW compared the financial performance and market performance of Alabama National to those of a group of comparable holding companies. The comparisons were based on:

  . various financial measures:

   . earnings performance

   . operating efficiency

   . capital

   . asset quality

  . various measures of market performance including:

   . price to book value

   . price to earnings

   . dividend yields

   To perform this analysis, KBW used the financial information as of and for the quarter ended June 30, 2001 and market price information as of September 5, 2001. The 11 companies in the peer group were U.S. regional banks with total assets ranging from $1.5 billion to $16.0 billion.

   KBW's analysis showed the following concerning Alabama National's financial performance:

                              Selected Peer Group:

                                                                       Alabama
                                               Average Minimum Maximum National
                                               ------- ------- ------- --------
Return on Average Equity (GAAP)...............  12.81%  8.42%   19.91%  15.43%
Return on Average Assets (GAAP)...............  1.15    0.76     1.99   1.12
Return on Average Equity (Cash)............... 13.78    9.60    20.23  16.07
Return on Average Assets (Cash)...............  1.24    0.86     2.02   1.17
Net Interest Margin...........................  3.98    2.93     4.62   3.77
Efficiency Ratio..............................    64      52       88     65
Leverage Ratio................................  8.18    6.46    10.43   6.80
Equity / Assets...............................  8.83    6.48    10.52   7.04
Loans / Deposits..............................    89      63      117     97
Non-Performing Assets / Assets................  0.68    0.14     2.73   0.27
Loan Loss Reserve / Non-Performing Assets.....   239      55      680    331
Loan Loss Reserve / Total Loans...............  1.45    0.99     2.30   1.29

   KBW's analysis showed the following concerning Alabama National's market performance:

                              Selected Peer Group:

                                                                      Alabama
                                              Average Minimum Maximum National
                                              ------- ------- ------- --------
Price / Book Value per Share.................   198%    118%    563%     205%
Price / 2001 GAAP Estimated Earnings Per
 Share.......................................  17.0x   12.1x   29.1x    13.5x
Price / 2001 Cash Estimated Earnings Per
 Share.......................................  15.1    11.5    27.7     12.9
Price / 2002 GAAP Estimated Earnings Per
 Share.......................................  14.3    10.8    24.5     12.4
Price / 2002 Cash Estimated Earnings Per
 Share.......................................  13.1    10.3    24.2     11.9
Dividend Yield...............................   2.5%    0.0%    4.2%     2.9%

   KBW also compared the financial performance of Farmers National to those of a group of comparable holding companies. The comparisons were based on:

  . various financial measures:

   . earnings performance

   . operating efficiency

   . capital

   . asset quality

   To perform this analysis, KBW used the financial information as of and for the quarter ended June 30, 2001. The 11 companies in the peer group were banks located in Alabama, Mississippi, Georgia and Tennessee with total assets ranging from $200 million to $500 million.

   KBW's analysis showed the following concerning Farmer National's financial performance:

                              Selected Peer Group:

                                                                   Farmers
                                       Average Minimum Maximum    National
                                       ------- ------- ------- ---------------
Return on Average Equity (GAAP)....... 11.00%   2.14%   14.37% Not Meaningful
Return on Average Assets (GAAP).......   1.01   0.19     1.55  Not Meaningful
Return on Average Equity (Cash).......   11.19  2.34    14.77  Not Meaningful
Return on Average Assets (Cash).......    1.03  0.21     1.57  Not Meaningful
Net Interest Margin...................    4.18  3.19     4.88            3.98%
Efficiency Ratio......................      61    48       72             86
Leverage Ratio........................    9.09  6.03    12.26            8.46
Equity / Assets.......................    9.07  5.99    12.68            8.64
Loans / Deposits......................      83    63      105              66
Non-Performing Assets / Assets........    0.79  0.13     2.11            2.67
Loan Loss Reserve / Non-Performing
 Assets...............................     296    44      698             103
Loan Loss Reserve / Total Loans.......    1.35  1.01     1.76            4.60

   Contribution Analysis. KBW analyzed the relative contribution of each of Farmers National and Alabama National to the pro forma balance sheet and income statement items of the combined entity, including assets, loans, deposits, latest twelve months' earnings, and estimated 2002 net income. KBW relied on First Call projections for Alabama National's and management estimates for Farmers National's 2002 net income. KBW compared the relative contribution of balance sheet and income statement items with the estimated pro forma ownership for Farmers National based on an exchange ratio of 0.53125 for 100% of Farmers National's shares. The results of KBW's analysis are set forth in the following table:


                                                               Alabama  Farmers
                            Category                           National National
                            --------                           -------- --------
   Total Assets...............................................   93.0%    7.0%
   Gross Loans................................................   93.9     6.1
   Total Deposits.............................................   91.4     8.6
   Latest Twelve Months' Earnings.............................   99.7     0.3
   2002 Estimated Net Income..................................   97.5     2.5
   Estimated Pro Forma Ownership..............................   95.7     4.3

   Financial Impact Analysis. KBW performed pro forma Merger analysis that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the Merger would have on certain projected financial results of the pro forma company. This analysis indicated that the Merger is expected to be dilutive to Alabama National's estimated GAAP earnings per share and estimated cash earnings per share in 2002. For 2003, the Merger is expected to be accretive to Alabama National's estimated GAAP and cash earnings per share. This analysis was based on First Call's 2002 published earnings estimates for Alabama National, the First Call long-term estimated growth rates for Alabama National, Alabama National management's estimates of the expected savings from combining the companies, and Farmers National managements net income estimates. For all of the above analyses, the actual results achieved by the pro forma company following the Merger will vary from the projected results, and the variations may be material.

   Other Analyses. KBW reviewed the relative financial and market performance of Alabama National and Farmers National to a variety of relevant industry peer groups and indices. KBW also reviewed earnings estimates, balance sheet composition, historical stock performance, stock liquidity and research coverage for Alabama National.

   The Farmers National board of directors has retained KBW as an independent contractor to act as financial adviser to Farmers National regarding the Merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with Mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Farmers National and Alabama National. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Farmers National and Alabama National for KBW's own account and for the accounts of its customers.

   Farmers National and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the Merger. Farmers National has agreed to pay KBW at the time of closing a cash fee equal to 0.75% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of Farmers National in the transaction. Pursuant to the KBW engagement agreement, Farmers National also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

Effect on Certain Employee Benefit Plans of Farmers National

   Several Farmers National employee benefit plans will be modified pursuant to the terms of the Merger Agreement upon the consummation of the Merger. Specifically, the Farmers National Employee Stock Ownership Plan, the Farmers National Employee Retirement Plan, the Farmers National Directors' Deferred Compensation Plan and the Farmers National Executive Supplemental Income Agreement will either be modified or terminated at the Effective Time. The Farmers National Employee Stock Ownership Plan is a qualified 401(a) retirement plan primarily designed to invest in qualifying employer securities and contains a 401(k) feature allowing employee deferrals. The Farmers National Employee Retirement Plan is a qualified defined benefit plan. The Farmers National Directors' Deferred Compensation Plan is a nonqualified deferred compensation plan allowing directors to defer director fees. The Farmers National Executive Supplemental Income Agreement is a nonqualified deferred compensation plan for certain officers. Pursuant to the Merger Agreement, these employee benefit plans will either be terminated or frozen as more particularly set forth in the following table:


      Farmers National Benefit Plan                     Treatment
-------------------------------------------------------------------------------
  Employee Stock Ownership Plan ("KSOP") . With respect to Farmers National shareholder approval of the Merger,
                                           shares allocated to participants may
                                           be voted by such participants. Any
                                           KSOP shares for which votes are not
                                           received (by proxy or otherwise) at
                                           the special meeting shall be voted
                                           by the trustees of the KSOP. The
                                           current trustee of the KSOP is
                                           BancorpSouth Trust & Asset
                                           Management. Any KSOP participant
                                           wishing to elect to receive cash in
                                           the Merger rather than Alabama
                                           National common stock should follow
                                           the procedures for making a cash
                                           election described on page 15
                                           hereof.
                                         . Immediately prior to the Effective
                                           Time, the KSOP will be terminated in
                                           its entirety.

       Farmers National Benefit Plan                    Treatment
-------------------------------------------------------------------------------
                                          . Participants will become 100%
                                            vested upon termination.
                                          . At the Effective Time, shares of
                                            Farmers National common stock
                                            associated with the KSOP will be
                                            converted into shares of Alabama
                                            National common stock or cash
                                            consideration (if a participant
                                            elects such cash consideration),
                                            and such Alabama National common
                                            stock or cash consideration will be
                                            distributed to the participants as
                                            soon as practicable after the
                                            Effective Time (but not before
                                            receipt of a favorable
                                            determination letter from the
                                            Internal Revenue Service).
                                          . At the Effective Time, Farmers
                                            National or Farmers National Bank
                                            employees who become Alabama
                                            National or First American Bank
                                            employees will be eligible to
                                            participate in Alabama National's
                                            401(k) plan and will be granted
                                            credit for purposes of service and
                                            vesting requirements.
-------------------------------------------------------------------------------
  Employee Retirement Plan                . The plan will be frozen such that
                                            there will be no accelerated
                                            vesting as of the Effective Time or
                                            accrual of future benefits after
                                            the Effective Time.
-------------------------------------------------------------------------------
  Directors' Deferred Compensation Plan   . The plan will be frozen such that
                                           (1)  there will be no mandatory
                                                funding after the Effective
                                                Time,
                                           (2)  beginning at age 65, each
                                                director will be eligible to
                                                receive the "Termination
                                                Benefit," but not the "Annual
                                                Compensation," as those terms
                                                are defined in the plan
                                                (currently the "Annual
                                                Compensation" benefit is not
                                                available when a director is
                                                terminated for any reason other
                                                than death),
                                           (3)  the "Termination Benefit" will
                                                be based on months of service
                                                as a director prior to the
                                                Effective Time, and
                                           (4)  each director's rights and
                                                obligations shall otherwise
                                                continue to be governed by the
                                                terms, conditions and
                                                requirements of the plan.
-------------------------------------------------------------------------------
  Executive Supplemental Income Agreement . At the Effective Time, each participating officer will become
                                            vested in all earned amounts.
                                          . The plan will be frozen such that
                                           (1)  there will be no mandatory
                                                funding after the Effective
                                                Time,
                                           (2)  each officer's eligible
                                                benefits under the plan will be
                                                capped at the amount in such
                                                officer's liability account
                                                immediately prior to the
                                                Effective Time (without regard
                                                to any change of control
                                                premium or acceleration), plus
                                                interest accruals required by
                                                applicable accounting
                                                principles,
                                           (3)  additional years of service
                                                with Alabama National or First
                                                American Bank will not result
                                                in any additional benefits
                                                under the plan, and
                                           (4)  each officer's rights and
                                                obligations shall otherwise
                                                continue to be governed by the
                                                terms, conditions and
                                                requirements of the plan.

Treatment of Farmers National Stock Options

   The Merger Agreement provides that at the time we complete the Merger, all outstanding rights with respect to Farmers National common stock pursuant to stock options granted by Farmers National under its stock option plans, whether or not then exercisable, will be converted into and will become rights with respect to Alabama National common stock. Alabama National will assume each of those rights in accordance with the terms of the plan under which such options were issued and the agreement by which such options are evidenced. After we complete the Merger, those options or rights will become options or rights with respect to Alabama National common stock, with the exercise or threshold price and number of shares of Alabama National common stock for which each right is exercisable adjusted to reflect the Exchange Ratio.

   The executive officers and directors of Farmers National held in the aggregate exercisable options to purchase 140,718 shares of Farmers National common stock as of the record date for the Special Meeting.

Conditions to Consummation of the Merger

   The respective obligations of Alabama National and Farmers National to effect the Merger are subject to the satisfaction of the following conditions prior to the Effective Time:

     (a) shareholder approval of Farmers National and board of director approval of Farmers National shall have been received;

     (b) all regulatory approvals shall have been received and waiting periods shall have expired, and no such approval shall be conditioned or restricted in a manner which, in the opinion of the Board of Directors of Alabama National or Farmers National, materially adversely impacts the Merger so as to render it inadvisable;

     (c) all consents necessary to avoid a material adverse effect on the relevant party shall have been obtained;

     (d) no court or regulatory authority shall have taken any action that restricts, prohibits or makes illegal the transactions provided for in the Merger Agreement, and no action shall have been instituted seeking to restrain the Merger which renders its consummation inadvisable;

     (e) Alabama National and Farmers National shall have received a written opinion of counsel from Maynard, Cooper & Gale, P.C. to the effect that the Merger will qualify as a tax-free reorganization within the meaning of
  Section 368(a) of the Internal Revenue Code of 1986, as amended; and

     (f) the Registration Statement on Form S-4 shall have become effective under the Securities Act of 1933, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been commenced or threatened by the SEC.

   The obligations of Alabama National to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

     (a) the representations and warranties of Farmers National in the Merger Agreement shall be true as if made at the Effective Time;

     (b) the agreements and covenants of Farmers National in the Merger Agreement and agreements provided for therein shall have been performed and complied with by the Effective Time;

     (c) Farmers National shall have delivered to Alabama National certain certificates of its corporate officers provided for in the Merger Agreement;

     (d) Farmers National shall have delivered to Alabama National an opinion of its counsel as provided in the Merger Agreement;

     (e) immediately prior to the Effective Time, Farmers National and The Farmers National Bank of Opelika shall have a minimum net worth (as defined in the Merger Agreement) of $16.1 million and $16.225 million, respectively;

     (f) Alabama National shall have received from Mauldin & Jenkins, LLC, certified public accountants, and consultants a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of Farmers National as Alabama National may reasonably request;

     (g) the charge offs, reserves and accruals as Alabama National shall reasonably request to conform Farmers National Bank's accounting policies to Alabama National's accounting policies shall have been made;

     (h) Farmers National, Farmers National Bank and F. Alton Garrett shall have signed a termination agreement, and Alabama National and F. Alton Garrett shall have signed an employment agreement;

     (i) Alabama National shall have determined that the aggregate exposure to Farmers National and its subsidiaries associated with pending, threatened or potential litigation or claims shall not exceed $750,000 (and any amounts paid by Farmers National or its subsidiaries subsequent to the execution of the Merger Agreement shall reduce this amount on a dollar for dollar basis), and Alabama National shall have received from Farmers National's insurance carriers evidence demonstrating that insurance coverages will continue notwithstanding the Merger;

     (j) Alabama National shall have received evidence that certain Farmers National benefit plans have either been amended or terminated as provided in the Merger Agreement; and

     (k) no regulatory authority shall have asserted that Farmers National or any of its subsidiaries is not in material compliance with such regulatory authority, revoked any material permits or issued any order or similar undertaking that restricts or impairs the conduct of Farmers National's or any of its subsidiaries' business.

   The obligations of Farmers National to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

     (a) the representations and warranties of Alabama National in the Merger Agreement shall be true as if made at the Effective Time;

     (b) the agreements and covenants of Alabama National in the Merger Agreement and agreements provided for therein shall have been performed and complied with by the Effective Time;

     (c) Alabama National shall have delivered to Farmers National certain certificates of its corporate officers provided for in the Merger Agreement;

     (d) Alabama National shall have delivered to Farmers National an opinion of its counsel as provided in the Merger Agreement;

     (e) Farmers National shall have received from PricewaterhouseCoopers, LLP a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of Alabama National as Farmers National may reasonably request;

     (f) Farmers National shall have received an opinion from Keefe, Bruyette & Woods, Inc. that the consideration to be received by the Farmers National stockholders is fair from a financial point of view; and

     (g) Alabama National common stock to be issued in the Merger shall have been qualified as a NASDAQ National Market System Security as defined by the SEC.

Regulatory Approvals

   The Merger is conditioned upon the receipt of the necessary regulatory approvals. On September 21, 2001, First American Bank and Farmers National Bank filed an application with the Federal Deposit Insurance Corporation ("FDIC") pursuant to Section 18(c) of the Federal Deposit Insurance Act. First American Bank and Farmers National Bank have also made the necessary filings with the Alabama State Banking Department under the Alabama Banking Code. The approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under Section 3 of the Bank Holding Company Act is required when a merger involves bank holding companies such as Alabama National and Farmers National. Farmers National and Alabama National filed an application for approval of the Merger with the Federal Reserve on October , 2001.

   The Merger cannot be completed in the absence of the requisite regulatory approvals or waivers. We cannot assure you as to whether or when the requisite regulatory approvals will be obtained.

Conduct of Business Pending the Merger

   The Merger Agreement requires that each of Farmers National and Alabama National shall preserve its business organization, goodwill, relationships with depositors, customers and employees, and assets and maintain its rights and franchises and take no action that would adversely affect its ability to perform under the Merger Agreement. In addition, Farmers National has agreed that, without the consent of Alabama National, it will not:

     (a) amend its Articles of Incorporation, Bylaws or other governing instruments or those of any of its subsidiaries;

     (b) incur additional debt obligations except in the ordinary course of business or allow any lien to exist on any share of the stock held by itself or any of its subsidiaries;

     (c) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares of the stock of itself or any of its subsidiaries or declare or pay any dividend or make any other distribution in respect of its capital stock;

     (d) except as provided in the Merger Agreement, issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge or encumber, or authorize any of the foregoing, any additional shares of Farmers National common stock or any other capital stock of Farmers National or any subsidiary, or any stock appreciation rights, options, warrants, conversion or other rights to acquire any such stock;

     (e) adjust, split, combine or reclassify any of its capital stock or that of any of its subsidiaries, issue or authorize the issuance of any other securities or sell, lease, mortgage or otherwise encumber any shares of any of its subsidiaries or other asset other than in the ordinary course of business for reasonable and adequate consideration;

     (f) acquire any direct or indirect equity interest in any entities, other than in connection with foreclosures in the ordinary course of business and acquisitions of control by a depository institution subsidiary in a fiduciary capacity;

     (g) grant any increase in compensation or benefits of the employees or officers of Farmers National or any of its subsidiaries, except in accordance with past practices with respect to employees, enter into, grant or pay bonuses, enter into or amend severance agreements or grant any material increases in fees or other compensation to officers and directors;

     (h) enter into or amend any employment contract without an unconditional right to terminate without liability;

     (i) adopt any new employee benefit plans or make any material changes to any existing employee benefit plans other than as required by law or that is necessary or advisable to maintain the tax qualified status of any such plan;

     (j) make any significant change in any accounting methods or systems of internal accounting controls, except as appropriate to conform to changes in regulatory accounting requirements or generally accepted accounting principles;

     (k) commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material monetary damages or restrictions on the operations of Farmers National or any of its subsidiaries or, except in the ordinary course of business, modify, amend, terminate any material contract or waive, release, compromise or assign any material rights or claims;

     (l) operate its business otherwise than in the ordinary course, or in a manner not consistent with safe and sound banking practices or applicable law;

     (m) fail to file timely any report required to be filed with any regulatory authorities;

     (n) make any loan or advance to any shareholder owning 5% or more of the outstanding shares of Farmers National common stock, director or officer of Farmers National or any of its subsidiaries, or any of the members of their immediate families, except for unfunded loan commitments or renewals of existing loans in existence on the date of the Merger Agreement;

     (o) cancel without payment in full, or modify any contract relating to, any loan or other obligation receivable from any shareholder, director or officer of Farmers National or any of its subsidiaries or any members of their immediate families;

     (p) enter into any contract for services or otherwise with any of the holders of 5% or more of Farmers National common stock, or the directors, officers or employees of Farmers National or any of its subsidiaries or any members of their immediate families;

     (q) modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration;

     (r) file any application to relocate or terminate the operations of any of its banking offices or any of its subsidiaries;

     (s) except in accordance with applicable law, change its or any of its subsidiaries' lending, investment, liability management and other material banking policies in any material respect;

     (t) intentionally take any action reasonably expected to jeopardize or delay the receipt of any regulatory approval required to consummate the Merger;

     (u) take any action that would cause the transactions provided for in the Merger Agreement to be subject to requirements imposed by any anti-takeover laws, and Farmers National shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions provided for in the Merger Agreement from any anti-takeover law; or

     (v) make or renew any loan to any person or entity who or that owes, or would as a result of such loan or renewal owe, Farmers National or any of its subsidiaries more than $300,000 of secure indebtedness or $50,000 of unsecured indebtedness.

   Alabama National has agreed that, without the consent of Farmers National, it will not:

     (a) fail to file timely any report required to be filed with any regulatory authorities, including the SEC; or

     (b) take any action that would cause Alabama National common stock to cease to be traded on the NASDAQ, except for certain exceptions specified in the Merger Agreement.

   Each party has also agreed to give written notice to the other promptly upon becoming aware of the occurrence of any event which is likely to constitute a Material Adverse Effect within the meaning given to such term in the Merger Agreement or constitute a material breach of any of its representations, warranties or covenants contained in the Merger Agreement and to use its reasonable efforts to remedy any such condition or breach.

Waiver and Amendment; Termination; Termination Fee

   Prior to the Effective Time, either Alabama National or Farmers National may waive any default in performance of any term of the Merger Agreement, waive or extend the time for the compliance or fulfillment by the other of any and all of its obligations under the Merger Agreement, waive any or all of the conditions precedent and may, to the extent permitted by law, amend the Merger Agreement in writing with the approval of the Board of Directors of each of Farmers National and Alabama National.

   The Merger Agreement may be terminated at any time prior to the Effective Time, as follows:

     (a) by mutual consent,

     (b) in the event of a breach of a representation or warranty or covenant or agreement by the non-breaching party under certain circumstances,

     (c) by either party (provided that such terminating party is not in material breach of any material obligation in the Merger Agreement), in the event any required regulatory approval is denied or not obtained or the shareholders of Farmers National fail to approve the Merger,

     (d) by either party, in the event there is a material adverse effect on the business, operations or financial conditions of the other party that is not remedied,

     (e) by either party, in the event any of the conditions precedent to the Merger cannot be satisfied or fulfilled or the Merger is not consummated by June 30, 2002, and such failure was not the fault of the terminating party, unless a consent from a regulatory authority has not been obtained by March 31, 2002, at which time the termination date may be extended to September 30, 2002;

     (f) by Alabama National, if the holders of greater than 5% of the outstanding shares of Farmers National common stock properly assert their dissenters' rights under the Article 13;

     (g) by Farmers National, if a majority of the disinterested members of the board of directors of Farmers National shall have determined to enter into an agreement with respect to an acquisition or merger transaction proposal which it considers superior to the Merger, provided that if Farmers National terminates the Merger Agreement under such circumstances of a superior acquisition or merger proposal, the terms of the stock option agreement in favor of Alabama National could be invoked (see "Option Agreement in Favor of Alabama National" below) which could include the requirement that Farmers National pay to Alabama National a termination fee of $800,000; or

     (h) by Alabama National if Farmers National (i) incurs additional debt or liens outside the ordinary course of business, (ii) pledges or issues additional shares of its capital stock (except in connection with the Merger Agreement), or (iii) reclassifies, issues or encumbers its capital stock outside the ordinary course of business, without Alabama National's prior consent.

   In the event of the termination of the Merger Agreement, the Merger Agreement shall become void and have no effect, except that the confidentiality requirements, miscellaneous provisions, and provisions regarding expenses shall survive such termination and such termination will not relieve a breaching party from liability for an uncured willful breach of the representation, warranty, covenant or agreement giving rise to the termination.

Option Agreement in Favor of Alabama National

   General. As a condition to entering into the Merger Agreement, Alabama National and Farmers National entered into a stock option agreement dated as of September 6, 2001, which allows Alabama National, under certain circumstances, to purchase up to 250,675 shares of Farmers National common stock at an exercise price of $18.127 per share. In no event will the number of shares of Farmers National common stock for which the option is exercisable exceed 19.9% of Farmers National issued and outstanding common stock. The option may only be exercised upon the occurrence of certain events that are described below.

   Effect of the Stock Option Agreement. Alabama National and Farmers National entered into the stock option agreement to increase the likelihood that the Merger will be completed in accordance with its terms. The stock option agreement may have the effect of discouraging persons who might be interested in acquiring all or a significant interest in Farmers National, even if such persons were prepared to pay a higher price per share of Farmers National common stock than the value per share contemplated by the Merger Agreement. The acquisition by a third party of Farmers National, a significant interest in Farmers National or a significant portion of the assets of Farmers National, or an agreement to effect such an acquisition, could cause the option to become exercisable and significantly increase the cost of the acquisition to a potential acquirer. Such increased costs might discourage a potential acquirer from considering an acquisition or might result in a potential acquirer proposing to pay a lower per share price to acquire Farmers National than it might otherwise have proposed to pay.

   Following is a brief summary of certain provisions of the stock option agreement which is attached to this proxy statement-prospectus as Appendix B. The summary is not intended to be complete and is qualified by reference to the complete text of the stock option agreement.

   Exercise. If Alabama National is not in breach of the Merger Agreement, Alabama National may exercise the option, in whole or in part, at any time and from time to time, upon the occurrence of a "purchase event," which is generally defined to mean any of the following events:

     (a) without Alabama National's prior written consent, Farmers National takes certain actions, including authorizing, recommending or proposing, or entering into an agreement with any person to effect an "acquisition transaction" which is generally defined to include:

       (i) a merger, consolidation, share exchange or similar transaction involving Farmers National or any of its subsidiaries,

       (ii) the disposition, by sale, lease, exchange or otherwise, of assets of Farmers National or any of its subsidiaries representing in either case 10% or more of the consolidated assets of Farmers National and its subsidiaries, or

       (iii) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 10% or more of the voting power of Farmers National or any of its subsidiaries;

     (b) any person or group acquires or obtains the right to acquire beneficial ownership of 10% or more of the voting power of Farmers National or any of its subsidiaries;

     (c) any person makes a proposal to Farmers National or its shareholders, publicly or in any writing that becomes publicly disclosed, to engage in an acquisition transaction;

     (d) after a proposal is made by a third party to Farmers National or its shareholders to engage in an acquisition transaction, Farmers National breaches any representation, warranty, covenant or agreement in the Merger Agreement and such breach would entitle Alabama National to terminate the Merger Agreement;

     (e) any person files or initiates filing a registration statement under the Securities Act of 1933, as amended, with respect to a tender offer or exchange offer to purchase any shares of Farmers National common stock such that the person would own or control 10% or more of Farmers National common stock; or

     (f) any person files an application under the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, as amended, the Change in Bank Control Act of 1978, as amended, or any other applicable law seeking approval to engage in an acquisition transaction.

   Any unexercised portions of the option will terminate on September 6, 2002.

   Repurchase of the Option. The stock option agreement permits Alabama National to require that Farmers National repurchase the option and any shares issued under the option for an aggregate price determined in accordance with a formula set forth in the stock option agreement if:

     (a) any person or group acquires or obtains the right to acquire beneficial ownership of 50% or more of Farmers National common stock,

     (b) Farmers National completes a merger, consolidation or similar transaction with any person other than Alabama National or one of its subsidiaries, or

     (c) Farmers National completes a transfer or sale of substantially all of its assets to any person other than Alabama National or one of its subsidiaries.

   Alabama National's right to require Farmers National to repurchase the option expires 365 days after the occurrence of the triggering event in (a),
(b) or (c) above.

   Profit Limitation. The stock option agreement contains a provision that limits the profit to Alabama National from the option to $850,000.

   Adjustment and Conversion. The stock option agreement provides for adjustment to the number of shares and the exercise price of the option upon the occurrence of certain changes to the capital structure of Farmers National or certain other events or transactions.

   Under some circumstances, the option may be converted into a "substitute option." In the event that Farmers National enters into an agreement:

     (a) to consolidate with or merge into any person, other than Alabama National or one of its subsidiaries, and Farmers National will not be the continuing or surviving corporation of such consolidation or merger,

     (b) to permit any person, other than Alabama National or one of its subsidiaries, to merge into Farmers National where Farmers National will be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Farmers National common stock will be changed into or exchanged for stock or other securities of Farmers National or any other person or cash or any other property, or the outstanding shares of Farmers National common stock immediately prior to such merger will after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or

     (c) to sell or otherwise transfer all or substantially all of its assets to any person, other than Alabama National or one of its subsidiaries,

then, and in each such case, the agreement governing such transaction must provide that the option will, upon the completion of any such transaction, be converted into or exchanged for a substitute option, at the election of Alabama National, to purchase shares of either (i) the corporation acquiring Farmers National, (ii) the person that controls the corporation acquiring Farmers National, or (iii) if applicable, Farmers National.

   Termination Fee. Under certain circumstances, Farmers National may be obligated to pay Alabama National a termination fee if the Merger is not completed. Farmers National may be required to pay Alabama National a payment of $800,000 if generally:

     (a) Farmers National or its board of directors withdraws its recommendation of the Merger, Farmers National or its board of directors authorizes, recommends or proposes, or enters into an agreement with any person to effect an acquisition transaction, Farmers National shareholders fail to approve the Merger, or Farmers National does not submit the Merger for shareholder approval by March 5, 2002, and

     (b) within 365 days of the date on which (a) above is first satisfied,

       (i) Farmers National enters into (or its board of directors approves) an agreement (or such agreement is consummated):

         (A) to consolidate with or merge into any person, other than Alabama National or one of its subsidiaries, and Farmers National will not be the continuing or surviving corporation of such consolidation or merger,

         (B) to permit any person, other than Alabama National or one of its subsidiaries, to merge into Farmers National where Farmers National will be the continuing or surviving corporation, or

         (C) to sell or otherwise transfer all or substantially all of its assets to any person, other than Alabama National or one of its subsidiaries, or

       (ii) any person or group acquires or obtains the right to acquire beneficial ownership of 50% or more of Farmers National common stock.

   If any of the events described in (a) above occurs but none of the events described in (b) occurs within 365 days of the events described in (a), Farmers National may be required to pay Alabama National a payment of $200,000.

   Alabama National may only demand the termination fee of $800,000 or $200,000, as the case may be, if it has not exercised the option in whole or in part. If Alabama National is paid a termination fee, then the option will automatically terminate.

   Termination. The stock option agreement will terminate if (a) the Merger Agreement terminates for any reason, (b) Farmers National is not then in material breach under the Merger Agreement and (c) a purchase event has not occurred.

Management and Operations After the Merger

   From and after the Effective Time, the Alabama National board of directors will consist of the current fifteen (15) directors of Alabama National. Alabama National has agreed in the Merger Agreement to use its best efforts to appoint John Denson, Chairman of Farmers National, to the Alabama National board of directors, by way of filling a vacancy (if a vacancy exists) or recommending to its shareholders to expand its board to create a vacancy. Upon the consummation of the Merger, the management and operations of Farmers National Bank will be merged into First American Bank. F. Alton Garrett, current President and Chief Executive Officer of Farmers National, will be appointed to serve as President of the Opelika/Auburn market of First American Bank. It is expected that Mr. Garrett will serve as President of this market until such time as First American secures a replacement for this position.

   All current Alabama National officers will continue to serve Alabama National in accordance with the bylaws of Alabama National after the Effective Time. All directors and officers of each of the subsidiaries of Alabama National after the Effective Time will continue to serve in accordance with the terms of the bylaws of each such subsidiary.

Interests of Certain Persons in the Merger

   No director or executive officer of Alabama National has any material direct or indirect financial interest in Farmers National or the Merger, except as a director, executive officer or shareholder of Alabama National or its subsidiaries.

   In the normal course of business, Farmers National Bank makes loans to directors and officers of Farmers National, including loans to certain related persons and entities. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and, in the opinion of management of Farmers National, do not involve more than the normal risk of collectibility. As of June 30, 2001, the amount of these loans (including amounts available under lines of credit) by Farmers National Bank to Farmers National directors and officers was 1.79% of Farmers National Bank's total loans.

   A condition precedent to the obligations set forth in the Merger Agreement is that F. Alton Garrett will, as of the Effective Time, enter into a termination agreement whereby Mr. Garrett agrees, among other things, to receive a payment in the amount of $450,000 as consideration for the termination of his current employment agreement with Farmers National. Upon the consummation of the Merger, Mr. Garrett will enter into an employment agreement with Alabama National and First American Bank whereby Mr. Garrett agrees to serve as President of the Opelika/Auburn market of First American Bank (the "Garrett Employment Agreement"). The terms of the Garrett Employment Agreement provide that Mr. Garrett shall be compensated at the rate of $12,500 per month. In addition, if Mr. Garrett is terminated other than for cause, he is entitled to serve as a consultant to First American Bank until the first anniversary of the Effective Time, during which time he will receive consulting fees of $12,500 per month.

   Alabama National has agreed to use its best efforts to appoint Mr. Denson to its board of directors. See "THE MERGER--Management and Operations After the Merger." As a director of Alabama National, Mr. Denson will be entitled to directors fees. Alabama National currently pays its directors fees of $8,500 per year and $1,000 for each board meeting and committee meeting attended.

Federal Income Tax Consequences

   Neither Alabama National nor Farmers National has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Maynard, Cooper & Gale, P.C., counsel for Alabama National, has delivered opinions to Alabama National and Farmers National that, for federal income tax purposes, under current law the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and Alabama National and Farmers National will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. That opinion makes the following assumptions: (1) that the Merger will take place as described in the Merger Agreement, (2) that certain factual matters represented by Alabama National and Farmers National are true and correct at the time of consummation of the Merger, (3) that insignificant numbers of Farmers National shareholders invoke dissenters' rights, (4) that the Merger will qualify as a statutory merger under the applicable laws of the States of Alabama and Delaware, and (5) that the Merger will be reported by Alabama National and Farmers National on their respective federal income tax returns in a manner consistent with such opinion.

   In the opinion of Maynard, Cooper & Gale, P.C., the following will be the material federal income tax consequences of the Merger:

     1. The Merger will constitute a reorganization within the meaning of
  Section 368(a) of the Internal Revenue Code.

     2. No gain or loss will be recognized by holders of Farmers National common stock who exchange all of their Farmers National common stock solely for shares of Alabama National common stock pursuant to the Merger (except with respect to any cash received instead of a fractional share interest in Alabama National common stock).

     3. The tax basis of the Alabama National common stock received by holders of Farmers National common stock who exchange all of their Farmers National common stock solely for Alabama National common stock in the Merger will be the same as the tax basis of the Farmers National common stock surrendered in exchange therefor.

     4. The holding period of the Alabama National common stock received by holders of Farmers National common stock who exchange all of their Farmers National common stock solely for Alabama National common stock will include the holding period of the Farmers National common stock surrendered in exchange therefor, provided that such Farmers National common stock is held as a capital asset at the effective time of the Merger.

   In addition, Farmers National shareholders who receive cash either instead of fractional shares or pursuant to a cash election should be aware of the following consequences:

   Cash Instead of Fractional Shares. The payment of cash to Farmers National shareholders instead of fractional share interests of Alabama National common stock will be treated for federal income tax purposes as if the fractional shares of Alabama National stock were issued in the Merger and then were redeemed by Alabama National. Farmers National shareholders will, in general, recognize capital gain equal to the difference between the tax basis of the fractional share and the cash received.

   Cash Elections. With respect to Farmers National common stock exchanged for cash pursuant to a cash election, if the shareholder owns no Alabama National common stock immediately after the Merger, either directly or through the application of constructive ownership rules of the Internal Revenue Code, the shareholder will recognize gain or loss in an amount equal to the difference between the amount of such cash and the adjusted basis of the Farmers National common stock surrendered. A shareholder who receives cash in the Merger pursuant to a cash election and who actually or constructively owns Alabama National common stock following the Merger should consult his or her own tax advisor concerning the amount and character of his or her income or gain.

   The discussion set forth above is based upon the opinion of Maynard, Cooper & Gale, P.C., and applies only to Farmers National shareholders who hold Farmers National common stock as a capital asset. This discussion may not apply to special situations, such as Farmers National shareholders, if any, who received their Farmers National common stock upon exercise of employee stock options or otherwise as compensation and Farmers National shareholders that are insurance companies, securities dealers, financial institutions or foreign persons. It does not address the state, local or foreign tax aspects of the Merger or any tax consequences of a subsequent transaction involving Alabama National common stock, including any redemption or transfer of Alabama National common stock. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed treasury regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. Each Farmers National shareholder should consult his own tax advisor with respect to the specific tax consequences of the Merger, including the application and effect of state, local and foreign tax laws.

Accounting Treatment

   We intend to treat the merger as a purchase by Alabama National of Farmers National under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the company not surviving a merger are, as of completion of the merger, recorded at their respective fair values and added to those of the surviving company. Financial statements of the surviving company issued after consummation of the merger reflect these values, but are not restated retroactively to reflect the historical financial position or results of operations of the company not surviving.

Expenses and Fees

   The Merger Agreement provides that each of the parties will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing and mailing fees and expenses, and fees and expenses of their respective accountants and counsel.

Resales of Alabama National Common Stock

   The shares of Alabama National common stock issued pursuant to the Merger Agreement will be freely transferrable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock) of Farmers National for purposes of Rule 145 under the Securities Act as of the date of the Farmers National Special Meeting. Affiliates may not sell their shares of Alabama National common stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Alabama National may place restrictive legends on certificates representing Alabama National common stock issued to all persons who are deemed "affiliates" of Farmers National under Rule 145. This proxy statement-prospectus does not cover resales of Alabama National common stock received by any person who may be deemed to be an affiliate of Farmers National.

                 DESCRIPTION OF ALABAMA NATIONAL CAPITAL STOCK

General

   The authorized capital stock of Alabama National currently consists of 17,500,000 shares of Alabama National common stock, par value $1.00 per share, and 100,000 shares of preferred stock, par value $1.00 per share (the "Alabama National Preferred Stock"). The following is a summary description of Alabama National's capital stock.

Common Stock

   Holders of shares of Alabama National common stock are entitled to receive such dividends as may from time to time be declared by the Alabama National board of directors out of funds legally available therefor. Holders of Alabama National common stock are entitled to one vote per share on all matters on which the holders of Alabama National common stock are entitled to vote and do not have cumulative voting rights. Holders of Alabama National common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of Alabama National, holders of Alabama National common stock are entitled to share equally and ratably in the assets of Alabama National, if any, remaining after the payment of all debts and liabilities of Alabama National and the liquidation preference of any outstanding Alabama National Preferred Stock. The outstanding shares of Alabama National common stock are, and the shares of Alabama National common stock offered by Alabama National hereby when issued, will be fully paid and nonassessable. The rights, preferences and privileges of holders of Alabama National common stock are subject to any class or series of Alabama National Preferred Stock that Alabama National may issue in the future.

Preferred Stock

   The Alabama National Certificate of Incorporation, as amended, provides that the Alabama National board of directors is authorized without further action by the holders of the Alabama National common stock to provide for the issuance of shares of Alabama National Preferred Stock. Such preferred stock may be issued in one or more classes or series. The Alabama National board of directors has the authority to fix the designations, powers, preferences and relative participating options and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and to fix the number of shares to be included in any such class or series. Any share of Alabama National Preferred Stock so issued may rank senior to the Alabama National common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding-up, or both. In addition, any such shares of Alabama National Preferred Stock may have class or series voting rights. Upon completion of this Merger, Alabama National will not have any shares of Alabama National Preferred Stock outstanding. Issuances of Alabama National Preferred Stock, while providing Alabama National with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of Alabama National common stock, and in certain circumstances such issuances could have the effect of decreasing the market price of the Alabama National common stock. The Alabama National board of directors, without stockholder approval, may issue Alabama National Preferred Stock with voting or conversion rights which could adversely affect the voting power of the holders of the Alabama National common stock. Alabama National has no present plan to issue any shares of Alabama National Preferred Stock.

Certain Anti-Takeover Effects

   The provisions of the Alabama National Certificate of Incorporation, the Alabama National Bylaws and the Delaware General Corporation Law ("DGCL") summarized in the following paragraphs may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders and may make removal of management more difficult.

 Authorized but Unissued Stock

   The authorized but unissued shares of Alabama National common stock and Alabama National Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Alabama National common stock and Alabama National Preferred Stock may enable the board of directors to issue shares to persons friendly to current management which could render more difficult or discourage any attempt to obtain control of Alabama National by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of Alabama National's management.

 Limitations on Shareholder Action by Written Consent and Limitations on Calling Shareholder Meetings

   The Alabama National Certificate of Incorporation and Alabama National Bylaws prohibit stockholder action by written consent in lieu of a meeting and provide that stockholder action can be taken only at an annual or special meeting of stockholders. The Alabama National Bylaws provide that subject to the rights of holders of any series of Alabama National Preferred Stock to elect additional directors under specified circumstances, special meetings of stockholders can be called only by the Alabama National board of directors or the Chairman of the Alabama National board. Stockholders will not be permitted to call a special meeting of stockholders. Such provision may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Alabama National board of directors or the Chairman of the Alabama National board.

 Section 203 of the Delaware Corporation Law

   Subject to certain exclusions summarized below, Section 203 of the DGCL ("Section 203") prohibits any "Interested Stockholder" from engaging in a "Business Combination" with a Delaware corporation for three years following the date such person became an Interested Stockholder. "Interested Stockholder" generally includes: (a)(i) any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation or (ii) any person who is an affiliate or associate of the corporation and who was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within three years before the date on which such person's status as an Interested Stockholder is determined; and (b) the affiliates and associates of such person. Subject to certain exceptions, a "Business Combination" includes
(i) any merger or consolidation of the corporation or a majority-owned subsidiary of the corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation or a majority-owned subsidiary of the corporation having an aggregate market value equal to 10% of more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) any transaction that results in the issuance or transfer by the corporation or a majority-owned subsidiary of the corporation of any stock of the corporation or the subsidiary to the Interested stockholder except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation; (iv) any transaction involving the corporation or a majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series or securities convertible into the stock of any class or series of the corporation or the subsidiary that is owned by the Interested stockholder; and (v) any receipt by the Interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a majority-owned subsidiary of the corporation.

   Section 203 does not apply to a Business Combination if (i) before a person became an Interested Stockholder, the board of directors of the corporation approved either the transaction in which the Interested Stockholder became an Interested Stockholder or the Business Combination; (ii) upon consummation of the transaction that resulted in the person becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares); or (iii) following a transaction in which the person became an Interested Stockholder the Business Combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

                 SUPERVISION AND REGULATION OF ALABAMA NATIONAL
                              AND FARMERS NATIONAL

   Alabama National, its subsidiary banks, Farmers National and Farmers National Bank are subject to state and federal banking laws and regulations which impose specific requirements and restrictions on, and provide for general regulatory oversight with respect to, virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not stockholders. To the extent that the following summary describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of Alabama National and/or Farmers National.

   Beginning with the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and following in 1991 with the Federal Deposit Insurance Corporation Act ("FDICIA"), numerous additional regulatory requirements have been placed on the banking industry in the past twelve years, and additional changes have been proposed. The operations of Alabama National and Farmers National may be affected by legislative changes and the policies of various regulatory authorities. Alabama National and Farmers National are unable to predict the nature or the extent of the effect on its business and earnings that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future.

   As bank holding companies, Alabama National and Farmers National are subject to the regulation and supervision of the Federal Reserve. Alabama National's subsidiary banks and Farmers National Bank (the "Banks") are subject to supervision and regulation by applicable state and federal banking agencies, including the Federal Reserve, the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC"). These Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain allowances against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

   Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, bank holding companies from any state may acquire banks located in any other state, subject to certain conditions, including concentration limits. As of June 1, 1997, a bank may establish branches across state lines by merging with a bank in another state (unless applicable state law prohibits such interstate mergers), provided certain conditions are met. A bank may also establish a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits such interstate de novo branching and certain other conditions are met.

   There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or is in default. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default.

   The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized,"
"undercapitalized,"

"significantly undercapitalized" or "critically undercapitalized" as such terms are defined under regulations issued by each of the federal banking agencies. In general, the agencies measure capital adequacy within a framework that makes capital requirements sensitive to the risk profiles of individual banking companies. The guidelines define capital as either Tier 1 (primarily common shareholders' equity) or Tier 2 (certain debt instruments and a portion of the allowance for loan losses). Alabama National, Farmers National and the Banks are subject to a minimum Tier 1 capital ratio (Tier 1 capital to risk-weighted assets) of 4%, a total capital ratio (Tier 1 plus Tier 2 to risk-weighted assets) of 8% and a Tier 1 leverage ratio (Tier 1 to average quarterly assets) of 3%. To be considered a "well capitalized" institution, the Tier 1 capital ratio, the total capital ratio, and the Tier 1 leverage ratio must equal or exceed 6%, 10% and 5%, respectively.

   The Banks are subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, investments in or certain other transactions with affiliates, and on the amount of advances to third parties collateralized by the securities or obligations of affiliates.

   The Banks are also subject to the provisions of Section 23B of the Federal Reserve Act that, among other things, prohibit a bank from engaging in certain transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the bank, as those prevailing at the time for comparable transactions with non-affiliated companies.

   The Banks are also subject to certain restrictions on extensions of credit to executive officers, directors, certain principal stockholders and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

   The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC or the OCC shall evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. These factors are considered in evaluating mergers, acquisitions and applications to open a branch or facility. The CRA also requires all institutions to make public disclosure of their CRA ratings.

   There are various legal and regulatory limits on the extent to which the Banks may pay dividends or otherwise supply funds to their respective holding companies. In addition, federal and state regulatory agencies also have the authority to prevent a bank or bank holding company from paying a dividend or engaging in any other activity that, in the opinion of the agency, would constitute an unsafe or unsound practice.

   FDIC regulations require that management report on its responsibility for preparing its institution's financial statements and for establishing and maintaining an internal control structure and procedures for financial reporting and compliance with designated laws and regulations concerning safety and soundness.

   On March 11, 2000, the Gramm-Leach-Bliley Act became effective. This Act permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company by filing a declaration if each of its subsidiary banks is well capitalized under the FDICIA prompt corrective action provisions, is well managed, and has at least a satisfactory rating under the CRA. No regulatory approval will be required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve.

   The Gramm-Leach-Bliley Act broadly defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking; and activities that the Federal Reserve has determined to be closely related to banking. The Act also permits the Federal Reserve, in consultation with the Department of Treasury, to determine that other activities are "financial in nature" and therefore permissible for financial holding companies. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature (other than insurance underwriting, insurance company portfolio investment, merchant banking, real estate development and real estate investment) through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory CRA rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank at issue has a CRA rating of satisfactory or better.

   The Act preserves the role of the Federal Reserve as the umbrella supervisor for holding companies while at the same time incorporating a system of functional regulation designed to take advantage of the strengths of the various federal and state regulators. In particular, the Act replaces the broad exemption from Securities and Exchange Commission regulation that banks previously enjoyed with more limited exemptions, and it reaffirms that states are the regulators for the insurance activities of all persons, including federally-chartered banks.

   The Gramm-Leach-Bliley Act also establishes a minimum federal standard of financial privacy. Financial institutions are required to institute written privacy policies that must be disclosed to customers at certain required intervals.

                   EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

   As a result of the Merger, holders of Farmers National common stock not electing to receive cash will be exchanging shares of Farmers National, an Alabama corporation governed by the Alabama Business Corporation Act ("ABCA"), Farmers National's Articles of Incorporation, and Farmers National's Bylaws, for shares of Alabama National, a Delaware corporation governed by the Delaware General Corporation Law ("DGCL"), Alabama National's Certificate of Incorporation and Alabama National's Bylaws. Certain significant differences exist between the rights of Farmers National shareholders and those of Alabama National shareholders. The differences deemed material by Farmers National and Alabama National are summarized below. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of shareholders and their respective entities, and it is qualified in its entirety by reference to the ABCA and the DGCL, as well as to Alabama National's Certificate of Incorporation and Bylaws and Farmers National's Articles of Incorporation and Bylaws.

Voting Requirements

   Farmers National. Under the ABCA, certain corporate mergers or share exchanges and the sale or other disposition of substantially all assets outside the ordinary course of business must be approved by each voting group entitled to vote separately by two-thirds (66 2/3%) of all the votes entitled to be cast by the voting group. A voting group is defined as all shares of a class or series that are entitled to vote on a matter.

   Unless the articles of incorporation specifically provide for a different percentage (but not less than a majority of the outstanding shares entitled to vote thereon), a merger or share exchange must be approved by the affirmative vote of at least two-thirds (66 2/3%) of the shares in each voting group entitled to vote on a matter including at least two-thirds (66 2/3%) of the shares of all voting groups entitled to vote on the matter voting as a single voting group. However, under the ABCA, no shareholder vote is required in the following situations:

     (1) by the shareholders of a parent corporation or a subsidiary corporation where the subsidiary is merged into the parent, and the parent owns at least 80% of the outstanding shares of each class of the subsidiary, or

     (2) by the shareholders of a surviving corporation if:

       (a) the articles of incorporation of the surviving corporation do not differ from its articles of incorporation before the merger,

       (b) the shareholders of the surviving corporation hold the same number of shares with the same rights as the shareholders held prior to the merger,

       (c) the number of voting shares outstanding after the merger, plus the voting shares issued as a result of the merger are less than 20% of the total number of voting shares of the surviving corporation outstanding before the merger, or

       (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger are less than 20% of the total number of participating shares outstanding immediately before the merger.

   In the case of a sale or other disposition of substantially all assets outside the ordinary course of business, unless the articles of incorporation specifically provide for a greater or lesser percentage (but not less than a majority of the outstanding shares entitled to vote thereon), an Alabama corporation must obtain the affirmative vote of two-thirds (66 2/3%) of the outstanding shares.

   The Articles of Incorporation of Farmers National provide that if a person owns, directly or indirectly, greater than 10% of any class of securities, then any merger or consolidation of the person with Farmers

National must be approved by at least 80% of the outstanding shares of each class entitled to vote. The same 80% threshold vote must also be obtained in the case of any sale, lease or exchange of substantially all of the assets of such person or Farmers National to the other.

   In the case of certain amendments to the articles of incorporation of an Alabama corporation, a class of stock will be considered a separate voting group and entitled to vote separately on the matter if the proposed amendment will:

     (1) increase or decrease the aggregate number of authorized shares of the class,

     (2) effect an exchange or reclassification of all or part of the shares of the class into shares of another class,

     (3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class,

     (4) change the designation, rights, preferences or limitations of all or part of the shares of the class,

     (5) change the shares of all or part of the class into a different number of shares of the same class,

     (6) create a new class of shares having rights or preferences with respect to distributions or dissolutions that are prior, superior or substantially equal to the shares of the class,

     (7) increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolutions that are prior, superior or substantially equal to the shares of the class,

     (8) limit or deny an existing preemptive right of all or part of the shares of the class, or

     (9) cancel or otherwise affect rights to distributions of dividends that have accumulated but not yet been declared on all or part of the shares of the class.

   The vote required to approve an amendment to the articles of incorporation of an Alabama corporation, unless the articles of incorporation or the board of directors requires a greater vote or a vote by voting groups, differs between amendments which will trigger dissenters' rights and amendments which will not trigger dissenters' rights. If an amendment will not trigger dissenters' rights, a majority of those voting must approve the amendment. However, if the amendment will trigger dissenters' rights, a majority of the votes entitled to be cast by any voting group that will be entitled to dissenters' rights must approve the amendment. The Articles of Incorporation of Farmers National do not provide for a percentage greater than a majority for approval of an amendment to its Articles of Incorporation.

   Under the Alabama Constitution, the issuance of preferred stock and the increase in stock or bonded indebtedness require approval of the shareholders. In order to issue preferred stock, two-thirds (66 2/3%) of the outstanding shares must approve the issuance. An increase in stock or bonded indebtedness of an Alabama corporation requires approval of persons holding the larger amount in value of the outstanding stock after thirty (30) days written notice.

   Alabama National. By comparison, unless the certificate of incorporation provides otherwise, Delaware law requires only the affirmative vote of a majority of all outstanding voting shares to effect certain amendments to the certificate of incorporation, mergers or sales of substantially all assets outside the ordinary course of business. Delaware law includes provisions similar to Alabama law that exempt corporations in certain instances from obtaining shareholder approval. Specifically, shareholder approval is not required in the following situations:

     (1) a merger of a subsidiary into a parent (except that Delaware requires 90% ownership by the parent), or

     (2) a merger involving less than 20% of the outstanding stock of the surviving corporation in which the certificate of incorporation of the surviving corporation does not change and the shares of the constituent corporation prior to the merger are identical to shares of the surviving corporation subsequent to the merger.

   Delaware law does not require classes of shares to vote separately on a merger.

   Delaware law requires the shares of a class to vote separately on an amendment to the certificate of incorporation, whether voting or nonvoting shares, if the amendment would:

     (1) increase or decrease the authorized number of shares of the class,

     (2) increase or decrease the par value of the shares of the class, or

     (3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

   Alabama National currently has no provisions in its Certificate of Incorporation which require separate class voting in the case of amendments to its Certificate of Incorporation, mergers or sales of substantially all of its assets.

   Delaware law has no comparable provisions requiring shareholder approval for the issuance of preferred stock or bonded indebtedness.

Dissenters' Rights

   Farmers National. Under Alabama law, holders of record of Farmers National common stock are entitled to dissenter's rights. For a description of dissenters' rights under Alabama law, see "GENERAL INFORMATION--Dissenters' Rights."

   Alabama National. Under the DGCL, a shareholder has the right, in connection with certain mergers or consolidations, to dissent from certain corporate transactions and receive the fair market value of his shares in cash in lieu of the consideration he otherwise would receive in the transaction. In order for a dissenting shareholder to assert his dissenters' right, he must timely file a petition for appraisal with the Delaware Court of Chancery which will appraise the shares (excluding any appreciation or depreciation in the share price which occurs as a consequence of or in expectation of the transaction). In addition, a Delaware corporation can provide in its certificate of incorporation that appraisal rights are available to shareholders in certain other situations in which such rights are not otherwise available under Delaware law. No such provision is included in Alabama National's Certificate of Incorporation.

   Under the DGCL, unless the certificate of incorporation provides otherwise, appraisal rights are not available to shareholders of a corporation if the shares are listed on a national securities exchange or quoted on the NASDAQ National Market or held of record by more than 2,000 shareholders and shareholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares:

     (1) shares of stock of the surviving or resulting corporation,

     (2) shares of stock of another corporation which is listed on a national securities exchange, quoted on the NASDAQ National Market or held of record by more than 2,000 shareholders,

     (3) cash in lieu of fractional shares described in (1) and (2) above, or

     (4) any combination of the consideration described in (1) through (3) above.

   In addition, appraisal rights are not available to shareholders of a Delaware corporation in a merger if the corporation is the surviving corporation and no vote of its shareholders is required.

Notice of Shareholder Meetings

   Under Delaware and Alabama law, shareholders generally must be provided written notice of a shareholders' meeting not less than ten (10) days nor more than sixty (60) days prior to a meeting. However, under Delaware law, in the case of a shareholder meeting called to vote on a merger, consolidation or sale of substantially all of the assets of the corporation, shareholders must be given written notice of not less than twenty (20) days before the meeting. Meetings which are called to vote on increasing the stock or bonded indebtedness of an Alabama corporation or to vote on an amendment to increase the capital stock of an Alabama corporation require at least thirty (30) days advance written notice. The Bylaws of Alabama National provide for shareholder notice consistent with Delaware law, and the Bylaws of Farmers National provide for shareholder notice of not less than ten (10) days nor more than fifty (50) days prior to any shareholder meeting.

Dividends

   Farmers National. The ability of a board of directors to declare and pay dividends on outstanding common stock differs between Alabama and Delaware corporations. The ABCA addresses all distributions to shareholders on the same basis, including for example, the payment of dividends, the purchase, redemption or acquisition of shares and the distribution of indebtedness. Alabama law tests the legality of a distribution on the effect the distribution has on the solvency of the corporation. An Alabama corporation cannot make a distribution if after giving it effect:

     (1) the corporation will not be able to pay its debts as they become due in the ordinary course of business, or

     (2) the corporation's total assets will be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that will be needed, if the corporation was to be dissolved at the time of the distribution, to satisfy rights that are superior in dissolution to those receiving the distribution.

   Alabama National. Under Delaware law, a corporation can pay dividends to the extent of its surplus, and if no surplus is available, dividends can be paid to the extent of its net profits for the current and/or preceding fiscal year. Dividends cannot be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by Alabama National are derived from its subsidiary banks, and there are various statutory limitations on the ability of such banks to pay dividends to Alabama National. See "Risk Factors -- Restrictions on Dividends" and "Where You Can Find More Information."

   Holders of Alabama National common stock are entitled to receive dividends ratably when, as and if declared by Alabama National's Board of Directors from assets legally available, after payment of all dividends on preferred stock have been made, if any preferred stock is outstanding.

Section 203 of the Delaware General Corporation Law

   Subject to certain exclusions, Section 203 of the DGCL prohibits any "interested stockholder" from engaging in a "business combination" with a Delaware corporation for three (3) years following the date such person became in interested stockholder.

   An "interested stockholder" generally includes:

     (1) any person (or any affiliates and associates of such person) who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation, or

     (2) any person (or any affiliates and associates of such person) who is an affiliate or associate of the corporation and who was the beneficial owner of 15% or more of the outstanding stock of the corporation at any time within three (3) years prior to the date on which such person's status as an interested stockholder is determined.

   Subject to certain exceptions, a "business combination" includes the following situations:

     (1) any merger or consolidation of the corporation or a majority-owned subsidiary of the corporation,

     (2) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation or of a majority-owned subsidiary of the corporation having an aggregate market value equal to 10% or more of all the assets of the corporation,

     (3) any transaction that results in the issuance or transfer by the corporation or a majority-owned subsidiary of the corporation of any stock of the corporation or the subsidiary to the interested stockholder,

     (4) any transaction involving the corporation or a majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series of securities convertible into the stock of any class or series of the corporation or the subsidiary that is owned by the interested stockholder, or

     (5) any receipt by the interested stockholder of the benefit (except proportionateley as a shareholder of the corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a majority-owned subsidiary of the corporation.

   Section 203 of the DGCL does not apply to a business combination in the following situations:

     (1) before a person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the interested stockholder became an interested stockholder,

     (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares), or

     (3) following the transaction in which the person became an interested stockholder, the business combination was approved by the board of directors and authorized at a meeting of shareholders (and not by written consent) by the affirmative vote of at least two-thirds (66 2/3%) of the outstanding voting stock which is not owned by the interested stockholder.

   For additional information, see "Description of Alabama National Capital Stock."

   The ABCA does not contain a provision similar to Section 203.

Shareholder Consents

   Both Alabama and Delaware law, unless otherwise provided in the articles or certificate of incorporation, allows shareholders to act without a meeting or notice of a meeting by written consent. While Delaware law provides for written consent when signed by the holders of at least the minimum number of votes which would be necessary to authorize such action at a meeting of all eligible shareholders, Alabama law requires unanimous written consent. Farmers National's Articles of Incorporation and Bylaws do not prohibit such action by written consent. On the other hand, Alabama National's Certificate of Incorporation specifically limits shareholder action to annual or special meetings and denies shareholder action by written consent in lieu of a meeting.

Preferred Stock

   Alabama National's Certificate of Incorporation has authorized the issuance of 100,000 shares of preferred stock of which the designations and powers, preferences and rights and qualifications, limitations or restrictions thereof, are undetermined until fixed by resolution of the Board of Directors. The purpose of such preferred stock is to provide the Board of Directors with the financial flexibility to raise additional capital through the issuance of senior securities and to provide the Board of Directors with the ability to respond to hostile takeover bids. By leaving the characteristics of the preferred stock undetermined until resolved by the Board of Directors, the Board of Directors is able to issue customized preferred stock to individuals or corporations in negotiated transactions at any time in the future without a vote of the shareholders. Such preferred stock also allows the Board of Directors to react quickly, in the case of a hostile bid, by issuing preferred stock with characteristics unfavorable to the hostile bidder in order to make such an acquisition less economical.

   Such preferred stock is allowed under Alabama law, but such stock cannot be issued without the approval of two-thirds (66 2/3%) of the outstanding voting stock. Farmers National's shareholders have approved the issuance of 500,000 shares of preferred stock of which, like Alabama National's, the designations, powers and preferences are undetermined until fixed by resolution of the Board of Directors.

Preemptive Rights

   Farmers National. Under Alabama law, shareholders have preemptive rights to acquire unissued shares of the corporation, except to the extent the articles of incorporation provide otherwise. The Articles of Incorporation of Farmers National specifically deny shareholders any preemptive rights with respect to its capital stock.

   Alabama National. Under Delaware law, shareholders of a corporation are denied preemptive rights unless such rights are expressly granted to shareholders in the certificate of incorporation. The Certificate of Incorporation of Alabama National does not provide for preemptive rights.

Limitation of Liability and Indemnification of Directors

   Subject to certain exceptions, both Alabama and Delaware law permit the articles or certificate of incorporation or bylaws to include a provision which eliminates a director's liability to shareholders for monetary damages for any breach of fiduciary duty as a director. The articles or certificate of incorporation or bylaws cannot, however, eliminate the liability of a director in the following situations:

     (1) breach of the director's duty of loyalty to the corporation or its shareholders,

     (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (3) unlawful payment of dividends or unlawful stock purchase or redemption, or

     (4) any transactions from which the director derived an improper personal benefit.

   The Certificate of Incorporation of Alabama National and the Articles of Incorporation of Farmers National both include a provision restricting such director liability.

   Under Delaware and Alabama law, a corporation can indemnify its directors if a director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Furthermore, Delaware and Alabama law each allows for a corporation to indemnify its directors with respect to any criminal action or proceeding when the director had no reasonable cause to believe his conduct was unlawful. Indemnification is not allowed under either Delaware or Alabama law if a director has been adjudged liable to the corporation. Alabama National's Certificate of Incorporation authorizes the indemnification of its directors to the fullest extent permitted by law. Farmers National's Articles of Incorporation authorize the indemnification of its directors subject to defined circumstances.

                CERTAIN INFORMATION CONCERNING ALABAMA NATIONAL

General

   Alabama National is a registered bank holding company subject to supervision and regulation by the Federal Reserve and is a corporation organized under the laws of the State of Delaware. Its main office is located at 1927 First Avenue North, Birmingham, Alabama 35203 (Telephone Number: 205/583-3600). Alabama National is currently the parent of three national banks, National Bank of Commerce of Birmingham (Birmingham, Alabama and the Birmingham metropolitan area), Community Bank of Naples, National Association (Naples, Florida) and Citizens & Peoples Bank, National Association (Escambia County, Florida); three state member banks, Alabama Exchange Bank (Tuskegee, Alabama), Bank of Dadeville (Dadeville, Alabama) and First Gulf Bank (Baldwin County, Alabama), and five state nonmember banks, First American Bank (Decatur/Huntsville, Alabama), Public Bank (St. Cloud, Florida), Georgia State Bank (Mableton, Georgia), Peoples State Bank of Groveland (Groveland, Florida) and First Citizens Bank (Talladega, Alabama). In addition, Alabama National is the ultimate parent entity of one securities brokerage firm, NBC Securities, Inc. (Birmingham, Alabama); one receivables factoring company, Corporate Billing, Inc. (Decatur, Alabama); and one insurance agency, Rankin Insurance, Inc. (Decatur, Alabama).

   At June 30, 2001, Alabama National had total assets of approximately $2.6 billion, total deposits of approximately $1.9 billion, total net loans of approximately $1.8 billion and total shareholders' equity of approximately $182.7 million. Additional information about Alabama National is included in documents incorporated by reference in this proxy statement-prospectus. See "SUMMARY--Alabama National Selected Consolidated Financial Data" and "WHERE YOU CAN FIND MORE INFORMATION."

Recent Developments

   On October , 2001, Alabama National announced its earnings (unaudited) and certain other financial information (unaudited) for the third quarter and nine months ended September 30, 2001. Alabama National reported third quarter 2001
net income of $   million and earnings per common share of $   (diluted) and
$   (basic). This compares with net income of $   million and earnings per
common share of $   (diluted) and $   (basic) for the 2000 third quarter. Third
quarter 2001 return on average assets and return on average equity were   % and
  %, respectively. Net income for the first nine months of 2001 was
$   million, or $   (diluted) and $   (basic) per share. This compares with net
income of $   million and earnings per common share of $   (diluted) and $
(basic) for the first nine months of 2000. First nine months of 2001 return on
average assets and return on average equity were   % and   %, respectively.
Total assets were $   billion and total loans were $   million at September 30,
2001. Total deposits were $   billion and stockholders' equity was $   million
at September 30, 2001.

                CERTAIN INFORMATION CONCERNING FARMERS NATIONAL

Description of Business

   The Farmers National Bank of Opelika was incorporated under the federal banking laws on July 9, 1909, and began business in that year. In August 1984, the board and shareholders of Farmers National Bank approved the formation of a holding company, Farmers National, incorporated under the laws of the State of Alabama and registered under the Bank Holding Company Act of 1956, as amended. In 1985, Farmers National acquired all of the issued and outstanding stock of Farmers National Bank through an exchange offer, and since that time, Farmers National Bank has been a subsidiary of Farmers National. Farmers National's executive office is located at 605 Second Avenue, Opelika, Alabama, and its telephone number is (334) 749-8361. At June 30, 2001, Farmers National had consolidated assets of approximately $196 million, and shareholder's equity of approximately $17 million.

   Farmers National Bank conducts a full service commercial banking business in Opelika, Alabama and the surrounding area. Since its organization, Farmers National Bank has provided most traditional banking services, including without limitation depository services such as checking accounts, savings accounts, certificates of deposit and individual retirement accounts. Farmers National Bank also makes consumer business and commercial loans to customers in its trade area. The services are performed for individuals, business enterprises, non-profit organizations and for other banks and financial institutions. Farmers National Bank's deposits are insured by the Federal Deposit Insurance Corporation. At June 30, 2001, Farmers National Bank had total assets of $197 million and total deposit liabilities of $176 million.

   In addition to its principal bank, located at the same location as the executive offices of Farmers National, Farmers National Bank has branch banks located at 2085 East University Drive, and 1605 South College in Auburn, Alabama, and at 2300 Marvyn Parkway and 1515A Second Avenue in Opelika, Alabama. In addition, Farmers National Bank operates a loan production office located in Montgomery, Alabama.

Competition

   The banking industry is highly competitive. Farmers National Bank competes in Opelika, Auburn and Lee County, Alabama for deposits and in its lending activities. Competition among banks for customers is generally governed by factors such as interest rates and services offered by such banks. Farmers National Bank competes primarily with 11 other commercial banks for customer loans and deposits, including AuburnBank, Eagle Bank and BancorpSouth. In addition, Farmers National Bank competes with credit unions and other non-bank financial institutions located within and outside of Farmers National Bank's market area which offer financial services similar to many services offered by banks.

Information About Voting Securities and Principal Holders Thereof

   Market Price and Dividends. Farmers National common stock is not traded on any exchange and there is no established public trading market for Farmers National's common stock. As of October 15, 2001, there were 364 record holders of Farmers National's common stock.

   Farmers National historically has paid annual dividends to its shareholders in the first quarter of a year for the preceding year. Farmers National declared and paid a dividend of $0.70 per share in 1999, and $0.35 per share in 2001 but did not pay any dividend during the year 2000. Farmers National's ability to declare and pay dividends after September 6, 2001 is subject to the Merger Agreement; nonetheless, if the Merger has not occurred by the end of the first quarter of 2002, Farmers National does not anticipate that it would be able to pay any dividends to shareholders for the year 2001. See "Effect of Merger on Rights of Shareholders--Dividends." for a discussion of the present restrictions on the payment of dividends of Farmers National's common stock, and the restrictions which will limit the future payment of dividends on Alabama National's common stock upon consummation of the Merger.

   Security Ownership of Certain Beneficial Owners and Management. The following table sets forth, as of the Record Date, (i) the names and addresses of each beneficial owner of more than 5% of Farmers National common stock showing the amount and nature of such beneficial ownership, (ii) the names of each director and executive officer of Farmers National and the number of shares of Farmers National common stock owned beneficially by each of them, and
(iii) the number of shares of Farmers National common stock owned beneficially by all directors and executive officers as a group.

                                                                       Number of Shares
                                                                       of Common Stock   Percent
                Name                                                  Beneficially Owned of Class
                ----                                                  ------------------ --------
John V. Denson......................................................        20,903/1/       1.6%
F. Alton Garrett....................................................        10,050/2/        *
William L. Garrett..................................................        20,189/3/       1.9%
Hoke V. Harper......................................................        19,507/4/       1.9%
Jimmy A. LaFoy......................................................        29,327/5/       2.8%
William D. Lazenby..................................................        24,118/6/       2.3%
Barbara H. Patton...................................................        14,094/7/       1.4%
Charles David Scott, Sr.............................................        29,075/8/       2.8%
Eugene E. Stanaland.................................................        16,824          1.7%
Jerry L. Parker.....................................................           400/9/        *
Katherine S. Alford.................................................        59,126          5.9%
 1875 Delong Road
 Lexington, KY 40515
The Trustees of The Farmers.........................................       109,570          9.8%
 National Bank of Opelika
 Employee Stock Ownership Plan
All directors and executive officers as a group.....................       184,487         16.3%

--------
1 Includes 15,991 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus.
2 Includes 10,000 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus.
3 Includes 19,189 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus and 244 shares that are beneficially owned by Dr. Garrett's wife.
4 Includes 7,189 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus.
5 Includes 15,991 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus, and 147 shares that are beneficially owned by Mr. LaFoy's wife.
6 Includes 19,189 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus.
7 Includes 12,793 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus.
8 Includes 19,189 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus, 214 shares that are beneficially owned by Mr. Scott's wife, 3,066 shares that are beneficially owned by Mr. Scott's minor children, and 318 shares that are owned by a company, but over which Mr. Scott exercises voting and dispositive control.
9 Includes 400 shares that are subject to stock options exercisable within 60 days of this proxy statement-prospectus.

                             SHAREHOLDER PROPOSALS

   If the Merger is completed, Farmers National shareholders who do not elect to receive cash consideration in exchange for all their Farmers National common stock will become shareholders of Alabama National. Alabama National expects to hold its next annual meeting of shareholders after the Merger during May 2002. Under SEC rules, proposals of Alabama National shareholders intended to be presented at the annual meeting must be received by Alabama National at its principal executive offices by November 29, 2001, to be considered for inclusion in Alabama National's proxy material related to such meeting.

   A shareholder must notify Alabama National before February 12, 2002 of a proposal for the 2002 annual meeting which the shareholder intends to present other than by inclusion in Alabama National's proxy material. If Alabama National does not receive such notice prior to February 12, 2002, proxies solicited by the Alabama National board of directors will be deemed to have conferred discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail--Return Receipt Requested, to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

                                 LEGAL MATTERS

   The legality of the Alabama National common stock to be issued in the Merger will be passed upon by Maynard, Cooper & Gale, P.C., Birmingham, Alabama
("Maynard, Cooper"). As of     , 2001, attorneys in the law firm of Maynard,
Cooper owned an aggregate of    shares of Alabama National common stock.

   Certain legal matters in connection with the Merger will be passed upon for Farmers National by Bradley Arant Rose & White LLP, Birmingham, Alabama.

   Maynard, Cooper has rendered an opinion with respect to the federal tax consequences of the Merger. See "The Merger-Federal Income Tax Consequences."

                                    EXPERTS

   The consolidated financial statements of Alabama National as of December 31, 2000 and 1999 and for each of the three years ended December 31, 2000, have been incorporated by reference in this proxy statement-prospectus, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   Mauldin & Jenkins, LLC, independent public accountants, has audited the consolidated financial statements of Farmers National, to the extent and for the periods indicated in its audit reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   Alabama National files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that the company files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at "http://www.sec.gov." In addition, Alabama National common stock is traded on the NASDAQ National Market System. Reports, proxy statements and other information should also be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 70006.

   Alabama National filed a Registration Statement on Form S-4 (the "Registration Statement") to register with the SEC the Alabama National common stock to be issued to Farmers National shareholders in the Merger. This proxy statement-prospectus is a part of that Registration Statement and constitutes a prospectus of Alabama National. As allowed by SEC rules, this proxy statement-prospectus does not contain all the information you can find in Alabama National's Registration Statement.

   The SEC allows Alabama National to "incorporate by reference" information into this proxy statement-prospectus, which means that the company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement-prospectus, except for any information superseded by information contained directly in this proxy statement-prospectus or in later filed documents incorporated by reference in this proxy statement-prospectus.

   This proxy statement-prospectus incorporates by reference the documents set forth below that Alabama National has previously filed with the SEC. These documents contain important information about Alabama National. Some of these filings have been amended by later filings, which are also listed.

     SEC Filings (File No. 0-25160)           Period/As of date
     ------------------------------           -----------------
       Annual Report on Form 10-K       Year ended December 31, 2000
     Quarterly Reports on Form 10-Q   Quarters ended March 31, 2001 and
                                                June 30, 2001

   Alabama National also incorporates by reference additional documents that may be filed with the SEC between the date of this proxy statement-prospectus and the consummation of the Merger or the termination of the Merger Agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Alabama National has supplied all information contained or incorporated by reference in this proxy statement-prospectus relating to Alabama National and Farmers National has supplied all such information relating to Farmers National.

   Registered Farmers National shareholders who have further questions about their share certificates, the conversion of certificates into book-entry form or the exchange of their Farmers National common stock for Alabama National common stock or cash should call the Exchange Agent at 1-800-568-3476.

   You can obtain any of the documents incorporated by reference from Alabama National, the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from Alabama National without charge. Farmers National shareholders may obtain documents incorporated by reference in this proxy statement-prospectus by requesting them in writing or by telephone at the following address:

                        Alabama National BanCorporation
                            1927 First Avenue North
                           Birmingham, Alabama 35203
                   Attn: Corporate Secretary, Kimberly Moore
                           Telephone: (205) 583-3600

   You should rely only on the information contained or incorporated by reference in this proxy statement-prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement-prospectus. This proxy statement-prospectus is dated October , 2001. You should not assume that the information contained in this proxy statement-prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement-prospectus to shareholders nor the issuance of Alabama National common stock in the Merger creates any implication to the contrary.

                                                                      APPENDIX A





                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                       FARMERS NATIONAL BANCSHARES, INC.

                                      AND

                        ALABAMA NATIONAL BANCORPORATION


                                  Dated as of

                               September 6, 2001

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
         ARTICLE 1   TRANSACTIONS AND TERMS OF MERGER
                     --------------------------------

         1.1      Merger...................................................................................     A-1
         1.2      Time and Place of Closing................................................................     A-1
         1.3      Effective Time...........................................................................     A-2
         1.4      Merger of Banking Subsidiaries...........................................................     A-2

         ARTICLE 2   TERMS OF MERGER
                     ---------------

         2.1      Certificate of Incorporation.............................................................     A-2
         2.2      Bylaws...................................................................................     A-2
         2.3      Directors................................................................................     A-2

         ARTICLE 3   MANNER OF CONVERTING SHARES
                     ---------------------------

         3.1      Conversion of Shares.....................................................................     A-2
         3.2      Anti-Dilution Provisions.................................................................     A-3
         3.3      Shares Held by FNB.......................................................................     A-3
         3.4      Dissenting Stockholders..................................................................     A-3
         3.5      Fractional Shares........................................................................     A-3

         ARTICLE 4   EXCHANGE OF SHARES
                     ------------------

         4.1      Exchange Procedures......................................................................     A-3
         4.2      Rights of Former FNB Stockholders........................................................     A-6
         4.3      Lost or Stolen Certificates..............................................................     A-6

         ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF FNB
                     -------------------------------------

         5.1      Organization, Standing and Power.........................................................     A-7
         5.2      Authority; No Breach By Agreement........................................................     A-7
         5.3      Capital Stock............................................................................     A-7
         5.4      FNB Subsidiaries.........................................................................     A-8
         5.5      Financial Statements.....................................................................     A-8
         5.6      Absence of Undisclosed Liabilities.......................................................     A-9
         5.7      Absence of Certain Changes or Events.....................................................     A-9
         5.8      Tax Matters..............................................................................     A-9
         5.9      Loan Portfolio; Documentation and Reports................................................     A-9
         5.10     Assets; Insurance........................................................................    A-10
         5.11     Environmental Matters....................................................................    A-11
         5.12     Compliance with Laws.....................................................................    A-12
         5.13     Labor Relations; Employees...............................................................    A-12
         5.14     Employee Benefit Plans...................................................................    A-12
         5.15     Material Contracts.......................................................................    A-14
         5.16     Legal Proceedings........................................................................    A-14
         5.17     Reports..................................................................................    A-14
         5.18     Statements True and Correct..............................................................    A-15
         5.19     Accounting, Tax and Regulatory Matters...................................................    A-15
         5.20     Offices..................................................................................    A-15
         5.21     Data Processing Systems..................................................................    A-15
         5.22     Intellectual Property....................................................................    A-15
         5.23     Administration of Trust Accounts.........................................................    A-16
         5.24     Broker's Fees............................................................................    A-16
         5.25     Regulatory Approvals.....................................................................    A-16

         5.26     Opinion of Counsel.......................................................................    A-16
         5.27     Derivatives Contracts....................................................................    A-16
         5.28     Antitakeover Provisions..................................................................    A-16
         5.29     Transactions with Management.............................................................    A-16
         5.30     Deposits.................................................................................    A-16
         5.31     Accounting Controls......................................................................    A-17

         ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF ANB
                     -------------------------------------

         6.1      Organization, Standing and Power.........................................................    A-17
         6.2      Authority; No Breach By Agreement........................................................    A-17
         6.3      Capital Stock............................................................................    A-18
         6.4      Reports and Financial Statements.........................................................    A-18
         6.5      Absence of Undisclosed Liabilities.......................................................    A-18
         6.6      Absence of Certain Changes or Events.....................................................    A-18
         6.7      Compliance with Laws.....................................................................    A-18
         6.8      Material Contracts.......................................................................    A-19
         6.9      Legal Proceedings........................................................................    A-19
         6.10     Statements True and Correct..............................................................    A-19
         6.11     Accounting, Tax and Regulatory Matters...................................................    A-19
         6.12     1934 Act Compliance......................................................................    A-20
         6.13     Regulatory Approvals.....................................................................    A-20
         6.14     Opinion of Counsel.......................................................................    A-20

         ARTICLE 7   CONDUCT OF BUSINESS PENDING CONSUMMATION
                     ----------------------------------------

         7.1      Covenants of Both Parties................................................................    A-20
         7.2      Covenants of FNB.........................................................................    A-20
         7.3      Covenants of ANB.........................................................................    A-22
         7.4      Adverse Changes in Condition.............................................................    A-23
         7.5      Reports..................................................................................    A-23
         7.6      Acquisition Proposals....................................................................    A-23
         7.7      NASDAQ Qualification.....................................................................    A-24
         7.8      Indemnification; Directors' and Officers' D & O Policy Coverage..........................    A-24

         ARTICLE 8   ADDITIONAL AGREEMENTS
                     ---------------------

         8.1      Regulatory Matters.......................................................................    A-24
         8.2      Access to Information....................................................................    A-26
         8.3      Efforts to Consummate....................................................................    A-26
         8.4      FNB Stockholders' Meeting................................................................    A-26
         8.5      Certificates of Objections...............................................................    A-27
         8.6      Press Releases...........................................................................    A-27
         8.7      Expenses.................................................................................    A-27
         8.8      Failure to Close.........................................................................    A-27
         8.9      Fairness Opinion.........................................................................    A-27
         8.10     Accounting and Tax Treatment.............................................................    A-27
         8.11     Agreement of Affiliates..................................................................    A-28
         8.12     Title Policy, Survey and Environmental Assessment........................................    A-28
         8.13     Compliance Matters.......................................................................    A-28
         8.14     Conforming Accounting and Reserve Policies...............................................    A-28
         8.15     Employee Benefits Matters................................................................    A-28
         8.16     Subsidiary Merger Agreement..............................................................    A-29


ARTICLE 9   CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
            -------------------------------------------------
         9.1      Conditions to Obligations of Each Party..................................................    A-30
         9.2      Conditions to Obligations of ANB.........................................................    A-31
         9.3      Conditions to Obligations of FNB.........................................................    A-32

         ARTICLE 10  TERMINATION
                     -----------

         10.1     Termination..............................................................................    A-33
         10.2     Effect of Termination....................................................................    A-34
         10.3     Non-Survival of Representations and Covenants............................................    A-34

         ARTICLE 11  MISCELLANEOUS
                     -------------

         11.1     Definitions..............................................................................    A-34
         11.2     Entire Agreement.........................................................................    A-41
         11.3     Amendments...............................................................................    A-41
         11.4     Waivers..................................................................................    A-41
         11.5     Assignment...............................................................................    A-41
         11.6     Notices..................................................................................    A-41
         11.7     Brokers and Finders......................................................................    A-42
         11.8     Governing Law............................................................................    A-42
         11.9     Counterparts.............................................................................    A-42
         11.10    Captions.................................................................................    A-42
         11.11    Enforcement of Agreement.................................................................    A-43
         11.12    Severability.............................................................................    A-43
         11.13    Singular/Plural; Gender..................................................................    A-43
         11.14    Schedules................................................................................    A-43
         11.15    Alternative Structure....................................................................    A-43

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 6, 2001 by and between Farmers National Bancshares, Inc. ("FNB"), a corporation organized and existing under the laws of the State of Alabama, with its principal office located in Opelika, Alabama, and Alabama National BanCorporation ("ANB"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.

                                   Preamble
                                   --------

     The Boards of Directors of FNB and ANB are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the merger ("Merger") of FNB with and into ANB. At the effective time of such Merger, the outstanding shares of the capital stock of FNB shall be converted into the right to receive shares of the common stock of ANB (except as provided herein). As a result, stockholders of FNB shall become stockholders of ANB, and ANB shall continue to conduct the business and operations of FNB. The Merger is subject to the approvals of the stockholders of FNB and the Board of Governors of the Federal Reserve System, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that, for federal income tax purposes, the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Additionally, this Agreement provides for the merger (the "Subsidiary Merger") of The Farmers National Bank of Opelika ("FNB Bank"), a national banking association and a wholly-owned subsidiary of FNB, with and into First American Bank ("First American"), an Alabama banking corporation and a wholly-owned subsidiary of ANB, pursuant to the terms of a Subsidiary Merger Agreement (the "Subsidiary Merger Agreement") described in more detail below.

     As an inducement to and condition of ANB's willingness to enter into this Agreement, FNB will grant to ANB an option pursuant to a Stock Option Agreement to be entered into immediately following the execution and delivery hereof (the "FNB Stock Option Agreement"), the form of which is attached hereto as Exhibit
                                                                       -------
A.
-

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1  Merger.  Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, FNB shall be merged with and into ANB in accordance with the provisions of Section 252 of the DGCL and Article 11 of the ABCA and with the effect provided in Sections 259 and 261 of the DGCL. ANB shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the ANB Board and the FNB Board.

     1.2  Time and Place of Closing.  The Closing will take place at 9:00 A.M.
          -------------------------
on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other date and time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Maynard, Cooper & Gale, P.C., Birmingham, Alabama, or such other place as may be mutually agreed upon by the Parties.

     1.3  Effective Time.  The Merger and other transactions provided for in
          --------------
this Agreement shall become effective: (i) on the date and at the time that the later of the following shall occur: (A) the Certificate of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Delaware, and (B) the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Alabama, or (ii) on such date and at such time subsequent to the date and time established pursuant to subsection 1.3(i) above as may be specified by the Parties in the Certificate of Merger and Articles of Merger (provided that such subsequent date and time shall not be later than a time on the 30th day after the date that the Certificate of Merger is filed) (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which the later of the following occurs: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of FNB approve this Agreement, to the extent such approval is required by applicable Law.

     1.4  Merger of Banking Subsidiaries.  Subject to required approvals from
          ------------------------------
applicable Regulatory Authorities, at the Effective Time, and contingent upon the occurrence of the Merger, the Subsidiary Merger shall be consummated, pursuant to which FNB Bank shall be merged with and into First American. First American shall be the surviving bank (the "Surviving Subsidiary"). The charter and bylaws of First American in effect immediately prior to the Effective Time shall be the charter and bylaws of the Surviving Subsidiary, until otherwise amended or repealed. The directors of the Surviving Subsidiary shall consist of the incumbent directors of First American.

                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  Certificate of Incorporation.  The Certificate of Incorporation of ANB
          ----------------------------
in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time.

     2.2  Bylaws.  The Bylaws of ANB in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation immediately following the Effective Time, until otherwise amended or repealed.

     2.3  Directors.  ANB currently has fifteen (15) directors, which is the
          ---------
maximum number permitted under ANB's Certificate of Incorporation without additional stockholder approval. The directors of the Surviving Corporation from and after the Effective Time shall consist of such fifteen (15) incumbent directors of ANB; provided, however, that if a vacancy occurs on the ANB Board prior to ANB's next annual meeting of stockholders, ANB shall appoint John V. Denson II, who is a current director of FNB, to fill such vacancy. Otherwise, at the first annual meeting of ANB's stockholders to take place after the Effective Time, ANB shall use its reasonable efforts to increase the size of the ANB Board as needed and to recommend that the stockholders of ANB elect Mr. Denson as a director.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  Conversion of Shares.  Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of ANB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Subject to the potential adjustment provided for in Section 3.2, each share of FNB Common Stock (excluding shares held by any FNB Company, other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 0.53125 shares of ANB Common Stock (the "Exchange Ratio");

provided, subject to the election rights set forth in Section 3.1(c) of this Agreement, each holder of FNB Common Stock shall have an opportunity to elect to receive cash consideration for such holder's shares of FNB Common Stock in lieu of receiving ANB Common Stock.

     (c) Holders of FNB Common Stock shall be provided with an opportunity to elect to receive cash consideration in lieu of receiving ANB Common Stock in the Merger, in accordance with the election procedures set forth below. Holders who are to receive cash in lieu of exchanging their shares of FNB Common Stock for ANB Common Stock as specified below shall receive $17.27 in cash (the "Per Share Cash Consideration") for each share of FNB Common Stock that is so converted. Notwithstanding the preceding sentence, the aggregate Per Share Cash Consideration that may be paid in connection with the Merger to satisfy such elections shall not exceed 20% (unless and to the extent that ANB determines in its sole discretion to increase such amount to a percentage not in excess of 40%) of the sum of (i) the product of (A) the number of shares of ANB Common Stock to be issued in the Merger to holders of outstanding shares of FNB Common Stock as of the Effective Time multiplied by (B) the Average Quoted Price, and
(ii) the aggregate Per Share Cash Consideration (as possibly increased by ANB, the "Aggregate Cash Amount").

     ANB will use its commercially reasonable efforts to cause the Exchange Agent to mail an election form in such form as ANB and FNB shall mutually agree (the "Election Form") at least 20 days prior to the date of the FNB Stockholders' Meeting or on such other date as ANB and FNB shall mutually agree (the "Mailing Date") to each holder of record of FNB Common Stock as of five business days prior to the Mailing Date.

     Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of FNB Common Stock to elect to receive cash with respect to all or a portion of such holder's FNB Common Stock (shares as to which the election is made being referred to as "Cash Election Shares").

     Any shares of FNB Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. Eastern Time on the day of the FNB Stockholders' Meeting (or such other time and date as ANB and FNB may mutually agree) (the "Election Deadline") shall be converted into ANB Common Stock as set forth in Section 3.1(b) of this Agreement (such shares being referred to as "No Election Shares").

     Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of FNB Common Stock represented by such Election Form shall become No Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither ANB nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, ANB shall use commercially reasonable efforts to cause the Exchange Agent to effect the allocation among the holders of FNB Common Stock in accordance with the Election Forms as follows:

          (i) Cash Elections Less Than or Equal to the Aggregate Cash Amount. If the amount of cash that would be paid upon conversion in the Merger of the Cash Election Shares is less than or equal to the Aggregate Cash Amount, then:

               (1) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration; and

               (2) the No Election Shares shall be converted into the right to receive ANB Common Stock, pursuant to Section 3.1(b).

          (ii) Cash Elections More Than the Aggregate Cash Amount. If the amount of cash that would be paid upon the conversion in the Merger of the Cash Election Shares is greater than the Aggregate Cash Amount, then:

                 (1) the number of Cash Election Shares designated by each holder of FNB Common Stock who properly submitted a Cash Election Form shall be automatically reduced to that number of shares equal to the product of (A) the number of such holder's Cash election Shares designated in the Election Form and (B) a fraction, the numerator of which is the maximum number of Cash Election Shares allowable such that the amount of cash to be paid upon the conversion of the Cash Election Shares is equal to the Aggregate Cash Amount, and the denominator of which is the total number of Cash Election Shares designated in the Election Forms;

                 (2) the Cash Election Shares remaining after adjustment pursuant to sub-section (1) above shall be converted into the right to receive the Per Share Cash Consideration;

                 (3) the shares of FNB Common Stock that would have been Cash Election Shares but for the adjustment pursuant to sub-section (1) above shall automatically be deemed to be No Election Shares; and

                 (4) all No Election Shares shall be converted into the right to receive ANB Common Stock, pursuant to Section 3.1(b).

     (d) At the Effective Time, all outstanding and unexercised employee and director options to purchase shares of FNB Common Stock (each, an "FNB Option") will cease to represent an option to purchase FNB Common Stock and will be converted automatically into options to purchase ANB Common Stock (each, an "ANB Option"), and ANB will assume each FNB Option subject to its terms, including any acceleration in vesting that will occur as a consequence of the Merger according to the instruments governing the FNB Option; provided, however, that after the Effective Time:

          (i) the number of shares of ANB Common Stock purchasable upon exercise of each FNB Option will equal the product of (A) the number of shares of FNB Common Stock that were purchasable under the FNB Option immediately before the Effective Time and (B) the Exchange Ratio, rounded to the nearest whole share; and

          (ii) the per share exercise price for each FNB Option will equal the quotient of (A) the per share exercise price of the FNB Option in effect immediately before the Effective Time divided by (B) the Exchange Ratio, rounded to the nearest cent.

Notwithstanding the foregoing, each FNB Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Internal Revenue
Code) will be adjusted in accordance with the requirements of Section 424 of the Internal Revenue Code. As of the date hereof, the FNB Options provide for the purchase of no more than an aggregate of 141,318 additional shares of FNB Common Stock. As soon as practicable after the Effective Time, ANB shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of ANB Common Stock subject to converted or substitute FNB Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute FNB Options remain outstanding.

     3.2  Anti-Dilution Provisions.  In the event FNB changes the number of
          ------------------------
shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. In the event ANB changes the number of shares of ANB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3  Shares Held by FNB.  Each of the shares of FNB Common Stock held by
          ------------------
any FNB Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  Dissenting Stockholders.  Any holder of shares of FNB Common Stock who
          -----------------------
perfects his dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the ABCA (the "Dissenter Provisions") shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the ABCA and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made; provided, further, nothing contained in this
Section 3.4 shall in any way limit the right of ANB to terminate this Agreement and abandon the Merger under subsection 10.1(i) below. If any dissenting stockholder gives notice to FNB, FNB will promptly give ANB notice thereof, and ANB will have the right to participate in all negotiations and proceedings with respect to any such demands. FNB will not, except with the prior written consent of ANB, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. In the event that after the Effective Time a dissenting stockholder of FNB fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of FNB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of FNB Common Stock held by him.

     3.5  Fractional Shares.  No certificates or scrip representing fractional
          -----------------
shares of ANB Common Stock shall be issued upon the surrender of certificates for exchange; no dividend or distribution with respect to ANB Common Stock shall be payable on or with respect to any fractional share; and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of ANB. In lieu of any such fractional share, ANB shall pay to each former stockholder of FNB who otherwise would be entitled to receive a fractional share of ANB Common Stock an amount in cash (without interest) determined by multiplying (a) the Average Quoted Price by (b) the fraction of a share of ANB Common Stock to which such holder would otherwise be entitled.

                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

     4.1  Exchange Procedures.  Promptly after the Effective Time, the Surviving
          -------------------
Corporation shall cause the Exchange Agent to mail to the former stockholders of FNB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FNB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of No Election Shares (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions with respect to such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of No Election Shares issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of ANB Common Stock to which such holder may be otherwise entitled (without interest). Each holder of Cash Election Shares (other than shares as to which dissenters' rights of appraisal have been perfected) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Per Share Cash Consideration provided for in Section 3.1(c) of this Agreement. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of FNB Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of FNB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates for FNB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of FNB Common

Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2  Rights of Former FNB Stockholders.  At the Effective Time, the stock
          ---------------------------------
transfer books of FNB shall be closed as to holders of FNB Common Stock immediately prior to the Effective Time, and no transfer of FNB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of FNB Common Stock ("FNB Certificate"), other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former stockholders of record of No Election Shares shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation stockholders the number of whole shares of ANB Common Stock into which their respective No Election Shares are converted, regardless of whether such holders have exchanged their FNB Certificates for certificates representing ANB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the ANB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any FNB Certificate at or after six (6) months after the Effective Time (the "Cutoff") shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of ANB Common Stock, which dividend or other distribution is attributable to such person's ANB Common Stock represented by said FNB Certificate held after the Cutoff, until such person surrenders said FNB Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such FNB Certificate, both the ANB Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such FNB Certificate.

     4.3  Lost or Stolen Certificates.  If any holder of FNB Common Stock
          ---------------------------
convertible into the right to receive shares of ANB Common Stock or Per Share Cash Consideration is unable to deliver the FNB Certificate that represents FNB Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the shares of ANB Common Stock or Per Share Cash Consideration to which the holder is entitled for such shares upon presentation of the following: (a) evidence to the reasonable satisfaction of ANB that any such FNB Certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by ANB to indemnify and hold ANB and the Exchange Agent harmless; and (c) evidence satisfactory to ANB that such person is the owner of the shares theretofore represented by each FNB Certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such FNB Certificate for exchange pursuant to this Agreement.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF FNB
                     -------------------------------------

     FNB hereby represents and warrants to ANB as follows:

     5.1  Organization, Standing and Power.  FNB is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the Laws of the State of Alabama, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. FNB has delivered to ANB complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

     5.2  Authority; No Breach By Agreement.
          ---------------------------------

     (a) FNB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of FNB, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of FNB Common Stock. Subject to such requisite stockholder approval and required regulatory consents, this Agreement represents a legal, valid and binding obligation of FNB, enforceable against FNB in accordance with its terms except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     (b) Neither the execution and delivery of this Agreement by FNB, nor the consummation by FNB of the transactions provided for herein, nor compliance by FNB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FNB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company under, any Contract or Permit of any FNB Company, or, (iii) subject to receipt of the requisite approvals referred to in subsection 9.1(b) of this Agreement, violate any Law or Order applicable to any FNB Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by FNB of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock.
          -------------

     (a) The authorized capital stock of FNB consists of 2,000,000 shares of FNB Common Stock, of which 1,009,464 shares are issued and outstanding, and 500,000 shares of preferred stock, par value $0.01 per share, none of which shares are issued and outstanding. All of the issued and outstanding shares of capital stock of FNB are duly and validly issued and outstanding and are fully paid and nonassessable under the ABCA. None of the outstanding shares of capital stock of FNB has been issued in violation of any preemptive rights of the current or past stockholders of FNB. Pursuant to the terms of various stock option plans more particularly identified on Schedule 5.14(a) below, there are
                                             ----------------
currently outstanding options with the right to purchase a total of 141,318 shares of FNB Common Stock, as more fully set forth in Schedule 5.3 attached
                                                       ------------
hereto. FNB Options to purchase 140,718 shares of FNB Common Stock are now exercisable.

     (b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of FNB outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FNB or contracts, commitments, understandings or arrangements by which FNB is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. FNB has no liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     5.4  FNB Subsidiaries.
          ----------------

     (a) The FNB Subsidiaries include FNB Bank. FNB Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States. Each of the FNB Subsidiaries has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted. Each FNB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its

Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. Each FNB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     (b) The authorized and issued and outstanding capital stock of each FNB Subsidiary is set forth on Schedule 5.4. FNB or FNB Bank owns all of the issued
                           ------------
and outstanding shares of capital stock of each FNB Subsidiary. No equity securities of any FNB Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any FNB Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any FNB Company is or may be bound to transfer any shares of the capital stock of any FNB Subsidiary. There are no Contracts relating to the rights of any FNB Company to vote or to dispose of any shares of the capital stock of any FNB Subsidiary. All of the shares of capital stock of each FNB Subsidiary held by a FNB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated and organized and are owned by the FNB Company free and clear of any Lien. No FNB Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     (c) The minute books of FNB, FNB Bank and each FNB Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof), since January 1, 1998.

     5.5  Financial Statements.  Attached hereto as Schedule 5.5 are copies of
          --------------------                      ------------
all FNB Financial Statements and FNB Call Reports for periods ended prior to the date hereof, and FNB will deliver to ANB promptly copies of all FNB Financial Statements and FNB Call Reports prepared subsequent to the date hereof. The FNB Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the FNB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices and in accordance with applicable legal and accounting principles and reflect only actual transactions, and (b) present or will present, as the case may be, fairly the consolidated financial position of the FNB Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of the FNB Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).
The FNB Call Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed.

     5.6  Absence of Undisclosed Liabilities.  Except as set forth in Schedule
          ----------------------------------                          --------
5.6, no FNB Company has any Liabilities that are reasonably likely to have,
---
individually or in the aggregate, a Material Adverse Effect on FNB, except Liabilities accrued or reserved against in the consolidated balance sheets of FNB as of December 31, 2000, included in the FNB Financial Statements or reflected in the notes thereto. No FNB Company has incurred or paid any Liability since December 31, 2000, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     5.7  Absence of Certain Changes or Events.  Except as set forth on Schedule
          ------------------------------------                          --------
5.7, since December 31, 2000 (i) there have been no events, changes or
---
occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB or its Subsidiaries, (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB provided in Article 7 of this Agreement, and (iii) to FNB's Knowledge, no fact or condition exists which FNB believes will cause a Material Adverse Effect on FNB or its Subsidiaries in the future.

     5.8  Tax Matters.
          -----------

     (a) All Tax returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 2000, and all returns filed are complete and accurate in all material respects. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency, refund Litigation or matter in controversy pending, or to the Knowledge of FNB or FNB Bank, threatened, with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

     (b) None of the FNB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

     (d) Any and all deferred Taxes of the FNB Companies have been provided for in accordance with GAAP.

     5.9  Loan Portfolio; Documentation and Reports.
          -----------------------------------------

     (a)  Except as disclosed in Schedule 5.9(a), none of the FNB Companies is a
                                 ---------------
creditor as to any written or oral loan agreement, note or borrowing arrangement including, without limitation, leases, credit enhancements, commitments and interest-bearing assets (the "Loans"), other than Loans the unpaid principal balance of which does not exceed $25,000 per Loan or $50,000 in the aggregate, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions. Except as otherwise set forth in Schedule 5.9(a),
                                                             ---------------
none of the FNB Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 5% stockholder thereof, or to the Knowledge of FNB or FNB Bank, any Person, corporation or enterprise controlling, controlled by or under common control of any of the foregoing. All of the Loans held by any of the FNB Companies are in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, are not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity, and were solicited, originated and exist in material compliance with all applicable FNB loan policies, except for deviations from such policies that (a) have been approved by current management of FNB, in the case of Loans with an outstanding principal balance that exceeds $25,000 or (b) in the judgment of FNB, will not adversely affect the ultimate collectibility of such Loan. Except as set forth in
Schedule 5.9(a), none of the FNB Companies holds any Loans in the original
---------------
principal amount in excess of $25,000 per Loan or $50,000 in the aggregate that since January 1, 1998 have been classified by any bank examiner, whether regulatory or internal, or, in the exercise of reasonable diligence by FNB, FNB Bank or any Regulatory Authority, should have been classified, as other loans Specifically Mentioned, Special Mention, Substandard, Doubtful, Loss, Classified, Criticized, Credit Risk Assets, concerned loans or words of similar import. Except as set forth on Schedule 5.9(a), the allowance for possible loan
                                ---------------
or credit losses (the "FNB Allowance") shown on the consolidated balance sheets of FNB included in the most recent FNB Financial Statements dated prior to the date of this Agreement was, and the FNB Allowance shown on the consolidated balance sheets of FNB included in the FNB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FNB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FNB Companies as of the dates thereof. The FNB Allowance has been established in accordance with applicable accounting principles and regulatory requirements and guidelines.

     (b) The documentation relating to each Loan made by any FNB Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on FNB.

     (c) Each of the FNB Companies has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1995 with
(i) the FRB, (ii) the OCC and (iii) any state regulatory authority ("State Regulator") (collectively "Regulatory Authorities") and all other material reports and statements required to be filed by it since December 31, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the FRB, the OCC or any State Regulator, and has paid all fees and assessments due and payable in connection therewith. Except as set forth in Schedule 5.9(c) and as
                                                         ---------------
otherwise provided herein, and except for normal examinations conducted by Regulatory Authorities in the regular course of the business of the FNB Companies, to the Knowledge of FNB or FNB Bank, no Regulatory Authority has initiated any proceeding or, to the Knowledge of FNB or FNB Bank, investigation into the business or operations of any FNB Company since December 31, 1994. There is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement or lien or any examinations of any FNB Company.

     5.10 Assets; Insurance.  The FNB Companies have marketable title, free and
          -----------------
clear of all Liens, to all of their respective Assets. One of the FNB Companies has good and marketable fee simple title to the real property described in
Schedule 5.10(a) and has an enforceable leasehold interest in the real property
----------------
described in Schedule 5.10(b), if any, free and clear of all Liens.  All
             ----------------
tangible real and personal properties used in the businesses of the FNB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FNB's past practices. All Assets that are material to FNB's business on a consolidated basis, held under leases or subleases by any of the FNB Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect and there is not under any such Contract any Default or claim of Default by FNB or FNB Bank or, to the Knowledge of FNB or FNB Bank, by any other party to the Contract. Schedules 5.10(a) and 5.10(b)
                                                  -----------------     -------
identify each parcel of real estate or interest therein owned, leased or subleased by any of the FNB Companies or in which any FNB Company has any ownership or leasehold interest. If applicable, Schedule 5.10(b) also lists or
                                                 ----------------
otherwise describes each and every written or oral lease or sublease under which any FNB Company is the lessee of any real property and which relates in any manner to the operation of the businesses of any FNB Company. None of the FNB Companies has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedules 5.10(a) and 5.10(b), including, but not limited
                       -----------------     -------
to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on FNB. As to each parcel of real property owned or used by any FNB Company, no FNB Company has received notice of any pending or, to the Knowledge of each of the FNB Companies, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's liens. The Assets of the FNB Companies include all assets required to operate the business of the FNB Companies as now conducted. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the FNB Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the FNB Companies is a named insured are reasonably sufficient. Schedule
                                                                    --------
5.10(c) contains a list of all such policies and bonds maintained by any of the
-------
FNB Companies, and FNB has provided true and correct copies of each such policy to ANB.

     5.11 Environmental Matters.
          ---------------------

     (a) Each FNB Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (b)  Except as set forth in Schedule 5.11, there is no Litigation pending
                                 -------------
or, to the Knowledge of FNB or FNB Bank, threatened before any court, governmental agency or authority or other forum in which any FNB Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any FNB Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (c) There is no Litigation pending or, to the Knowledge of FNB or FNB Bank, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or FNB with respect to such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (d) To the Knowledge of FNB or FNB Bank, there is no reasonable basis for any Litigation of a type described in subsections 5.11(b) or 5.11(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (e) During the period of (i) any FNB Company's ownership or operation of any of its respective current properties, (ii) any FNB Company's participation in the management of any Participation Facility or (iii) any FNB Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. Prior to the period of (i) any FNB Company's ownership or operation of any of its respective current properties, (ii) any FNB Company's participation in the management of any Participation Facility, or
(iii) any FNB Company's holding of a security interest in a Loan Property, to the Knowledge of FNB or FNB Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     5.12 Compliance with Laws.  FNB is duly registered as a bank holding
          --------------------
company under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and there has occurred no Default under any such Permit. Except as may be disclosed on Schedule 5.12, none of the FNB Companies:
             -------------

     (a) is in material violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; or

     (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not, or suggesting that any FNB Company may not be, in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any FNB Company, or suggesting that any FNB Company may be required, to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     5.13 Labor Relations; Employees.
          --------------------------

     (a) No FNB Company is the subject of any Litigation asserting that it or any other FNB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other FNB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any FNB Company, pending or threatened, nor to its

Knowledge, is there any activity involving any FNB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (b)  Schedule 5.13(b) contains a true and complete list showing the names
          ----------------
and current annual salaries of all current executive officers of each of the FNB Companies and lists for each such person the amounts paid, payable or expected to be paid as salary, bonus payments and other compensation for 1998, 1999 and 2000. Schedule 5.13(b) also sets forth the name and offices held by each
       ----------------
officer and director of each of the FNB Companies.

     5.14 Employee Benefit Plans.
          ----------------------

     (a)  Schedule 5.14(a) lists, and FNB has delivered or made available to ANB
          ----------------
prior to the execution of this Agreement copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written or unwritten employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FNB Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "FNB Benefit Plans"). Any of the FNB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FNB ERISA Plan." Each FNB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referenced to herein as an "FNB Pension Plan". No FNB Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

     (b) All FNB Benefit Plans and the administration thereof are in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. Except as set forth in Schedule 5.14(b), each FNB ERISA Plan which is intended to be
             ----------------
qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FNB is not aware of any circumstances that could result in revocation of any such favorable determination letter. No FNB Company has engaged in a transaction with respect to any FNB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FNB Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. There are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any FNB Benefit Plan or any FNB Company with regard to any FNB Benefit Plan, any trust which is a part of any FNB Benefit Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any FNB Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

     (c)  Except as set forth on Schedule 5.14(c), no FNB Pension Plan has any
                                 ----------------
"unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated or is "frozen" in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any FNB Pension Plan, (ii) no change in the actuarial assumptions with respect to any FNB Pension Plan, (iii) no increase in benefits under any FNB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to materially adversely affect the funding status of any such plan. Neither any FNB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FNB Company, or the single-employer plan of any entity which is considered one employer with FNB under
Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB Company has provided, or is required to provide, security to a FNB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FNB Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No FNB Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle D of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FNB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e)  Except as set forth on Schedule 5.14(e), no FNB Company has any
                                 ----------------
obligations for retiree health and life benefits under any of the FNB Benefit Plans, and there are no restrictions on the rights of such FNB Company to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on FNB.

     (f)  Except as set forth on Schedule 5.14(f), neither the execution and
                                 ----------------
delivery of this Agreement nor the consummation of the transactions provided for herein will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any FNB Company from any FNB Company under any FNB Benefit Plan, employment contract or otherwise, (ii) increase any benefits otherwise payable under any FNB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

     (g) With respect to all FNB Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the Internal Revenue Code), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by Law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by Law or contract. All contributions made or required to be made under any FNB Benefit Plan have been made and such contributions meet the requirements for deductibility under the Internal Revenue Code, and all contributions which are required and which have not been made have been properly recorded on the books of FNB.

     5.15 Material Contracts.  Except as set forth on Schedule 5.15, none of the
          ------------------                          -------------
FNB Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract with any Person; (ii) any Contract relating to the borrowing of money by any FNB Company or the guarantee by any FNB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit); (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the FNB Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi) any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 5% stockholder, director or officer of any of the FNB Companies, any member of the immediate family of the foregoing or, to the Knowledge of FNB, any related interest (as defined in Regulation O promulgated by the FRB) ("Related Interest") of any of the foregoing; (vii) any Contract (A) which limits the freedom of any of the FNB Companies to compete in any line of business or with any Person or (B) which limits the freedom of any other Person to compete in any line of business with any FNB Company; (viii) any Contract providing a power of attorney or similar authorization given by any of the FNB Companies, except as issued in the ordinary course of business with respect to routine matters; or (ix) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the FNB Companies of amounts aggregating $5,000 or more in any twelve-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "FNB Contracts"). None of the FNB Companies is in Default under any FNB Contract. All of the indebtedness of any FNB Company for money borrowed is prepayable at any time by such FNB Company without penalty or premium.

     5.16 Legal Proceedings.  Except as set forth on Schedule 5.16, there is no
          -----------------                          -------------
Litigation instituted or pending, or, to the Knowledge of FNB or FNB Bank, threatened (or unasserted but considered probable of assertion) against any FNB Company, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding, pending or, to the knowledge of FNB or FNB Bank, threatened against any FNB Company.

     5.17 Reports.  Since January 1, 1998, or the date of organization if later,
          -------
each FNB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) any Regulatory Authorities or (ii) any applicable state securities or banking authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each such report, including but not limited to the FNB Call Reports (including the related notes, where applicable), (a) has been prepared in all material respects in accordance with regulatory accounting principles, which principles have been consistently applied during the periods involved, except as otherwise noted therein, (b) fairly presents the financial position of FNB Bank as of the respective dates thereof, and (c) fairly presents the results of operations of FNB Bank for the respective periods therein set forth.

     5.18 Statements True and Correct.  Neither this Agreement nor any
          ---------------------------
statement, certificate, instrument or other writing furnished or to be furnished by any FNB Company or any Affiliate thereof to ANB pursuant to this Agreement, including the Exhibits and Schedules hereto, or any other document, agreement or instrument referred to herein, contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the documents to be prepared by ANB in connection with the transactions provided for in this Agreement, including without limitation (i) documents to be filed with the SEC, including without limitation the Registration Statement on Form S-4 of ANB registering the shares of ANB Common Stock to be offered to the holders of FNB Common Stock, and all amendments thereto (as amended, the "S-4 Registration Statement") and the Proxy Statement and Prospectus in the form contained in the S-4 Registration Statement, and all amendments and supplements thereto (as amended and supplemented, the "Proxy Statement/Prospectus"), (ii) filings pursuant to any state securities and blue sky Laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the S-4 Registration Statement, at the time the S-4 Registration Statement is declared effective pursuant to the 1933 Act, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meeting of stockholders to which the Proxy Statement/Prospectus relates, and in the case of any other documents, the time such documents are filed with a Regulatory Authority and/or at the time they are distributed to stockholders of ANB or FNB, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

     5.19 Accounting, Tax and Regulatory Matters.  No FNB Company or any
          --------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection 9.1(b).

     5.20 Offices.  The headquarters of each FNB Company and each other office,
          -------
branch or facility maintained and operated by each FNB Company (including without limitation representative and loan production offices and operations centers) and the locations thereof are listed on Schedule 5.20. Except as set
                                                 -------------
forth on Schedule 5.20, none of the FNB Companies maintains any other office or
         -------------
branch or conducts business at any other location, or has applied for or received permission to open any additional office or branch or to operate at any other location.

     5.21 Data Processing Systems.  Except as set forth in Schedule 5.21, the
          -----------------------                          -------------
electronic data processing systems and similar systems utilized in processing the work of each of the FNB Companies, including both hardware and software (a) are supplied by a third party provider; (b) satisfactorily perform the data processing function for which they are presently being used; and (c) are wholly within the possession and control of one of the FNB Companies or its third party provider such that physical access to all software, documentation, passwords, access codes, backups, disks and other data storage devices and similar items readily can be made accessible to and delivered into the possession of ANB or ANB's third party provider.

     5.22 Intellectual Property.  Except as set forth in Schedule 5.22, one of
          ---------------------                          -------------
the FNB Companies owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its business; and none of the FNB Companies has received any notice of conflict with respect thereto that asserts the rights of others. The FNB Companies have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing. Schedule 5.22 lists all of the trademarks,
                                   -------------
trade names, licenses and other intellectual property used to conduct the businesses of the FNB Companies. Each of the FNB Companies has taken reasonable precautions to safeguard its trade secrets from disclosure to third-parties.

     5.23 Administration of Trust Accounts.  FNB Bank possesses trust powers,
          --------------------------------
but it has not exercised them in any capacity for over 10 years; provided, however, that FNB Bank was recently listed as the trustee on a single account which was actively administered by a different bank to which the account was ultimately transferred within the past 12 months. In connection with this account, FNB Bank is and has at all times complied with all applicable Laws.

     5.24 Broker's Fees.  FNB has retained Keefe, Bruyette & Woods, Inc. (the
          -------------
"FNB Financial Advisor") to serve as its broker and, as of the Effective Time, shall incur a liability to the FNB Financial Advisor equal to 0.75% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of FNB in connection with the Merger (the "Broker's Fee"). For purposes of this Section 5.24, the term "aggregate consideration" shall mean the total amount of cash and the fair market value on the date of announcement of all other property paid or payable by ANB directly or indirectly to FNB and its shareholders in connection with the Merger (including amounts paid by ANB or FNB to holders of any FNB Options, whether or not vested). Other than the FNB Financial Advisor and the Broker's Fee, neither FNB nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions provided for in this Agreement.

     5.25 Regulatory Approvals.  FNB knows of no reason why all requisite
          --------------------
regulatory approvals should not or cannot be obtained.

     5.26 Opinion of Counsel.  FNB has no Knowledge of any facts that would
          ------------------
preclude issuance of the opinion of counsel referred to in subsection 9.2(d).

     5.27 Derivatives Contracts.  No FNB Company is a party to, nor has any FNB
          ---------------------
Company agreed to enter into any swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

     5.28 Antitakeover Provisions.  Each FNB Company has taken all actions
          -----------------------
required to exempt such FNB Company, this Agreement, the Merger, the Subsidiary Merger Agreement, the Subsidiary Merger and the FNB Stock Option Agreement from any provisions of an antitakeover nature contained in their organizational documents or the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations ("Takeover Laws").

     5.29 Transactions with Management.  Except for (a) deposits, all of which
          ----------------------------
are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of FNB Bank at the time such deposits were entered into, (b) the loans listed on Schedule 5.9(a),
                                                              ---------------
(c) the agreements designated on

Schedule 5.15, (d) obligations under employee benefit plans of the FNB Companies
------------------
set forth in Schedule 5.14(a) and (e) any items described on Schedule 5.29,
             ----------------                                -------------
there are no contracts with or commitments to present or former stockholders who own or owned more that 5% of the FNB Common Stock, directors, officers or employees (or their Related Interests) involving the expenditure of more than $1,000 as to any one individual (including any business directly or indirectly controlled by any such person), or more than $5,000 for all such contracts for commitments in the aggregate for all such individuals.

     5.30 Deposits.  Except as set forth in Schedule 5.30, none of the deposits
          --------                          -------------
of FNB Bank are "brokered" deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, limitations applicable to public deposits, escrow limitations and similar actions taken in the ordinary course of business), and no portion of deposits of FNB Bank represents a deposit of any Affiliate of FNB.

     5.31 Accounting Controls.  Each of FNB Companies has devised and maintained
          -------------------
systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the applicable FNB Company; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP with respect to the applicable FNB Company or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of each of the FNB Companies is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF ANB
                     -------------------------------------

     ANB hereby represents and warrants to FNB as follows:

     6.1  Organization, Standing and Power.  ANB is a corporation duly
          --------------------------------
organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. ANB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

     6.2  Authority; No Breach By Agreement.
          ---------------------------------

     (a) ANB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been, or prior to the Effective Time will be, duly and validly authorized by all necessary corporate action on the part of ANB. Subject to required regulatory consents, this Agreement represents a legal, valid and binding obligation of ANB, enforceable against ANB in accordance with its terms except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     (b) Neither the execution and delivery of this Agreement by ANB, nor the consummation by ANB of the transactions provided for herein, nor compliance by ANB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ANB's Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ANB Company under, any Contract or Permit of any ANB Company, where failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, or, (iii) subject to receipt of the requisite approvals referred to in subsection 9.1(b) of this Agreement, violate any Law or Order applicable to any ANB Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by ANB of the Merger and the other transactions contemplated in this Agreement.

     6.3  Capital Stock.  The authorized capital stock of ANB, as of the date of
          -------------
this Agreement, consists of (i) 17,500,000 shares of ANB Common Stock, of which 11,837,099 shares are issued and outstanding, and (ii) 100,000 shares of preferred stock, $1.00 par value per share, none of which is issued and outstanding. All of the issued and outstanding shares of ANB Common Stock are, and all of the shares of ANB Common Stock to be issued in exchange for shares of FNB Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of ANB Common Stock has been, and none of the shares of ANB Common Stock to be issued in exchange for shares of FNB Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of ANB. ANB has granted options to purchase no more than 329,334 shares of ANB Common Stock under its various stock plans.

     6.4  Reports and Financial Statements.  Since January 1, 1998, or the date
          --------------------------------
of organization if later, each ANB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities. As of their respective dates, each of such reports and documents, including the ANB Financial Statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The ANB Financial Statements included in such reports (as of the dates thereof and for the periods covered thereby) (i) are, or if dated after the date of this Agreement, will be, in accordance with the books and records of the ANB Companies, which are or will be, as the case may be, complete and correct and which have been, or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present, or will present, fairly the consolidated financial position of the ANB Companies as of the dates indicated and the consolidated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the ANB Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal year-end adjustments that are not material). The ANB Regulatory Reports have been prepared in material compliance with the rules and regulations of the FRB.

     6.5  Absence of Undisclosed Liabilities.  No ANB Company has any
          ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, except Liabilities accrued or reserved against in the consolidated balance sheets of ANB as of June 30, 2001 included in the ANB Financial Statements or reflected in the notes thereto. No ANB Company has incurred or paid any Liability since June 30, 2001, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

     6.6  Absence of Certain Changes or Events.  Since June 30, 2001 (i) there
          ------------------------------------
have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, and (ii) the ANB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of ANB provided in Article 7 of this Agreement.

     6.7  Compliance with Laws.  ANB is duly registered as a bank holding
          --------------------
company under the BHC Act. Each ANB Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, and there has occurred no Default under any such Permit. Except as may be disclosed on Schedule 6.7, none of the ANB Companies:
             ------------

     (a) is in material violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; or

     (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any ANB Company is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, or
(iii) requiring any ANB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     6.8  Material Contracts.  ANB has filed as an exhibit to its annual report
          ------------------
on Form 10-K each Contract required to be so filed under the 1934 Act and the rules and regulations promulgated thereunder. None of the ANB Companies is in Default under any ANB Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB. All of the indebtedness of any ANB Company for money borrowed is prepayable at any time by such ANB Company without penalty or premium.

     6.9  Legal Proceedings.  Except as set forth on Schedule 6.9, there is no
          -----------------                          ------------
Litigation instituted or pending, or, to the Knowledge of ANB, threatened (or unasserted but considered probable of assertion) against any ANB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any ANB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANB.

     6.10 Statements True and Correct.  No statement, certificate, instrument or
          ---------------------------
other writing furnished or to be furnished by any ANB Company or any Affiliate thereof to FNB pursuant to this Agreement, the Exhibits or Schedules hereto, or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any ANB Company or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to FNB's stockholders in connection with the FNB Stockholders' Meeting, and any other documents to be filed by an ANB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions provided for herein, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of FNB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the FNB Stockholders' Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the FNB Stockholders' Meeting. All documents that any ANB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

     6.11 Accounting, Tax and Regulatory Matters.  No ANB Company or any
          --------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection.

     6.12 1934 Act Compliance.  The Proxy Statement/Prospectus will comply in
          -------------------
all material respects with applicable provisions of the 1933 Act and the 1934 Act and the rules and regulations thereunder.

     6.13 Regulatory Approvals.  ANB knows of no reason why all requisite
          --------------------
regulatory approvals should not or cannot be obtained.

     6.14 Opinion of Counsel.  ANB has no Knowledge of any facts that would
          ------------------
preclude issuance of the opinion of counsel referred to in subsection 9.3(d).

                                   ARTICLE 7
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     7.1  Covenants of Both Parties.
          -------------------------

     (a) Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly provided for herein, each Party shall and shall cause each of its Subsidiaries to (i) preserve intact its business organization, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises, and (ii) take no action, except as required by applicable Law, which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions provided for herein without imposition of a condition or restriction of the type referred to in the last sentences of subsections 9.1(b) or 9.1(c) of this Agreement or (B) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     (b) During the period from the date of this Agreement to the Effective Time, each of ANB and FNB shall cause its Designated Representative (and, if necessary, representatives of any of its Subsidiaries) to confer on a regular and frequent basis with the Designated Representative of the other Party hereto and to report on the general status of its and its Subsidiaries' ongoing operations. Each of ANB and FNB shall permit the other Party hereto to make such investigation of its business or properties and its Subsidiaries and of their respective financial and legal conditions as the investigating Party may reasonably request. Each of ANB and FNB shall promptly notify the other Party hereto concerning (a) any material change in the normal course of its or any of its Subsidiaries' businesses or in the operation of their respective properties or in their respective conditions; (b) any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any material Litigation involving it or any of its Subsidiaries; and (c) the occurrence or impending occurrence of any event or circumstance that would cause or constitute a breach of any of the representations, warranties or covenants contained herein; and each of ANB and FNB shall, and shall cause each of their respective Subsidiaries to, use its best efforts to prevent or promptly respond to same.

     7.2  Covenants of FNB.  From the date of this Agreement until the earlier
          ----------------
of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of ANB, which consent shall not be unreasonably withheld, except for in connection with the actions referenced in sub-sections (ii), (iv) or (v), in which case such consent may be withheld for any reason or no reason:

          (i) amend the Articles of Incorporation, Bylaws or other governing instruments of any FNB Company; or

          (ii) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of FNB Subsidiaries consistent with past practices (which shall include, for FNB Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any FNB Company of any Lien or permit any such Lien to exist; or

          (iii) repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FNB Company, or, declare or pay any dividend or make any other distribution in respect of FNB's capital stock; or

          (iv) except for this Agreement and as required upon exercise of any of the FNB Options, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FNB Common Stock or any other capital stock of any FNB Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

          (v) adjust, split, combine or reclassify any capital stock of any FNB Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any FNB Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

          (vi) acquire any direct or indirect equity interest in any Person, other than in connection with (i) foreclosures in the ordinary course of business and (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

          (vii) grant any increase in compensation or benefits to the employees or officers of any FNB Company, except in accordance with past practices with respect to employees; pay any bonus except in accordance with the provisions of any applicable program or plan adopted by the FNB Board prior to the date of this Agreement; enter into or amend any severance agreements with officers of any FNB Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any FNB Company; or

          (viii) enter into or amend any employment Contract between any FNB Company and any Person (unless such amendment is required by Law) that the FNB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (ix) adopt any new employee benefit plan of any FNB Company or make any material change in or to any existing employee benefit plans of any FNB Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (x) make any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

          (xi) (A) commence any Litigation other than in accordance with past practice, (B) settle any Litigation involving any Liability of any FNB Company for material money damages or restrictions upon the operations of any FNB Company, or, (C) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

          (xii) enter into any material transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices, or not consistent with applicable Laws; or

          (xiii) fail to file timely any report required to be filed by it with any Regulatory Authority; or

          (xiv) make any Loan or advance to any 5% stockholder, director or officer of FNB or any of the FNB Subsidiaries, or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of FNB or any of its Subsidiaries) of any of the foregoing, except for advances under unfunded loan commitments in existence on the date of this Agreement and specifically described on Schedule 7.2(b)(xiv);
                                                          --------------------
     or

          (xv) cancel without payment in full, or modify in any material respect any Contract relating to, any loan or other obligation receivable from any stockholder, director or officer of any FNB Company or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of FNB or any of its Subsidiaries) of any of the foregoing; or

          (xvi) enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any FNB Company or any member of the immediate family of the foregoing, or any Related Interest (Known to FNB or any of its Subsidiaries) of any of the foregoing; or

          (xvii) modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration; or

          (xviii) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries; or

          (xix) except in accordance with applicable Law, change its or any of its Subsidiaries' lending, investment, liability management and other material banking policies in any material respect; or

          (xx) intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the regulatory approvals required in order to consummate the transactions provided for in this Agreement; or

          (xxi) take any action that would cause the transactions provided for in this Agreement to be subject to requirements imposed by any Takeover Law, and FNB shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions provided for in this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect; or

          (xxii)   except with respect to the loan commitments described in
     Schedule 7.2(xxii), make or renew any loan to any Person (including, in the
     ------------------
     case of an individual, his or her immediate family) who or that (directly or indirectly through a Related Interest or otherwise) owes, or would as a result of such loan or renewal owe, any FNB Company more than an aggregate of $300,000 of secured indebtedness or more than $50,000 of unsecured indebtedness; provided, however, that ANB's prior written consent for the actions described in this sub-section (xxii) shall be deemed to have been given if FNB has notified the President of ANB (or his designee) of such action (in accordance with the notice provisions of Section 11.6) and ANB has not objected within 48 hours of receiving such notice. ANB shall use commercially reasonably efforts to notify FNB of any such objection as soon as possible within such 48 hour period.

     7.3  Covenants of ANB.  From the date of this Agreement until the earlier
          ----------------
of the Effective Time or the termination of this Agreement, ANB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of FNB, which consent shall not be unreasonably withheld:

     (a) fail to file timely any report required to be filed by it with Regulatory Authorities, including the SEC; or

     (b) take any action that would cause the ANB Common Stock to cease to be traded on the NASDAQ or another national securities exchange; provided, however, that any action or transaction in which the ANB Common Stock is converted into cash or another marketable security that is traded on a national securities exchange shall not be deemed a violation of this Section 7.3(b).

     7.4  Adverse Changes in Condition.  Each Party agrees to give written
          ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its commercially reasonable best efforts to prevent or promptly to remedy the same.

     7.5  Reports.  Each Party and its Subsidiaries shall file all reports
          -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time, and FNB shall deliver to ANB copies of all such reports filed by FNB or its Subsidiaries promptly after the same are filed.

     7.6  Acquisition Proposals.
          ---------------------

     (a) Except with respect to this Agreement and the transactions provided for herein, FNB expressly agrees that neither FNB nor any of its Subsidiaries, nor any representative retained by FNB or any of its Subsidiaries or any Affiliate thereof will solicit any Acquisition Proposal by any Person until the earlier of the termination of this Agreement or the consummation of the Merger. FNB, acting through the FNB Board or otherwise, agrees that it shall not, except in accordance with Section 7.6(b) below, (i) withdraw, modify or change its recommendation to its stockholders with respect to approval of this Agreement or the Merger, (ii) resolve to engage in any Acquisition Proposal, (iii) recommend to the stockholders of FNB any Acquisition Proposal, or (iv) make any public announcement of a proposal, plan, or intention to do any of the foregoing or enter into and have any agreement, written or oral, to enter into, any agreement, contract, understanding, or arrangement to engage in any of the foregoing.

     (b) Notwithstanding the above or Section 8.8(b) of this Agreement, to the extent required by the fiduciary obligations of the FNB Board, as determined in good faith by a majority of the FNB Board based on the advice of FNB's outside counsel, FNB or the FNB Board, as the case may be, may, within 60 days of the date of this Agreement:

          (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to FNB pursuant to a customary confidentiality agreement (as determined by FNB's outside counsel) to, any person concerning an Acquisition Proposal involving FNB or any of its Subsidiaries; and

          (ii) approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal.

FNB shall promptly advise ANB in writing of any Acquisition Proposal involving FNB or any of its Subsidiaries or any inquiry with respect to or which could lead to any such Acquisition Proposal and will keep ANB fully informed of the status and details of any such Acquisition Proposal. Notwithstanding anything to the contrary herein or elsewhere, neither FNB nor the FNB Board shall take any of the actions identified in subsection (b)(ii) above or terminate this Agreement pursuant to subsection 10.1(j) unless and until FNB has complied with the notice requirements set forth in the preceding sentence and has provided ANB a reasonable opportunity to match the terms of any Superior Proposal, in which case the FNB Board, subject to its fiduciary duties, shall accept ANB's reconstituted offer in lieu of such other Acquisition Proposal.

     7.7  NASDAQ Qualification.  ANB shall, prior to the Effective Time, secure
          --------------------
designation of all ANB Common Stock to be issued in the Merger as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC.

     7.8  Indemnification; Directors' and Officers' D & O Policy Coverage.
          ---------------------------------------------------------------

     (a) ANB shall use its reasonable efforts to maintain in effect for a period of three (3) years after the Effective Time FNB's existing directors' and officers' liability insurance policy, provided that ANB may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions (excluding deductibles) which are substantially no less advantageous to FNB's officers and directors or (ii) with the consent of FNB (given prior to the Effective Time) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that in no event shall ANB be obligated to make aggregate premium payments for such three (3) year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to FNB's directors and officers, 125% of the highest annual premium payments during the last three (3) years on FNB's current policy (as in effect as of the date of this Agreement) multiplied by three (3) (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, ANB shall use its reasonable efforts to maintain the most advantageous policies of director's and officer's liability insurance obtainable for a premium not exceeding the Maximum Amount.

     (b) For a period of three (3) years after the Effective Time, to the extent, if any, not provided by an existing right of indemnification (whether arising statutorily or by virtue of the charter documents of ANB or First American, as the case may be) or other agreement or policy, ANB shall indemnify, defend and hold harmless the present employees, officers and directors of FNB and FNB Bank against all losses, expenses (including reasonable attorney's fees), claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of the fact that such Person is or was a director, officer or employee of FNB or FNB Bank or arising out of or pertaining to the transactions provided for in this Agreement; provided, however, that ANB's obligations hereunder shall be limited (i) by applicable Law and (ii) to the extent of the corresponding obligations of FNB and FNB Bank contained in their respective Articles of Incorporation (or Articles of Association, as the case may be) and Bylaws in effect as of the date hereof.

     (c) If ANB or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of ANB shall assume the obligations set forth in this Section 7.8.

     (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by each Indemnified Party, and each Indemnified Party's heirs and representatives.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1  Regulatory Matters.
          ------------------

     (a) ANB shall promptly prepare and file the S-4 Registration Statement with the SEC. ANB shall use its reasonable efforts to have the S-4 Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. FNB shall mail the Proxy Statement/Prospectus to its stockholders simultaneously with delivery of notice of the meeting of stockholders called to approve the Merger. ANB shall also use its reasonable efforts to obtain all necessary state securities Law or "Blue Sky" permits and approvals required to carry out the transaction provided for in this Agreement, and FNB shall furnish all information concerning FNB and the holders of FNB Common Stock as may be requested in connection with any such action. If at any time prior to the Effective Time of the Merger any event shall occur which should be set forth in an amendment of, or a supplement to, the Proxy Statement/Prospectus, FNB will promptly inform ANB and cooperate and assist ANB in preparing such amendment or supplement and mailing the same to the stockholders of FNB. As of the date of the execution of this Agreement, and assuming the absence of any additional material factors, unless the FNB Board in its good faith judgment determines that it is otherwise required by Law, it is the intent of the FNB Board that the Proxy Statement/Prospectus shall contain the recommendation of the FNB Board in favor of the Merger and, subject to the foregoing, the FNB Board shall recommend that the holders of FNB Common Stock vote for and adopt the Merger provided for in the Proxy Statement/Prospectus and this Agreement.

     (b) The Parties shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. ANB and FNB shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to ANB or FNB, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all Permits and Consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions provided for in this Agreement, and each Party will keep the other apprised of the status of matters relating to completion of the transactions provided for in this Agreement.

     (c) ANB and FNB shall, upon request, furnish each other all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters that may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of ANB, FNB or any of their Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions provided for in this Agreement.

     (d) ANB and FNB shall promptly furnish each other with copies of written communications received by ANB or FNB, as the case may be, or any of their respective Subsidiaries, Affiliates or associates from, or delivered by any of the foregoing to, any Regulatory Authority in respect of the transactions provided for herein.

     (e) ANB will indemnify and hold harmless FNB and its officers and directors and FNB will indemnify and hold harmless ANB and its directors and officers, from and against any and all actions, causes of actions, losses, damages, expenses or liabilities to which any such entity, or any director, officer or controlling person thereof, may become subject under applicable Laws (including the 1933 Act and the 1934 Act) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying Party for use therein.

     8.2  Access to Information.
          ---------------------

     (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, from the date of this Agreement, ANB and FNB shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of ANB and FNB shall, and shall cause each of their respective Subsidiaries to, make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or Federal or state banking Laws (other than reports or documents which such Party is not permitted to disclose under applicable Law, in which case such Party shall notify the other Party of the nondisclosure and the nature of such information) and (ii) also other information concerning its business, properties and personnel as the other party may reasonably request.

     (b) All information furnished by ANB to FNB or its representatives pursuant hereto shall be treated as the sole property of ANB and, if the Merger shall not occur, FNB and its representatives shall return to ANB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. FNB shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in FNB's possession prior to the disclosure thereof by ANB; (y) was then generally known to the public; or (z) was disclosed to FNB by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law.

     (c) All information furnished by FNB or its Subsidiaries to ANB or its representatives pursuant hereto shall be treated as the sole property of FNB and, if the Merger shall not occur, ANB and its representatives shall return to FNB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. ANB shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in ANB's possession prior to the disclosure thereof by FNB or any of its Subsidiaries; (y) was then generally known to the public; or (z) was disclosed to ANB by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law.

     (d) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

     8.3  Efforts to Consummate.  Subject to the terms and conditions of this
          ---------------------
Agreement, each of FNB and ANB shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions provided for in this Agreement, including without limitation obtaining of all of the Consents.

     8.4  FNB Stockholders' Meeting.  FNB shall call a meeting of its
          -------------------------
stockholders (the "FNB Stockholders' Meeting") to be held as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the FNB Stockholders' Meeting (a) FNB shall prepare with the assistance of ANB a notice of meeting; (b) ANB shall furnish all information concerning it that FNB may reasonably request in connection with conducting the FNB Stockholders' Meeting; (c) ANB shall prepare and furnish to FNB for distribution to FNB's stockholders the Proxy Statement/Prospectus; (d) FNB shall furnish all information concerning it that ANB may reasonably request in connection with preparing the Proxy Statement/Prospectus; (e) the FNB Board shall recommend to its stockholders the approval of this Agreement; and (f) FNB shall use its reasonable best efforts to obtain its stockholders' approval. The Parties will use their reasonable best efforts to prepare a preliminary draft of the Proxy Statement/Prospectus within 30 days of the date of this Agreement, and will consult with one another on the form and content of the Proxy Statement/Prospectus (including the presentation of draft copies of such proxy materials to the other) prior to delivery to FNB's stockholders. FNB will use its reasonable best efforts to deliver notice of the meeting and the Proxy Statement/Prospectus as soon as practicable after the S-4 Registration Statement has been declared effective by the SEC.

     8.5  Certificates of Objections.  As soon as practicable (but in no event
          --------------------------
more than three (3) business days) after the FNB Stockholders' Meeting, FNB shall deliver to ANB a certificate of the Secretary of FNB containing the names of the stockholders of FNB that both (a) gave written notice prior to the taking of the vote on this Agreement at the FNB Stockholders' Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement ("Certificate of Objections"). The Certificate of Objections shall include the number of shares of FNB Common Stock held by each such stockholder and the mailing address of each such stockholder.

     8.6  Press Releases.  Prior to the Effective Time, ANB and FNB shall obtain
          --------------
the prior consent of the other Party as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction provided for herein; provided, however, that nothing in this
Section 8.6 shall be deemed to prohibit any Party from making any disclosure which it deems necessary or advisable, with the advice of counsel, in order to satisfy such Party's disclosure obligations imposed by Law.

     8.7  Expenses.  All costs and expenses incurred in connection with the
          --------
transactions provided for in this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of FNB and the FNB Companies, shall be paid by the party incurring such costs and expenses; provided, however, without the consent of ANB, all such costs and expenses incurred by FNB and the FNB Companies shall not exceed $75,000, exclusive of (i) the Broker's Fee, (ii) the cost of preparing the comfort letter referenced in Section 9.2(f), and (iii) the costs, if any, of obtaining the environmental audits, title insurance policies and surveys referenced in Section 8.12 below. Each Party hereby agrees to and shall indemnify the other Party against any liability arising from any such fee or payment incurred by such Party. Nothing contained herein shall limit either Party's rights under Article 10 to recover any damages arising out of a Party's wilful breach of any provision of this Agreement.

     8.8  Failure to Close.
          ----------------

     (a) ANB expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

     (b) Subject to Section 7.6(b) hereof, FNB expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

     8.9  Fairness Opinion.  The FNB Board has engaged the FNB Financial Advisor
          ----------------
to act as advisor to the FNB Board during the transaction and to opine separately as to the fairness from a financial point of view of the Exchange Ratio. FNB has received from the FNB Financial Advisor an opinion that, as of the date hereof, the Exchange Ratio is fair to the shareholders of FNB from a financial point of view.

     8.10 Accounting and Tax Treatment.  Each of the Parties undertakes and
          ----------------------------
agrees to use its best efforts to cause the Merger, and to take no action which would cause the Merger not to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 Agreement of Affiliates.  FNB has disclosed on Schedule 8.11 each
          -----------------------                        -------------
Person whom it reasonably believes is an "affiliate" of FNB for purposes of Rule 145 under the 1933 Act. FNB shall cause each such Person to deliver to ANB not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit B providing that such Person will not sell,
                             ---------
pledge, transfer, or otherwise dispose of the shares of FNB Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of ANB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and ANB shall be entitled to place restrictive legends upon certificates for shares of ANB Common Stock issued to affiliates of FNB pursuant to this Agreement to enforce the provisions of this Section 8.11). ANB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of ANB Common Stock by such affiliates.

     8.12 Title Policy, Survey and Environmental Assessment.
          -------------------------------------------------

     (a) At the election of ANB, FNB will procure and deliver, at its own expense, at least thirty (30) days prior to the Effective Time, whatever environmental audits as ANB may request, which audits shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to ANB.

     (b) At the election of ANB, FNB will, at its own expense, with respect to each parcel of real property that FNB or FNB Bank owns, leases or subleases, procure and deliver to ANB, at least thirty (30) days prior to the Effective Time, a commitment to issue owner's title insurance in such amounts and by such insurance company reasonably acceptable to ANB, which policy shall be free of all material Liens and exceptions to ANB's reasonable satisfaction.

     (c) At the election of ANB, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to subsection
(b) above, FNB, at its own expense, will procure and deliver to ANB at least thirty (30) days prior to the Effective Time, a survey of such real property, which surveys shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to ANB, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof. Such surveys shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time. In addition, FNB shall deliver to ANB a complete legal description for each parcel of real estate or interest owned, leased or subleased by any FNB Company or in which any FNB Company has any ownership or leasehold interest.

     8.13 Compliance Matters.  Prior to the Effective Time, FNB shall take, or
          ------------------
cause to be taken, all commercially reasonable steps requested by ANB to cure any known deficiencies in regulatory compliance by FNB or FNB Bank; provided, however, that ANB shall not be responsible for discovering such defects, shall not have any obligation to disclose the existence of such defects to FNB, and shall not have any liability resulting from such deficiencies or attempts to cure them.

     8.14 Conforming Accounting and Reserve Policies.  Prior to Closing, FNB
          ------------------------------------------
shall establish and take such charge offs, reserves and accruals as ANB reasonably shall request to conform FNB Bank's loan, accrual, capital, reserve and other accounting policies to the policies of ANB (collectively, the "Conforming Adjustments").

     8.15 Employee Benefits Matters.  The Parties agree that several FNB benefit
          -------------------------
plans will be terminated or frozen in connection with the Merger, as more particularly set forth in the following table:

------------------------------------------------------------------------------------------------------------------------------------
            Benefit Plan                                                         Treatment
------------------------------------------------------------------------------------------------------------------------------------
KSOP                                   The KSOP will be terminated in its entirety, to be effective immediately prior to the
                                       Effective Time. Participants will become 100% vested upon such termination. At the Effective
                                       Time, the shares of FNB Common Stock associated with the KSOP will be converted into shares of ANB Common Stock or the Per Share Cash Consideration pursuant to Section 3.1 of this
                                       Agreement, and such ANB Common Stock or cash consideration will be distributed to the participants as soon as practicable after the Effective Time (but not before receipt of a favorable determination letter from the IRS). Upon the Effective Time, previous FNB or FNB
                                       Bank employees who become ANB or First American employees will be eligible to participate in
                                       ANB's 401(k) plan and will be granted credit for purposes of service and vesting requirements.
------------------------------------------------------------------------------------------------------------------------------------
Defined Benefit Retirement Plan        To be frozen such that there will be no accelerated vesting as of the Effective Time or accrual of future benefits after the Effective Time.
------------------------------------------------------------------------------------------------------------------------------------
Director's Deferred Compensation Plan  To be frozen such that (i) there will be no mandatory funding after the Effective Time, (ii)
                                       beginning at age 65, each participant will be eligible to receive the "Termination Benefit,"
                                       but not the "Annual Compensation" (as those terms are defined in the plan), (iii) the
                                       "Termination Benefit" will be based on months of service as a Director prior to the Effective
                                       Time, and (iv) each participant's rights and obligations shall otherwise continue to be governed by the terms, conditions and requirements of the plan.
------------------------------------------------------------------------------------------------------------------------------------
Executive Supplemental Income Plan     At the Effective Time, each participating officer will become vested in all earned amounts.
                                       The plan will be frozen such that (i) there will be no mandatory funding after the Effective
                                       Time, (ii) each officer's eligible benefits under the plan will be capped at the amount in such officer's liability account immediately prior to the Effective Time (without regard to any change of control premium or acceleration), plus interest accruals required by applicable accounting principles, (iii) additional years of service with ANB or First American will not result in any additional benefits under the plan, and (iv) each officer's rights and obligations shall otherwise continue to be governed by the terms, conditions and requirements of the plan.
------------------------------------------------------------------------------------------------------------------------------------

     FNB agrees that it shall take, and shall cause each participant in such plans to take, all actions and to execute all amendments and other documents reasonably requested by ANB to effectuate the benefit plan modifications set forth above.

     8.16 Subsidiary Merger Agreement.  Prior to the Effective Time, FNB and ANB
          ---------------------------
shall cause FNB Bank and First American, respectively, to execute and deliver the Subsidiary Merger Agreement substantially in the form attached hereto as Exhibit C. FNB and ANB each agree that, prior to the Effective Time, it shall
---------
vote by action by written consent or as otherwise required all of the shares of capital stock of FNB Bank or First American, as the case may be, in favor of such Subsidiary Merger Agreement and the transactions provided for therein and shall take all other actions, and make all filings with Regulatory Authorities, required under applicable Law in connection with the Subsidiary Merger.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1  Conditions to Obligations of Each Party.  The respective obligations
          ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.4 of this Agreement:

     (a)  Stockholder Approval. The stockholders of FNB shall have approved this
          --------------------
Agreement by the requisite vote, and the consummation of the transactions provided for herein, as and to the extent required by Law and by the provisions of any governing instruments, and FNB shall have furnished to ANB certified copies of resolutions duly adopted by its stockholders evidencing same.

     (b)  Regulatory Approvals. All Consents of, filings and registrations with,
          --------------------
and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner (including without limitation requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions provided for in this Agreement as to render inadvisable the consummation of the Merger.

     (c)  Consents and Approvals.  Each Party shall have obtained any and all
          ----------------------
Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

     (d)  Legal Proceedings.  No court or Regulatory Authority of competent
          -----------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or make illegal consummation of the transactions provided for in this Agreement. No action or proceeding shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action or proceeding by any Person, which seeks to restrain the consummation of the transactions provided for in this Agreement which, in the opinion of the ANB Board or the FNB Board, renders it impossible or inadvisable to consummate the transactions provided for in this Agreement.

     (e)  Tax Matters.  FNB and ANB shall have received a written opinion of
          -----------
counsel from Maynard, Cooper & Gale, P.C. in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of FNB Common Stock for ANB Common Stock will not give rise to gain or loss to the stockholders of FNB with respect to such exchange (except to the extent of any cash received), and (iii) neither FNB nor ANB will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel for ANB shall be entitled to rely upon representations of officers of FNB and ANB reasonably satisfactory in form and substance to such counsel.

     (f)  S-4 Registration Statement Effective.  The S-4 Registration Statement
          ------------------------------------
shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

     9.2  Conditions to Obligations of ANB.  The obligations of ANB to perform
          --------------------------------
this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by ANB pursuant to subsection 11.4(a) of this Agreement:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
FNB set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective

Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

     (b)  Performance of Agreements and Covenants.  Each and all of the
          ---------------------------------------
agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c)  Certificates. FNB shall have delivered to ANB (i) a certificate, dated
          ------------
as of the Effective Time and signed on its behalf by its chief executive officer and its vice-president, to the effect that the conditions of its obligations set forth in subsections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the FNB Board and the FNB stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as ANB and its counsel shall request.

     (d)  Opinion of Counsel.  FNB shall have delivered to ANB an opinion of
          ------------------
Bradley Arant Rose & White LLP, counsel to FNB, dated as of the Closing, in substantially the form of Exhibit D hereto.
                          ---------

     (e)  Net Worth and Capital Requirements. Immediately prior to the Effective
          ----------------------------------
Time, FNB and FNB Bank shall have a minimum net worth (without giving effect to the Conforming Adjustments) of $16.1 Million and $16.225 Million, respectively. For purposes of this Section 9.2(e), "net worth" shall mean the sum of the amounts set forth on the balance sheet as shareholders' equity (including the par or stated value of all outstanding capital stock, retained earnings, additional paid-in capital, capital surplus and earned surplus), less the sum of
(a) any amounts at which shares of capital stock of such person appear on the asset side of the balance sheet and (b) any amounts due from or owed by any Subsidiary thereof; provided, however, that unrealized gains or losses on securities classified as "available for sale" shall be disregarded for purposes of calculating "net worth."

     (f)  Comfort Letter.  ANB shall have received from Mauldin & Jenkins
          --------------
Certified Public Accountants and Consultants, LLC a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of FNB as ANB may reasonably request.

     (g)  Conforming Adjustments.  The Conforming Adjustments shall have been
          ----------------------
made to the satisfaction of ANB in its sole discretion.

     (h)  F. Alton Garrett Employment.  (i) That certain Termination Agreement
          ---------------------------
between FNB, FNB Bank and F. Alton Garrett, substantially in the form of Exhibit
                                                                         -------
E hereto, shall be in full force and effect as of the Effective Time, and (ii)
-
Mr. Garrett shall have entered into a new Employment Agreement with ANB in substantially the form of Exhibit F hereto.
                          ---------

     (i)  Litigation Matters.  (i) Notwithstanding any disclosures in Schedule
          ------------------                                          --------
5.16 or otherwise, in the estimation of ANB in its sole discretion, the
----
aggregate out-of-pocket exposure to the FNB Companies associated with pending, threatened or potential litigation or claims (regulatory, civil or otherwise) against the FNB Companies shall not exceed $750,000 (the "Litigation Threshold"), and (ii) ANB shall have received documentation from FNB's insurance carriers reasonably satisfactory to ANB establishing that all of FNB's insurance coverages will continue in full force and effect notwithstanding the consummation of the Merger; provided, however, each of the parties hereto acknowledges and agrees that any amounts paid or agreed to be paid by an FNB Company subsequent to the execution of this Agreement that arise out of or relate to any such pending, threatened or potential litigation or claims (regulatory, civil or otherwise) that exist as of the execution of this Agreement shall reduce the Litigation Threshold on a dollar for dollar basis.

     (j)  Employee Benefits Plans.  ANB shall have received such evidence and
          -----------------------
documentation as it shall have reasonably requested to effectuate the modifications to each of the FNB benefit plans set forth in Section 8.15 of this Agreement.

     (k)  Regulatory Matters.   Other than as expressly disclosed in Schedule
          ------------------                                         --------
5.7, no agency or department of federal, state or local government or any Regulatory Authority or the staff thereof shall have (i) asserted that any FNB Company is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) revoked any material Permits, or (iii) issued, or required any FNB Company to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking, that, in the reasonable estimation of ANB, restricts or impairs the conduct of such FNB Company's business or future prospects.

     9.3  Conditions to Obligations of FNB.  The obligations of FNB to perform
          --------------------------------
this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to subsection 11.4(b) of this Agreement:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
ANB set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

     (b)  Performance of Agreements and Covenants.  Each and all of the
          ---------------------------------------
agreements and covenants of ANB to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c)  Certificates. ANB shall have delivered to FNB (i) a certificate, dated
          ------------
as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in subsections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the ANB Board evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.

     (d)  Opinion of Counsel.  ANB shall have delivered to FNB an opinion of
          ------------------
Maynard, Cooper & Gale, P.C., counsel to ANB, dated as of the Effective Time, in substantially the form of Exhibit G hereto.
                          ---------

     (e)  Comfort Letter.  FNB shall have received from PricewaterhouseCoopers,
          --------------
LLP, independent certified public accountants, a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of ANB as FNB may reasonably request.

     (f)  Fairness Opinion.  FNB shall have received from the FNB Financial
          ----------------
Advisor the fairness opinion described in Section 8.9 stating that the Exchange Ratio provided for in this Agreement and recommended by FNB to its stockholders is fair to FNB and its stockholders from a financial point of view.

     (g)  ANB Common Stock.  The ANB Common Stock to be issued in the Merger
          ----------------
shall have been qualified as a NASDAQ "national market system security" pursuant to Section 7.7 hereof.


                                  ARTICLE 10
                                  TERMINATION
                                  -----------

     10.1 Termination.  Notwithstanding any other provision of this Agreement,
          -----------
and notwithstanding the approval of this Agreement by the stockholders of FNB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a)  by mutual written consent of the ANB Board and the FNB Board; or

     (b) by the ANB Board or the FNB Board in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

     (c) by the ANB Board or the FNB Board in the event of a material breach by the other Party of any covenant, agreement or other obligation contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on either Party; or

     (d) by the ANB Board or the FNB Board (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement) if (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions provided for herein shall have been denied by final nonappealable action of such authority or if any action taken by such Authority is not appealed within the time limit for appeal, or (ii) the stockholders of FNB fail to vote their approval of this Agreement and the transactions provided for herein at its Stockholders' Meeting where the transactions are presented to such FNB stockholders for approval and voted upon; or

     (e) by the ANB Board, if, notwithstanding any disclosures in Schedule 5.7 or otherwise, (i) there shall have occurred any Material Adverse Effect to the business, operations, or financial condition of FNB taken as a whole, or (ii) any facts or circumstances shall develop or arise after the date of this Agreement which are reasonably likely to cause or result in any Material Adverse Effect to the business, operations, or financial condition of FNB taken as a whole, and such Material Adverse Effect (or such facts or circumstances) shall not have been remedied within thirty (30) days after receipt by FNB of notice in writing from ANB specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

     (f) by the FNB Board, if there shall have occurred any Material Adverse Effect to the business, operations or financial condition of ANB taken as a whole and such Material Adverse Effect shall not have been remedied within thirty (30) days after receipt by ANB of notice in writing from FNB specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

     (g) by the ANB Board or the FNB Board if the Merger shall not have been consummated by June 30, 2002 if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(g); provided, however, that if a Consent from a Regulatory Authority has not been obtained by such termination date, then the termination date may be extended by either party to September 30, 2002, if the failure to obtain such Consent is not caused by any breach of this Agreement by the Party electing such extension; or

     (h) by the ANB Board or the FNB Board if any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(g) of this Agreement and such failure was not the fault of the terminating party; or

     (i) by the ANB Board if the holders of in excess of five percent (5%) of the outstanding shares of FNB Common Stock properly assert their dissenters' rights of appraisal pursuant to the Dissenters' Provisions; or

     (j) subject to the terms and conditions of Section 7.6, by the FNB Board, if a majority of the disinterested members of the FNB Board shall have determined to enter into an agreement with respect to a Superior Proposal; or

     (k)  by the ANB Board if, notwithstanding any disclosures in Schedule 5.7
                                                                  ------------
or otherwise, any FNB Company takes any of the actions referenced in sub-section 7.2(ii), (iv) or (v) without the prior written consent of ANB.

     10.2 Effect of Termination.  In the event of the termination and
          ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Sections 8.2 and 8.7 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), 10.1(g) or 10.1(h) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination. Notwithstanding the foregoing, in the event of any termination of this Agreement, the FNB Stock Option Agreement shall remain in full force and effect in accordance with its terms.

     10.3 Non-Survival of Representations and Covenants.  The respective
          ---------------------------------------------
representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.


                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

     11.1 Definitions.  Except as otherwise provided herein, the capitalized
          -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "ABCA" shall mean the Alabama Business Corporation Act, as amended.

          "Acquisition Proposal," with respect to FNB, means a tender or exchange offer, proposal for a merger, acquisition of all the Stock or Assets of, consolidation or other business combination involving FNB or any of its Subsidiaries or any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, FNB or any of its Subsidiaries, including a plan of liquidation of FNB or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 5% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Aggregate Cash Amount" shall have the meaning set forth in Section 3.1(c) of this Agreement.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference. References to "the date of this Agreement," "the date hereof" and words of similar import shall refer to the date this Agreement was first executed, as indicated in the introductory paragraph on the first page hereof.

          "ANB" shall mean Alabama National BanCorporation, a Delaware corporation.

          "ANB Board" shall mean the Board of Directors of ANB.

          "ANB Common Stock" shall mean the $1.00 par value common stock of ANB.

          "ANB Companies" shall mean, collectively, ANB and all ANB
     Subsidiaries.

          "ANB Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of FNB as of December 31, 2000, 1999 and 1998, and the related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) for the years then ended, as delivered by ANB to FNB, and (ii) the consolidated balance sheets of ANB (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) delivered by ANB to FNB with respect to periods ended subsequent to December 31, 2000.

          "ANB Options" shall have the meaning provided for in subsection 3.1(c) of this Agreement.

          "ANB Subsidiaries" shall mean the Subsidiaries of ANB.

          "Articles of Merger" shall mean the Articles of Merger to be signed by ANB and FNB and filed with the Secretary of State of Alabama relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "Average Quoted Price" shall mean the price derived by adding the averages of the high and low sales price of one share of ANB Common Stock as reported on NASDAQ on each of the ten (10) consecutive trading days ending on the fifth business day prior to the Effective Time, and dividing such sum by ten (10).

          "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "Broker's Fee" shall have the meaning provided in Section 5.24 of the Agreement.

          "Cash Election Shares" shall have the meaning set forth in Section 3.1(c) of this Agreement.

          "Certificate of Merger" shall mean the Certificate of Merger to be executed by ANB and filed with the Secretary of State of Delaware relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "Certificate of Objections" shall have the meaning provided in Section
     8.5 of this Agreement.

          "Closing" shall mean the closing of the transactions provided for herein, as described in Section 1.2 of this Agreement.

          "Conforming Adjustments" shall have the meaning provided in Section
     8.14 of this Agreement.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Current Trustees" shall have the meaning set forth in Section 8.15(a) of this Agreement.

          "Cutoff" shall have the meaning provided in Section 4.2 of this Agreement.

          "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "DGCL" shall mean the Delaware General Corporation Law, as amended.

          "Designated Representative"

          (a) with respect to FNB shall mean F. Alton Garrett and/or John V. Denson; and

          (b) with respect to ANB shall mean John H. Holcomb, Richard Murray and/or William E. Matthews.

          "Dissenter Provisions" shall have the meaning provided in Section 3.4 of this Agreement.

          "Effective Time" shall mean the date and time at which the Merger becomes effective as provided in Section 1.3 of this Agreement.

          "Election Deadline" shall have the meaning set forth in Section 3.1(c) of this Agreement.

          "Election Form" shall have the meaning set forth in Section 3.1(c) of this Agreement.

          "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning provided in Section 5.14(c) of this Agreement.

          "ESOP" shall have the meaning set forth in Section 8.15(a) of this Agreement.

          "ESOP Termination" shall have the meaning set forth in Section 8.15(c) of this Agreement.

          "Exchange Agent" shall mean SunTrust Bank, Atlanta, Georgia.

          "Exchange Ratio" shall have the meaning given such term in Section 3.1(b) hereof.

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "First American" shall have the meaning provided for in the Preamble of this Agreement.

          "FNB" shall mean Farmers National Bancshares, Inc., an Alabama corporation.

          "FNB Allowance" shall have the meaning provided for in Section 5.9(a) of this Agreement.

          "FNB Bank" shall have the meaning set forth in the Preamble of this Agreement.

          "FNB Benefit Plans" shall have the meaning set forth in Section 5.14(a) of this Agreement.

          "FNB Board" shall mean the Board of Directors of FNB.

          "FNB Call Reports" shall mean (i) the Reports of Income and Condition of FNB Bank for the years ended December 31, 2000 and 1999, as filed with the OCC; (ii) the Reports of Income and Condition of FNB Bank delivered by FNB to ANB with respect to periods ended subsequent to December 31, 2000;
     (iii) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, for the years ended December 31, 2000 and 1999, as filed by FNB with the FRB; and (iv) the Consolidated Financial Statements for

     Bank Holding Companies, Form FRY 9C, delivered by FNB to ANB with respect to periods ended subsequent to December 31, 2000.

          "FNB Certificate" shall have the meaning provided in Section 4.2 of this Agreement.

          "FNB Common Stock" shall mean the $0.01 par value voting common stock of FNB.

          "FNB Companies" shall mean, collectively, FNB and all FNB
     Subsidiaries.

          "FNB Contracts" shall have the meaning set forth in Section 5.15 of this Agreement.

          "FNB ERISA Plans" shall have the meaning set forth in Section 5.14(a) of this Agreement.

          "FNB Financial Advisor" shall have the meaning set forth in Section
     5.24 of this Agreement.

          "FNB Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FNB as of December 31, 2000, 1999 and 1998, and the related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) for the years then ended, as delivered by FNB to ANB, and (ii) the consolidated balance sheets of FNB (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) delivered by FNB to ANB with respect to periods ended subsequent to December 31, 2000.

          "FNB Options" shall have the meaning provided in Section 5.3(a) of this Agreement.

          "FNB Pension Plan" shall have the meaning set forth in Section 5.14(a) of this Agreement.

          "FNB Stock Option Agreement" shall have the meaning set forth in the preamble of this Agreement.

          "FNB Stockholders' Meeting" shall mean the meeting of the stockholders of FNB to be held pursuant to Section 8.4 of this Agreement, including any adjournment or adjournments thereof.

          "FNB Subsidiaries" shall mean the Subsidiaries of FNB, which shall include the FNB Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

          "FRB" or "Federal Reserve Board" shall mean Board of Governors of the Federal Reserve System.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. ? 9601 et seq., or any similar federal, state or local Law.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Party shall mean the actual knowledge of the officers and directors of such Party and that knowledge that any director of the Party would have obtained upon a reasonable examination of the books, records and accounts of such Party and that knowledge that any officer of the Party would have obtained upon a reasonable examination of the books, records and accounts of such officer and such Party.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including without limitation those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including without limitation costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including without limitation Contracts related to it), or the transactions provided for in this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loan Property" shall mean any property owned by a Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Loans" shall have the meaning set forth in Section 5.9(a) of this Agreement.

          "Mailing Date" shall have the meaning set forth in Section 3.1(c) of this Agreement.

          "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Material Adverse Effect" on a Party shall mean an event, change or occurrence that has a material adverse impact on (i) the financial position, results of operations or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions provided for in this Agreement; provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts of governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (z) the Merger on the operating performance of the Parties, or (zz) any action or omission of a Party taken pursuant to the terms and provisions of this Agreement or otherwise taken with the prior written consent of the other Party.

          "Maximum Amount" shall have the meaning set forth in Section 7.8 of this Agreement.

          "Merger" shall mean the merger of FNB with and into ANB referred to in the Preamble of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

          "No Election Shares" shall have the meaning set forth in Section 3.1(c) of this Agreement.

          "OCC" shall mean the Office of the Comptroller of the Currency.

          "Order" shall mean any administrative decision or award, decrees, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "Participation Facility" shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

          "Party" shall mean either FNB or ANB, and "Parties" shall mean both FNB and ANB.

          "Per Share Cash Consideration" shall have the meaning set forth in
     Section 3.1(c) of this Agreement.

          "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

          "Proxy Statement/Prospectus" shall have the meaning set forth in
     Section 5.18 of this Agreement.

          "Registration Statement" shall mean the Registration Statement on Form S-4 or Form S-3, or other appropriate form, filed with the SEC by ANB under the 1933 Act in connection with the transactions contemplated by this Agreement.

          "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the FRB, the OCC, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

          "Related Interests" shall have the meaning set forth in Section 5.15 of this Agreement.

          "S-4 Registration Statement" shall have the meaning set forth in
     Section 5.18 of this Agreement.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940 as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "State Regulator" shall have the meaning set forth in Section 5.9(c) of this Agreement.

          "Subsidiary Merger" shall have the meaning provided for in the Preamble of this Agreement.

          "Subsidiary Merger Agreement" shall have the meaning provided for in the Preamble of this Agreement.

          "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "Successor Trustee" shall have the meaning set forth in Section 8.15(a) of this Agreement.

          "Superior Proposal" means a bona fide written Acquisition Proposal which the FNB Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of "Superior Proposal", the references to "more than 15%" in the definition of Acquisition Proposal shall be deemed to be references to "a majority" and the definition of Acquisition Proposal shall only refer to a transaction involving FNB and not its Subsidiaries.

          "Surviving Corporation" shall mean ANB as the surviving corporation in the Merger.

          "Surviving Subsidiary" shall have the meaning provided for in Section
     1.4 of this Agreement.

          "Takeover Laws" shall have the meaning set forth in Section 5.28 of this Agreement.

          "Tax Opinion" shall have the meaning set forth in Section 9.1(f) of this Agreement.

          "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

     11.2 Entire Agreement.  Except as otherwise expressly provided herein, this
          ----------------
Agreement (including the FNB Stock Option Agreement and other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any right, remedies, obligations or liabilities under or by reason of this Agreement.

     11.3 Amendments.  To the extent permitted by Law, this Agreement may be
          ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the holders of FNB Common Stock, there shall be made no amendment that pursuant to the ABCA requires further approval by the FNB stockholders without the further approval of the FNB stockholders.

     11.4 Waivers.
          -------

     (a) Prior to or at the Effective Time, ANB, acting through the ANB Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ANB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of ANB.

     (b) Prior to or at the Effective Time, FNB, acting through the FNB Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ANB, to waive or extend the time for the compliance or fulfillment by ANB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

     11.5 Assignment.  Except as expressly provided for herein, neither this
          ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.6 Notices.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          FNB:                Farmers National Bancshares, Inc.
                              1515 Second Avenue #A
                              Opelika, Alabama 36801
                              Telecopy Number: (334) 749-0347

                              Attention:  F. Alton Garrett
                                          President

          Copy to Counsel:    Bradley Arant Rose & White LLP
                              2001 Park Place, Suite 1400
                              Birmingham, Alabama 35203
                              Telecopy Number: (205) 521-8800

                              Attention:  Paul S. Ware

          ANB:                Alabama National BanCorporation
                              1927 First Avenue North
                              Birmingham, Alabama 35203
                              Telecopy Number: (205) 583-3275

                              Attention:  John H. Holcomb, III,
                                          Chief Executive Officer

          Copy to Counsel:    Maynard, Cooper & Gale, P.C.
                              1901 Sixth Avenue North
                              2400 AmSouth/Harbert Plaza
                              Birmingham, Alabama 35203
                              Telecopy Number: (205) 254-1999

                              Attention:  Mark L. Drew

     11.7 Brokers and Finders.  Except as provided in Section 5.24, each of the
          -------------------
Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions provided for herein. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FNB or ANB, each of FNB and ANB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability with respect to any such claim.

     11.8   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the Laws of the State of Delaware without regard to any applicable conflicts of Laws, except to the extent federal law shall be applicable.

     11.9   Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.10  Captions.  The captions contained in this Agreement are for
            --------
reference purposes only and are not part of this Agreement.

     11.11  Enforcement of Agreement.  The Parties hereto agree that irreparable
            ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.12  Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.13  Singular/Plural; Gender.  Where the context so requires or permits,
            -----------------------
the use of singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

     11.14  Schedules.  The disclosures in the Schedules to this Agreement, and
            ---------
those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the covenants or statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the covenants and statements in the body of this Agreement will control.

     11.15  Alternative Structure.  Notwithstanding anything to the contrary
            ---------------------
contained in this Agreement, prior to the Effective Time, ANB shall be entitled to revise the structure of the Subsidiary Merger and related transactions in order to substitute an ANB Subsidiary (or no ANB Subsidiary) in the place of First American, whereby such other ANB Subsidiary would be the Surviving Subsidiary upon consummation of the Subsidiary Merger (or there would be no Subsidiary Merger), provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Internal Revenue Code, and not change the amount of consideration to be received by FNB's shareholders, (ii) be capable of consummation in as timely a manner as the Subsidiary Merger provided for herein, and (iii) not otherwise be prejudicial to the interests of FNB's shareholders. This Agreement, the Subsidiary Merger Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respectively authorized officers as of the day and year first above written.

                                      Farmers National Bancshares, Inc.
ATTEST:


By: /s/  C. David Scott               By: /s/  F. Alton Garrett
   ------------------------------         ------------------------------------
                                            F. Alton Garrett
     Its:   Assistant Secretary             Its: President
         ------------------------



                                      Alabama National BanCorporation
ATTEST:


By:  /s/  Dan M. David                By: /s/  John H. Holcomb, III
    -----------------------------        ------------------------------------
                                            John H. Holcomb, III
     Its:   Vice Chairman                   Its: Chief Executive Officer
            ---------------------

                               List of Exhibits
                               ----------------

Exhibit A:          Form of FNB Stock Option Agreement
---------

Exhibit B:          Form of Rule 145 Agreement
---------

Exhibit C:          Form of Subsidiary Merger Agreement
---------

Exhibit D:          Form of Bradley, Arant, Rose & White, LLP Opinion
---------

Exhibit E           Form of Termination Agreement between FNB, FNB Bank and F.
---------
                    Alton Garrett

Exhibit F:          Form of Employment Agreement between ANB and F. Alton
---------
                    Garrett

Exhibit G:          Form of Maynard, Cooper & Gale, P.C. Opinion
---------

                                   Exhibit A
                                   ---------


                            [Please See Appendix B]

                                   Exhibit B
                                   ---------


                         [Form of Rule 145 Agreement]


                                  (Attached)

                           [________________], 2001


Alabama National BanCorporation
1927 First Avenue North
Birmingham, Alabama 35203

Ladies and Gentlemen:

The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Farmers National Bancshares, Inc., an Alabama corporation ("FNB"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of [______________], 2001 (the "Merger Agreement"), executed by FNB and Alabama National BanCorporation, a Delaware corporation ("ANB"), FNB will be merged with and into ANB (the "Merger").

As a result of the Merger, the undersigned may receive shares of common stock, par value $1.00 per share, of ANB (such shares received by the undersigned as a result of the Merger are hereinafter referred to as the "ANB Securities") in exchange for any shares owned by the undersigned of common stock of FNB.

The undersigned represents, warrants and covenants to ANB that:

A. The undersigned shall not make any sale, transfer or other disposition of the ANB Securities in violation of the Act or the Rules and Regulations.

B. The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of ANB Securities, to the extent the undersigned has considered necessary, with the undersigned's counsel or counsel for FNB.

C. The undersigned has been advised that the issuance of ANB Securities to the undersigned pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of FNB, the undersigned may be deemed to have been an affiliate of FNB and the distribution by the undersigned of the ANB Securities has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of ANB Securities issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act (as hereafter amended, "Rule 145") or (iii) ANB has received an opinion of counsel reasonably acceptable to ANB (or other evidence reasonably acceptable to ANB) that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

D. The undersigned understands that ANB is under no obligation to register the sale, transfer or other disposition of the ANB Securities by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

E. The undersigned also understands that stop transfer instructions will be given to ANB's transfer agent with respect to the ANB Securities and that there will be placed on the certificates for the ANB Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THE CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _______________, ______, BETWEEN THE REGISTERED HOLDER HEREOF AND ALABAMA NATIONAL BANCORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ALABAMA NATIONAL BANCORPORATION."

F. The undersigned also understands that unless the transfer by the undersigned of the undersigned's ANB Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, ANB reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

It is understood and agreed that the legends set forth in paragraphs e. and f.
          above shall be removed by delivery of substitute certificates without such legend and the related stop transfer instructions will be lifted forthwith, at such time as (i) the undersigned is not an affiliate of ANB and a period of at least one year (as determined in accordance with paragraph (d) of Rule 144 under the Act) has elapsed since the date of consummation of the Merger, and ANB meets the requirements of paragraph (c) of Rule 144 under the Act, (ii) the undersigned is not, and has not been for at least three months, an affiliate of ANB, and a period of at least two years (as determined in accordance with paragraph (d) of Rule 144 under the Act) has elapsed since the date of consummation of the Merger or (iii) ANB shall have received an opinion of counsel or other evidence, in each case reasonably acceptable to ANB, that such legend and stop transfer instructions are not required for purposes of the Act.

Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of FNB as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

               Very truly yours,


               _________________________________________________________________
               [signature]

               _________________________________________________________________
               [typed or printed name]


Accepted this _____  day of ______________, 2001 by

ALABAMA NATIONAL BANCORPORATION

By:___________________________

Name:_________________________

Title:________________________

                                   Exhibit C
                                   ---------


                     [Form of Subsidiary Merger Agreement]


                                  (Attached)

                    SUBSIDIARY AGREEMENT AND PLAN OF MERGER
                    ---------------------------------------


     SUBSIDIARY AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of this
          _______ day of ____________, 2001, by and between The Farmers National Bank of Opelika, a National banking association ("Farmers") and a wholly-owned subsidiary of Farmers National bancshares, Inc., an Alabama corporation ("FNB"), and First American Bank, an Alabama banking corporation ("First American") and a wholly-owned subsidiary of Alabama National BanCorporation, a Delaware corporation ("ANB"). Capitalized terms not otherwise defined herein shall have the meanings ascribed in that certain Agreement and Plan of Merger dated September [____], 2001, between ANB and FNB (the "Merger Agreement").

                                   Recitals

WHEREAS, pursuant to the Merger Agreement, FNB will be merged with and into ANB
          (the "Merger") at the Effective Time;

WHEREAS, in connection with the Merger, the Merger Agreement provides that Farmers shall be merged with and into First American;

WHEREAS, pursuant to Section 8.16 of the Merger Agreement, the parties have agreed to consummate the Subsidiary Merger on the terms and conditions set forth herein.

                                   Agreement

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                               SUBSIDIARY MERGER

1.1  Subsidiary Merger.
     -----------------

(a) Subject to the provisions hereof, Farmers shall be merged with and into First American under the charter of First American, and First American shall be the surviving bank (sometimes hereinafter referred to as the "Surviving Subsidiary" when reference is made to it after the Effective Time). The name of the surviving corporation shall be First American Bank, and the business of the Surviving Subsidiary shall be that of an Alabama banking corporation. This business shall be conducted by the Surviving Subsidiary at its main office in Decatur, Alabama, and at its legally established branches, which shall include the current main office and branches of Farmers.

(b) The Subsidiary Merger shall occur immediately following the consummation of Merger at the Effective Time, or at such other date and time prior to the Effective Time as ANB and FNB shall mutually designate, or at such other date and time subsequent to the Effective Time as ANB may unilaterally designate (the "Effective Time of the Subsidiary Merger").

1.2  Effect of Subsidiary Merger.  At the Effective Time of the Subsidiary
     ---------------------------
          Merger, Farmers shall be merged with and into First American and the separate existence of Farmers shall cease. All of the shares of capital stock of Farmers issued and outstanding as of the Effective Time of the Subsidiary Merger, and all rights in respect thereof, shall be canceled. The shares of capital stock of First American outstanding immediately prior to consummation of the Subsidiary Merger shall remain outstanding and constitute the only outstanding shares of capital stock of the Surviving Subsidiary following consummation of the Subsidiary Merger.

1.3  Conveyance.  All assets of First American and Farmers as they exist at the
     ----------
          Effective Time of the Subsidiary Merger shall pass to and vest in the Surviving Subsidiary without any conveyance or other transfer. The Surviving Subsidiary shall be responsible for all the liabilities of every kind and description of each of Farmers and First American existing as of the Effective Time of the Subsidiary Merger.

1.4  Board of Directors; Articles of Incorporation; Bylaws. The Board of
     -----------------------------------------------------
        Directors of the Surviving Subsidiary shall, until the next annual meeting or until such time as their successors have been elected and have qualified, consist of the incumbent directors of First American. The Articles of Incorporation and Bylaws of First American shall be the Articles of Incorporation and Bylaws of the Surviving Subsidiary.

                                  ARTICLE II
                                CAPITALIZATION

2.1  Capitalization of First American. As of the date hereof, the authorized
     --------------------------------
        capital stock of First American consists of 100,000 shares of common stock, par value $1.00 per share, 20,000 shares of which are issued and outstanding and none of which is held in the treasury of First American.

2.2  Capitalization of Farmers. As of the date hereof, the authorized capital
     -------------------------
        stock of Farmers consists of 87,500 shares of common stock, par value $5.00 per share, 70,000 shares of which are issued and outstanding and none of which is held in the treasury of Farmers.

                                  ARTICLE III
                                   COVENANTS

3.1  Covenants of First American and Farmers. During the period from the date of
     ---------------------------------------
        this Agreement and continuing until the Effective Time of the Subsidiary Merger, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions provided for in this Agreement.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT

4.1  Conditions to Each Party's Obligation to Effect the Merger. The respective
     ----------------------------------------------------------
        obligations of each party to effect the Subsidiary Merger shall be subject to the satisfaction prior to the Effective Time of the Subsidiary Merger of the following conditions:

(a)  No Injunctions or Restraints; Illegality. No temporary restraining order,
     ----------------------------------------
        preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Subsidiary Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Subsidiary Merger, which makes the consummation of the Subsidiary Merger illegal as of the Effective Time of the Subsidiary Merger.

(b)  Shareholder Approval. The shareholders of each of Farmers and First
     --------------------
        American shall have voted affirmatively to approve the Subsidiary Merger and the related proposals by a vote of not less than a majority or two-thirds, as the case may be, of the outstanding voting stock of Farmers and First American, respectively.

(c)  Other Approvals. All requisite regulatory approvals relating to the
     ---------------
        Subsidiary Merger shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.

(d)  Merger. Unless the parties have mutually agreed otherwise in writing, the
     ------
        Effective Time shall have occurred, and the Merger of FNB with and into ANB shall have been consummated in accordance with the provisions of the Merger Agreement.

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

5.1  Term and Termination. The term of this Agreement shall be identical to that
     --------------------
        of the Merger Agreement. Upon the termination of the Merger Agreement in accordance with the provisions thereof, this Agreement shall automatically terminate without any further action on the part of either party. Notwithstanding the above, this Agreement may be terminated at any time upon the mutual written consent of First American and Farmers.

5.2  Effect of Termination. In the event of termination of this Agreement as
     ---------------------
        provided in Section 5.1, this Agreement shall forthwith become void and of no effect.

5.3  Amendment. This Agreement may be amended by the parties hereto by action
     ---------
        taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE VI
                              GENERAL PROVISIONS

6.1  Incorporation of Merger Agreement. Notwithstanding anything to the contrary
     ---------------------------------
        herein or elsewhere, this Agreement shall in all respects be subject to the terms, conditions, representations, warranties, covenants, requirements and other provisions of the Merger Agreement, the contents of which are hereby incorporated by reference herein in their entirety. In the event of any inconsistency or conflict in the terms of this Agreement and those of the Merger Agreement, the Merger Agreement shall control in all cases.

6.2  Notices. All notices and other communications hereunder shall be deemed
     -------
        given if delivered in accordance with the notice provisions of Section
        11.6 of the Merger Agreement.

6.3  Interpretation. When a reference is made in this Agreement to Sections,
     --------------
        such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

6.4  Counterparts. This Agreement may be executed in counterparts, each of which
     ------------
        shall be considered one and the same agreement and shall become effective when each counterpart has been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

6.5  Entire Agreement. This Agreement and the Merger Agreement (including the
     ----------------
        documents and the instruments referred to therein) constitute the entire agreement between the parties with respect to the subject matter hereof.

6.6  Assignment. Neither this Agreement nor any of the rights, interests or
     ----------
        obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above by and through their duly authorized representatives:

                     The Farmers National Bank of Opelika

ATTEST:

By: ________________          By: _________

                                   F. Alton Garrett
Its:                          Its: President


                              First American Bank


ATTEST:

By: ________________          By: _________

 Its:                         Its

                                   Exhibit D
                                   ---------

              [Form of Bradley, Arant, Rose & White, LLP Opinion]


                                  (Attached)

                [Letterhead of Bradley Arant Rose & White LLP]
                 --------------------------------------------


                           [________________], 2001


BY HAND DELIVERY
----------------

Alabama National BanCorporation
1927 First Avenue North
Birmingham, Alabama 35203
Attn: Chairman

  Re: Merger of Alabama National BanCorporation and
      Farmers National Bancshares, Inc.
      ---------------------------------------------

Gentlemen:

We are counsel to Farmers National Bancshares, Inc. ("FNB"), a corporation organized and existing under the laws of the State of Alabama, and have represented FNB and its subsidiaries in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of [______________], 2001 (the "Agreement"), by and between Alabama National BanCorporation ("ANB") and FNB.

This opinion is delivered pursuant to Section 9.2(d) of the Agreement.
        Capitalized terms used in this opinion shall have the meanings set forth in the Agreement.

In rendering this opinion, we have examined the corporate books and records of FNB, and made such other investigations as we have deemed necessary. We have relied upon certificates of public officials and officers of FNB as to certain questions of fact.

 [Mutually agreeable, customary assumptions and qualifications to be inserted here.]

Alabama National BanCorporation
________________, 2001
Page 2

Based upon and subject to the foregoing, we are of the opinion that:

1. FNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of FNB of the transactions provided for in the Agreement and to own the properties owned by it. FNB Bank is a banking association duly organized, validly existing and in good standing under the laws of the United States with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of FNB of the transactions provided for in the Agreement and to own the properties owned by it.

2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FNB. The execution and delivery of the Subsidiary Merger Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Association or Bylaws of FNB Bank. To the best of our knowledge but without any independent investigation, the execution and delivery of neither the Agreement nor the Subsidiary Merger Agreement and compliance with their respective terms do not and will not result in any conflict with, breach of or default or acceleration under any mortgage, agreement, lease, indenture or other instrument, order, judgment or decree to which any FNB Company is a party or by which any FNB Company is bound.

3. In accordance with the Bylaws of FNB and pursuant to resolutions duly adopted by its Board of Directors and stockholders, the Agreement has been duly adopted and approved by the Board of Directors of FNB and by the holders of two-thirds of the outstanding shares of FNB at the Stockholders' Meeting. In accordance with the Bylaws of FNB Bank and pursuant to resolutions duly adopted by its Board of Directors and sole stockholder, the Subsidiary Merger Agreement has been duly adopted and approved by the Board of Directors of FNB Bank and by the holders of a majority of the outstanding shares of FNB Bank.

4. The Agreement has been duly and validly executed and delivered by FNB. The Subsidiary Merger Agreement has been duly and validly executed and delivered by FNB Bank. Assuming valid authorization, execution and delivery by ANB and First American, the Agreement and Subsidiary Merger Agreement constitute the valid and binding agreements of FNB and FNB Bank, respectively, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

5. The authorized capital stock of FNB consists of 2,000,000 shares of FNB Common Stock, of which 1,009,464 shares were issued and outstanding as of [_________________], 2001, and 500,000 shares of preferred stock, no shares of which are issued and outstanding. The shares of FNB Common Stock that are issued and outstanding were to our knowledge not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Alabama Business Corporation Act. There are currently outstanding options with the right to purchase a total of 141,318 shares of FNB Common Stock. Options to purchase 140,518 shares of FNB Common Stock are now exercisable. To our knowledge, except as set forth in Section 5.3(a) of the Agreement, without independent investigation, there are no other options, subscriptions, warrants, calls, rights or commitments obligating FNB to issue any equity securities or acquire any of its equity securities.

Alabama National BanCorporation
________________, 2001
Page 3

6. The authorized capital stock of FNB Bank consists of 87,500 shares of common stock, of which 70,000 shares were issued and outstanding as of [_________________], 2001. The shares of FNB Common Stock that are issued and outstanding were to our knowledge not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the National Bank Act. To our knowledge, without independent investigation, there are no options, subscriptions, warrants, calls, rights or commitments obligating FNB Bank to issue any equity securities or acquire any of its equity securities.

This opinion is delivered solely for reliance by ANB.

                              Sincerely,

                              Bradley Arant Rose & White LLP


                              By: ______________________________________________

                                   Exhibit E
                                   ---------

  [Form of Termination Agreement between FNB, FNB Bank and F. Alton Garrett]

                                  (Attached)

                             TERMINATION AGREEMENT
                             ---------------------

This Termination Agreement (this "Termination"), dated as of September 6, 2001, is by and between Farmers National Bancshares, Inc., an Alabama corporation ("FNB"), Farmers National Bank, a national banking association ("Bank"; hereinafter together with FNB collectively referred to as "Employer"), and
     F. Alton Garrett ("Executive").

                                   Recitals
                                   --------

WHEREAS, the parties hereto entered into that certain Employment Agreement dated
     June 4, 1999 (as amended the "Employment Agreement");

WHEREAS, on even date herewith, FNB has entered into that certain Agreement and Plan of Merger (the "Merger Agreement") with Alabama National BanCorporation, a Delaware corporation ("ANB"), pursuant to which FNB has agreed to merge with and into ANB (the "Merger"); and

WHEREAS, as a material inducement for ANB to enter into the Merger Agreement, Executive has agreed to terminate the Employment Agreement pursuant to the terms and conditions hereof; and

WHEREAS, this Agreement and the terms, conditions and covenants contemplated herein, shall only become effective upon the occurrence of both (i) the effective time of the Merger, and (ii) the execution by ANB of the employment agreement contemplated in Section 9.2(h) of the Merger Agreement.

                                   Agreement
                                   ---------

NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties agree as follows:

1.   Termination. Provided that the merger of FNB with and into ANB shall have
     -----------
        occurred, and that ANB shall have executed that certain employment agreement contemplated in Section 9.2(h) of the Merger Agreement, the parties agree that the Employment Agreement shall be, without any further action by the parties hereto, rescinded, revoked and terminated in all respects, to be effective immediately prior to the Effective Time of the Merger of FNB with and into ANB (as those terms are defined in the Merger Agreement).

2.   Payment. In consideration of the termination of the Employment Agreement,
     -------
        and in complete satisfaction and discharge of all its obligations thereunder, Employer shall pay to Executive, within ten (10) days after (and subject to the occurrence of) the Effective Time, a lump sum payment of $450,000, less legally required deductions. The foregoing notwithstanding, the total of the payments payable under this Agreement or otherwise shall be reduced to the extent (but only to the extent) that the payment of such amounts would cause Executive's total termination benefits (as determined in good faith by Employer's public accountants) to constitute an "excess" parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended.

3.   Release. In consideration of the above described payments, and except as
     -------
        otherwise expressly provided for herein, Executive agrees on behalf of himself and all persons who may claim through or under him or in his name and/or stead to irrevocably and unconditionally release, acquit and forever discharge each of FNB and FNB Bank (and each of their respective officers, directors, representatives, agents, affiliates, successors, including ANB, and assigns) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, wages, and salary, benefits, compensation, debts or expenses of any kind whatsoever, known or unknown, suspected or unsuspected, which Executive now has, owns, or holds or claims to have, own or hold, or which Executive at any time heretofore had, owned, or held, or claim to have had, owned or held, including but not limited to all claims based on alleged or actual rights arising under federal, state, or local laws prohibiting race, sex, religion, age, disability or other forms of discrimination (including but not limited to the ADEA, the ADA and Title
        VII) or any other federal state or local laws relating to or otherwise regulating Executive's employment with Employer, any claims of any nature based on or arising out of Executive's employment with Employer, the termination of that employment or the Employment Agreement, or any claims based on contract, tort, negligence, recklessness or intent of any nature whatsoever. It is the intention of the parties hereto that the releases contained herein shall be effective as a bar to all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, wages, salary, benefits, compensation, debts and expenses of any kind whatsoever, known or unknown, suspected or unsuspected, arising out of or relating to Executive's employment with Employer and/or the termination thereof. The parties expressly consent and agree that this Agreement shall be given full force and effect in accordance with each and all of its expressed terms and provisions, including those terms and provisions relating to unknown and/or unsuspected claims, demands and causes of action, if any, to the same effect as those terms and provisions relating to any other claims, demands, and causes of action hereinabove specified. The release in this Agreement is given by Executive in consideration of the promises and undertakings contained herein, and Executive hereby acknowledges and agrees that such consideration is being paid or performed on behalf of each of the persons and entities set forth above, and that this release shall run in favor of and fully release each such person and entity and that this Agreement constitutes a complete and general release of all claims described or contemplated herein. This release does not extend to any claim that may arise after the date of this Agreement.

4.   Acknowledgments.
     ---------------

(a) The parties agree that this Agreement shall be in lieu of any other severance or compensation to which Executive might be or have been entitled under any severance, change of control or compensation arrangement or under any employment policy, contract or agreement (including but not limited to the Employment Agreement). As a material part of this Agreement, Executive and Employer desire to settle and resolve any and all claims that relate to or in any way arise out of Executive's employment and affiliation with Employer prior to the Effective Time of the Merger and/or the cessation/termination of said employment.

(b) Executive represents and agrees that he fully understands all provisions and aspects of this Agreement and that he fully understands his right to discuss all provisions and aspects of this Agreement with his private attorney(s) and that he has availed himself of this right. Executive further represents and agrees that he has carefully read and fully understands all the provisions of this agreement and that he is voluntarily entering into this Agreement. Executive further acknowledges and agrees that some or all of benefits and compensation he will receive under this Agreement are substantially greater than he would otherwise be entitled to receive but for this Agreement.

(c) Executive acknowledges and agrees that Employer has offered to provide a period of at least twenty-one (21) days within which Executive may consider this Agreement. However, in full consultation with his attorney or other counsel of his own choosing, Executive has elected of his own volition to waive any remaining portion of such twenty-one day waiting period. Executive further acknowledges, understands and agrees that for a period of seven (7) days following the execution of this Agreement, he may revoke this Agreement in writing. Executive acknowledges, understands and agrees that neither Employer nor ANB will provide and Executive will not be entitled to any payments and/or benefits provided in this Agreement until Executive has executed this Agreement and the seven (7) day revocation period has expired without revocation and this Agreement has become final, binding and otherwise non-revocable, subject to the terms and conditions herein.

(d) Executive represents, acknowledges and agrees that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by Employer or ANB or any agent or representative thereof with regard to the subject matter, basis or effect of this Agreement or otherwise.

(e) Notwithstanding the provisions of paragraph (3) herein, Executive and Employer expressly acknowledge and agree that Executive shall be entitled to receive all benefits accrued and vested to him as of the Effective Time of the Merger under the various employee benefit plans of Employer; provided, however, Executive acknowledges that certain benefits otherwise payable to him may be substantially reduced or eliminated in accordance with Section 8.15 of the Merger Agreement. In particular, the Executive Supplemental Income Plan will be substantially reduced due to the elimination of the change in control provision in such plan in connection with, and subject to consummation of, the merger of FNB into ANB, as described in more detail in the Merger Agreement. Executive agrees to execute all amendments and other documents reasonably requested by Employer to effectuate the provisions of Section
        8.15 of the Merger Agreement relating to such benefit plans.

(f) Executive and Employer further acknowledge and agree that the releases provided for herein in no way release Employer or Executive from their respective obligations pursuant to that certain Indemnification Agreement dated as of June 14, 2000, by and among the Bank, Executive and Troy A. Godwin, nor does it release Employer or its successors and assigns from their respective obligations to indemnify Executive pursuant to law, the Articles of Incorporation, Articles of Association or Bylaws of FNB or FNB Bank or the Merger Agreement.

5.   Termination. This agreement may only be terminated by the mutual written
     -----------
        consent of the parties hereto; provided, however, that upon the termination of the Merger Agreement in accordance with the terms thereof (without consummation of the Merger), this agreement shall automatically terminate without any further action on the part of any party hereto.

6.   Miscellaneous.
     -------------

(a) No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama without regard to principles of conflicts of laws.

(b) Should any court of competent jurisdiction decide, hold, adjudge or decree that any provision, clause or term of this Agreement is invalid, void or unenforceable, such determination shall not affect any other provision of this Agreement, and all other provisions of this Agreement shall remain in full force and effect as if such void or unenforceable provision, clause or term had not been included herein.

(c) This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns to Bank or FNB (including ANB). Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

(d) Any proceeding to enforce the provisions of this Agreement or the declaration of any rights arising from the provisions of this Agreement shall only be brought in the Circuit Court of Jefferson County, Alabama or, if federal jurisdictional requirements are met, in the United States District Court for the Northern District of Alabama. Executive and Employer hereby waive any present or future objection to such venue and irrevocably consent and submit to the non-exclusive jurisdiction in personam of such courts.

(e) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein.

(f) Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Merger Agreement.

PLEASE READ CAREFULLY. EXCEPT AS EXPRESSLY EXCEPTED HEREIN, THIS AGREEMENT
     INCLUDES AND CONSTITUTES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, this Termination Agreement has been duly executed and delivered by Executive and by a duly authorized officer of each of Bank and FNB as of the date first above written.


                         "Executive":

                    __________________________________________________
                    F. Alton Garrett


                    "Bank":


                    Farmers National Bank

                              By: ____________________________________

                    Its: ____________________________


                         "FNB":


                    Farmers National Bancshares, Inc.


                    By: ______________________________________________

                    Its: ____________________________

STATE OF ALABAMA    )

____________ COUNTY )

  I, the undersigned authority, a Notary Public in and for said County in said
          State, do hereby certify that F. Alton Garrett, whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this the _____ day of September, 2001.

                      __________________________________________________________
                                   Notary Public
[NOTARIAL SEAL]

                      My Commission Expires: ___________________________________

STATE OF ALABAMA    )

____________ COUNTY )

  I, the undersigned authority, a Notary Public in and for said County in said
          State, hereby certify that ______________________, whose name as _______________ of Farmers National Bank, a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking association.

Given under my hand and official seal this the _____ day of September, 2001.


                      __________________________________________________________
                                   Notary Public
[NOTARIAL SEAL]

                      My Commission Expires: ___________________________________




STATE OF ALABAMA    )

____________ COUNTY )

  I, the undersigned authority, a Notary Public in and for said County in said
          State, hereby certify that ______________________, whose name as _______________ of Farmers National Bancshares, Inc., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the _____ day of September, 2001.


                      __________________________________________________________
                                   Notary Public
[NOTARIAL SEAL]

                      My Commission Expires: ___________________________________

                                   Exhibit F
                                   ---------


        [Form of Employment Agreement between ANB and F. Alton Garrett]


                                  (Attached)

                             EMPLOYMENT AGREEMENT
                             --------------------


This Employment Agreement (this "Agreement") is made and entered into this _____ day of ____________, 2001 (the "Effective Date"), by and between Alabama National BanCorporation, a Delaware corporation ("ANB"); First American Bank, an Alabama banking corporation and a wholly-owned subsidiary of ANB ("Bank"; hereinafter together with ANB referred to as "Employer"); and F. Alton Garrett ("Executive").

                                   Recitals
                                   --------

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated
          [___________], 2001 (the "Merger Agreement") between ANB and Farmers National Bancshares, Inc., an Alabama corporation ("FNB"), FNB has merged with and into ANB, and The Farmers National Bank of Opelika ("FNB Bank"), a national banking association and wholly-owned subsidiary of FNB, has merged with and into Bank;

WHEREAS, prior to the Effective Time of the mergers referenced above, Executive served as the Chief Executive Officer of FNB and Chief Executive Officer and President of FNB Bank pursuant to that certain Employment Agreement dated June 4, 1999;

WHEREAS, the FNB Employment Agreement has been terminated in its entirety pursuant to that certain Termination Agreement between FNB, FNB Bank and Executive dated [__________], 2001 (the "Termination Agreement"); and

          WHEREAS, as a condition to the consummation of the transactions provided for in the Merger Agreement, Executive and Employer have agreed to enter into this Agreement.

                                   Agreement
                                   ---------

          NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.   Employment. Employer agrees to employ Executive and Executive
               ----------
          agrees to be employed by Employer, subject to the terms and provisions of this Agreement.

          2.   Term. The employment of Executive by Employer as provided in
               ----
          Section 1 will be AT WILL. Therefore, Employer may terminate such employment without prior notice for any reason or for no reason at all. Likewise, Executive may terminate his employment at any time without prior notice. The period during which Executive is employed by Employer is hereinafter referred to as the "Employment Period."

          3.   Duties; Extent of Services. Executive shall perform for Bank all
               --------------------------
          duties incident to the position of City President of Bank's Lee County branches, under the direction of the board of directors of Bank or its designee. In addition, Executive shall engage in such other services for Bank or its affiliated companies as Employer from time to time shall direct. The precise services of Executive and the title of Executive's position may be extended, curtailed or modified by Bank from time to time without affecting the enforceability of the terms of this Agreement; provided, however, that at all times such services and duties as an employee shall be senior executive in nature. Executive shall use his best efforts in, and devote his entire time, attention and energy, to Bank's business and shall not during the term hereof be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

          4.   Compensation.  From the Effective Date through the termination of
               ------------
          Executive's Employment by Employer:

          (a) Executive's total monthly cash salary will be Twelve Thousand Five Hundred Dollars ($12,500), payable with the same frequency as the salaries of other employees of Employer.

(b) Executive shall be entitled to vacation days, paid holidays and sick days, and to participate in Employer's benefit plans, as provided in Employer's Personnel Policy and as such may be amended from time to time.

(c) Employer shall provide Executive with an automobile and with reasonable allowances for club dues and mobile phone usage to the same extent as such were provided to Executive by FNB Bank prior to the Merger.

5.   Compliance With Rules and Policies.  Executive shall comply with all of the
     ----------------------------------
rules, regulations, and policies of Employer now or hereinafter in effect. Subject to the terms of this Agreement, he shall promptly and faithfully do and perform any and all other duties and responsibilities which he may, from time to time, be directed to do by the board of directors of Bank or ANB or their respective designee.

6.   Representation of Executive.  Executive represents to Employer that he is
     ---------------------------
not subject to any rule, regulation or agreement, including without limitation, any noncompete agreement, that purports to, or which reasonably could, be expected to limit, restrict or interfere with Executive's ability to engage in the activities provided for in this Agreement.

7.   Disclosure of Information.  Executive acknowledges that any documents and
     -------------------------
information, whether written or not, that come into Executive's possession or knowledge during Executive's course of employment with Employer (or that came into his possession or knowledge during his employment with FNB or FNB Bank), including, without limitation the financial and business conditions, goals and operations of customers of Bank, ANB or any of their respective affiliates or subsidiaries as the same may exist from time to time (collectively, "Confidential Information"), are valuable, special and unique assets of Employer's business. Executive will not, during or after the term of this Agreement, (i) disclose any written Confidential Information to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer for any reason or purpose whatsoever, or (ii) use any written Confidential Information for any reason other than to further the business of Employer. Executive agrees to return any written Confidential Information, and all copies thereof, upon the termination of Executive's employment (whether hereunder or otherwise). In the event of a breach or threatened breach by Executive of the provisions of this Section 7, in addition to all other remedies available to Employer, Employer shall be entitled to an injunction restraining Executive from disclosing any written Confidential Information or from rendering any services to any person, firm, corporation, association or other entity to whom any written Confidential Information has been disclosed or is threatened to be disclosed. Executive further agrees that he will not divulge to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer, any of Employer's business methods, sales, services, or techniques, regardless of whether the same is written or not. If Executive breaches or violates the terms of his agreement not to disclose, he will pay any damages proven by Employer, including reasonable attorney fees, whether or not suit be instituted.

8.   Competition.
     -----------

(a) During the period of his employment by Employer and for a period of one (1) year after the voluntary or involuntary termination of such employment by Executive or Employer for any reason (or no reason), Executive will not, individually or as an employee, agent, officer, director or shareholder of or otherwise through any corporation or other business organization, directly or indirectly, (i) carry on or engage in the business of banking or any similar business in Lee County Alabama; (ii) perform services for, as an employee, consultant or otherwise, any bank, bank branch, bank holding company or bank holding company subsidiary in Lee County; (iii) solicit or do banking or similar business with any existing or prospective customer of Bank, ANB, FNB or FNB Bank or any of their respective subsidiaries or affiliates in Lee County, Alabama; or
(iv) solicit any employee of Bank or ANB or any of their subsidiaries or affiliates to leave his or her employment with Bank or ANB or any of their subsidiaries or affiliates for any reason, or hire any such employee of Bank or ANB or any of their subsidiaries or affiliates, without the prior written consent of ANB.

(b) Executive represents that his experience and capabilities are such that the provisions of this Section 8 will not prevent him from earning a livelihood.

(c) If Executive violates the provisions of Section 8(a) above, the period during which the covenants set forth therein shall apply shall be extended one
(1) day for each day in which a violation of such covenants occurs; and if suit be brought to enforce such covenants and one or more violations by Executive be established, then Employer shall be entitled to an injunction restraining Executive from further violations for a period of one (1) year from the date of the final decree, less only such number of days that Executive shall have not violated such covenants. The purpose of this provision is to prevent Executive from profiting from his own wrong if he violates such covenants.

(d)  If Executive breaches or violates the terms of the covenants set forth in
Section 8(a) not to compete, he will pay all reasonable costs incurred by Employer in securing an injunction hereunder and/or securing payment of damages hereunder, including a reasonable attorney's fee.

(e) For purposes of Section 8(a), Executive shall be deemed to be engaged in any activity engaged in by a person or an entity between Executive and whom or which no deduction is allowable in respect to any loss from the sale or exchange of property pursuant to Section 267 of the Internal Revenue Code of 1986 or whose stock in any corporation or interest in any partnership would be deemed to be owned by Executive pursuant to Section 318 of the Internal Revenue Code of 1986; provided, however, that nothing contained herein shall be deemed to prohibit Executive from being a passive investor owning less than 5% of the outstanding voting securities of any publicly traded corporation.

9.   Consultation Period.
     -------------------

(a) If Employer terminates Executive's employment hereunder other than For Cause (as defined below), (i) the active employment of Executive hereunder shall terminate on the date so specified, and (ii) in consideration for a cash payment of Twelve Thousand Five Hundred Dollars ($12,500) per month, Executive agrees that he shall thereafter be available to render advice and consultation services to ANB at such times and places as ANB may reasonably request; provided that ANB shall reimburse Executive for all reasonable travel and other out-of-pocket expenses incurred in connection with such consultation services and shall provide continued mobile phone usage to the same extent as provided to Executive by Employer during his active employment by Employer. While rendering such services, ANB and Executive agree that Executive shall be deemed to be an independent contractor and nothing herein shall be construed as a treatment of Executive as an employee or agent of ANB during such period.

(b) Subject to the terms and conditions of this Agreement and the parties' mutual obligations herein, the period of Executive's services and compensation as a consultant hereunder shall extend at least until, but not past, the first anniversary of the Effective Date. If Employer's services as an active employee of Employer extend past the first anniversary of the Effective Date, or if Executive resigns or otherwise voluntarily terminates his employment with Employer, then the consultation arrangement provided for in this Section 9 shall not apply.

(c) "For Cause" shall mean (i) any act on the part of Executive which constitutes fraud, malfeasance of duty or conduct grossly inappropriate to Executive's office and is demonstrably likely to lead to material injury to Bank, ANB or a successor or affiliate of Bank or ANB; (ii) a felony indictment of Executive; or (iii) the suspension or removal of Executive by federal or state banking regulatory authorities. Any termination For Cause shall not be effective until Employer shall have notified Executive of the proposed termination and shall have provided Executive a reasonable opportunity to cure the act, omission or circumstance at issue for a period of no less than 15 days.

10.  Certain Post-Employment Obligations.
     -----------------------------------

(a) From and after the termination of Executive's employment by Employer until the earlier of (i) Executive's sixty-fifth (65/th/) birthday or (ii) the date on which Executive becomes eligible to participate in the Medicare program (Part A) on a premium-free basis (the "Coverage Period"), Employer shall maintain in full force and effect (through either insurance policy(is) or through self-insurance), for the continued benefit of Executive and his spouse, medical and dental insurance coverage that is comparable to the level of such medical and dental insurance coverage under Employer's medical insurance plan in which the Executive and his spouse were participating immediately prior to such termination; provided, however, that (A) Executive shall be responsible for paying a portion of the applicable premiums to the same extent as active employees of Employer pay for comparable coverage, as such amount may be adjusted by Employer from time to time, and (B) such medical insurance coverage to be provided by Employer may be provided, to the extent permitted by applicable law, through Employer's medical insurance plan in which the Executive and his spouse were participating immediately prior to such termination; provided, further, that Employer's obligations under this Section 10(a) shall terminate if Executive becomes eligible for comparable benefits on substantially similar terms in connection with any subsequent employment during the Coverage Period.

(b) Upon the termination of Executive's active employment with Employer, Employer shall convey to Executive the title to Executive's company-owned vehicle, which is a 1999 Acura,

VIN JH4KA9654XC00684.

(c) For a period of one (1) year after the end of the last period for which Executive shall have received any compensation under this Agreement, Executive shall furnish such information and proper assistance as may be reasonably requested in connection with any litigation in which Employer, FNB or FNB Bank is then or may become involved; provided that Employer shall reimburse Executive for all reasonable travel and other out-of-pocket expenses incurred in connection with such services.

11.  Notice.  For the purposes of this Agreement, notices and demands shall be
     ------
deemed given when mailed by United States mail, addressed in the case of Employer to ANB at Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35203, Attention: Chief Executive Officer; or in the case of Executive, to his last known address indicated in Employer's personnel files.

12.  Miscellaneous.  No provision of this Agreement may be modified, waived or
     -------------
discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama without regard to principles of conflicts of laws.

13.  Validity. Should any court of competent jurisdiction decide, hold, adjudge
     --------
or decree that any provision, clause or term of this Agreement is invalid, void or unenforceable, such determination shall not affect any other provision of this Agreement, and all other provisions of this Agreement shall remain in full force and effect as if such void or unenforceable provision, clause or term had not been included herein. Such determination shall not be deemed to affect the validity or enforceability of this entire Agreement in any other situation or circumstance, and the parties agree that the scope of this Agreement is intended to extend to Employer the maximum protection permitted by law. The parties expressly deem the length of time and the size of the territory provided for in
Section 8 of this Agreement to be reasonable. If, however, any court of competent jurisdiction decides, holds, adjudges or decrees that the length of time and/or the size of the territory provided for in Section 8 of this Agreement is/are unreasonable, then it is the express intent of the parties that such court determine the length of time and/or size of the territory that is/are reasonable and that such court enforce the terms of this Agreement in accordance with such determination.

14.  Entire Agreement.  This Agreement, together with the Termination Agreement,
     ----------------
sets forth the entire understanding between the parties hereto and supersedes and renders null and void any prior oral or written employment agreements and other agreements between Employer and Executive relating to the subject matter hereof.

15.  Parties.  This Agreement shall be binding upon and shall inure to the
     -------
benefit of any successors or assigns to Bank or ANB. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

16.  Jurisdiction and Venue.  Any proceeding to enforce the provisions of this
     ----------------------
Agreement or the declaration of any rights arising from the provisions of this Agreement shall only be brought by Executive and may be brought by the Employer in the Circuit Court of Jefferson County, Alabama or, if federal jurisdictional requirements are met, in the United States District Court for the Northern District of Alabama. Executive and Employer hereby waive any present or future objection to such venue and irrevocably consent and submit to the non-exclusive jurisdiction in personam of such courts.

                        (Signatures on following page.)

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Executive and by a duly authorized officer of each of Bank and ANB as of the date first above written.


                         "Executive":

                         __________________________________________
                         F. Alton Garrett



                         "Bank":


                         First American Bank


                         By:_______________________________________
                         Its: _____________________________________



                         "ANB":


                         Alabama National BanCorporation


                         By:_______________________________________
                         Its: _____________________________________




                     [Notary acknowledgments to be added]

                                   Exhibit G
                                   ---------


                [Form of Maynard, Cooper & Gale, P.C. Opinion]


                                  (Attached)

                 [Letterhead of Maynard, Cooper & Gale, P.C.]
                  ------------------------------------------



                              [____________], 2001



BY HAND DELIVERY
----------------

Farmers National Bancshares, Inc.
605 Second Avenue
Opelika, Alabama 3680
Attn: Chairman

          Re:  Merger of Alabama National BanCorporation and
          Farmers National Bancshares, Inc.
          ----------------------------------------------------

Gentlemen:

          We are counsel to Alabama National BanCorporation ("ANB"), a corporation organized and existing under the laws of the State of Delaware, and have represented ANB and its wholly-owned subsidiary First American Bank, an Alabama banking corporation ("First American") in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of [_____________], 2001 (the "Agreement"), by and between Farmers National Bancshares, Inc. ("FNB") and ANB.

          This opinion is delivered pursuant to Section 9.3(d) of the Agreement. Capitalized terms used in this opinion shall have the meanings set forth in the Agreement.

          In rendering this opinion, we have examined the corporate books and records of ANB, and made such other investigations as we have deemed necessary. We have relied upon certificates of public officials and officers of ANB as to certain questions of fact.

                [Mutually agreeable, customary assumptions and
                     qualifications to be inserted here.]

          Based upon and subject to the foregoing, we are of the opinion that:

          1. ANB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of FNB of the transactions provided for the Agreement and to own the properties owned by it. First American is an Alabama banking corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on the business in which it is engaged as described in the proxy statement used to solicit the approval by the stockholders of FNB of the transactions provided for in the Agreement and to own the properties owned by it.

Farmers National Bancshares, Inc.
______________, 2001
Page 2


              2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of ANB. The execution and delivery of the Subsidiary Merger Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of First American. To the best of our knowledge but without any independent investigation, the execution and delivery of neither the Agreement nor the Subsidiary Merger Agreement and compliance with their respective terms do not and will not result in any conflict with, breach of, or default or acceleration under any mortgage, agreement, lease, indenture or other instrument, order, judgment or decree to which any ANB Company is a party or by which any ANB Company is bound.

              3. In accordance with the Bylaws of ANB and pursuant to resolutions duly adopted by its Board of Directors, the Agreement has been duly adopted and approved by the Board of Directors of ANB. In accordance with the Bylaws of First American and pursuant to resolutions duly adopted by its Board of Directors and sole stockholder, the Subsidiary Merger Agreement has been duly adopted and approved by the Board of Directors of First American and by the holder of two-thirds of the outstanding shares of First American.

              4. The Agreement has been duly and validly executed and delivered by ANB. The Subsidiary Merger Agreement has been duly and validly executed and delivered by First American. Assuming valid authorization, execution and delivery by FNB and FNB Bank, the Agreement and the Subsidiary Merger Agreement constitute the valid and binding agreements of ANB and First American, respectively, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

              5. The authorized capital stock of ANB consists of 17,500,000 shares of ANB Common Stock, of which [______________] shares were issued and outstanding as of [_____________], 2001, and 100,000 shares of preferred stock, $1.00 par value, none of which is issued and outstanding. The shares of ANB Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Delaware General Corporation Law. The shares of ANB Common Stock to be issued to the stockholders of FNB as contemplated by the Agreement are duly authorized, and when properly issued and delivered following consummation of the Merger will be validly issued, fully paid and nonassessable. To our knowledge, except as set forth in Section
              6.3 of the Agreement, there are no options, subscriptions, warrants, calls, rights or commitments obligating ANB to issue any equity securities or acquire any of its equity securities.

              6. The authorized capital stock of First American consists of 87,500 shares of common stock, of which 70,000 shares were issued and outstanding as of [_________________], 2001. The shares of First American common stock that are issued and outstanding were to our knowledge not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Alabama Banking Code. To our knowledge, without independent investigation, there are no options, subscriptions, warrants, calls, rights or commitments obligating First American to issue any equity securities or acquire any of its equity securities.

Farmers National Bancshares, Inc.
______________, 2001
Page 3


              This opinion is delivered solely for reliance by FNB.

                                              Sincerely,

                                              Maynard, Cooper & Gale, P.C.

                                              By:_______________________________

                                                                      APPENDIX B

                            STOCK OPTION AGREEMENT
                            ----------------------


     THIS STOCK OPTION AGREEMENT, dated as of September 6, 2001 (the "Agreement"), is by and between Farmers National Bancshares, an Alabama corporation ("Issuer"), and Alabama National BanCorporation, a Delaware corporation ("Grantee").

     WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving corporation (the "Merger"); and

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1.   Defined Terms.  Capitalized terms which are used but not defined
          -------------
herein shall have the meanings ascribed to such terms in the Merger Agreement.

     2.   Grant of Option.  Subject to the terms and conditions set forth
          ---------------
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 250,675 shares (the "Option Shares") of Common Stock of Issuer, par value $).01 per share ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $18.127; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock (including the Option Shares). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

     3.   Exercise of Option.
          ------------------

     (a) Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); provided that any unexercised portion of the Option shall terminate and be of no further force or effect at 5:00 p.m. Central time on the 365th day after the date hereof (hereinafter sometimes referred to as the "Termination Date"); provided further that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, and any required Consent of any Regulatory Authority; provided, further, that Grantee shall not be entitled to exercise the Option if it is in breach of the Merger Agreement such that, if Issuer so elected, it would have the right to terminate the Merger Agreement pursuant to Section 10.1 thereof.

     (b)  As used herein, a "Purchase Event" means any of the following events:

          (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into a agreement with any person (other than Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation, share exchange or similar transaction involving Issuer or any of its Subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its Subsidiaries representing in either case 10% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its Subsidiaries;

          (ii) any person (other than Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more (unless such person or group is the beneficial owner of 10% or more on the date hereof, in which event a "Purchase Event" shall occur if such person or group acquires an additional 5% or more) of the voting power of Issuer or any of its Subsidiaries;

          (iii) any person (other than Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

          (iv) after a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Merger Agreement terminates, and thereafter Issuer shall have breached any representation, warranty, covenant or agreement in the Merger Agreement and such breach would entitle Grantee to terminate the Merger Agreement under
     Section 10.1 thereof (without regard to the cure period provided therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement);

          (v) any person (other than Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

          (vi) any person (other than Grantee) shall have filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, as amended, the Change in Bank Control Act of 1978, as amended, or any other applicable law seeking approval to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event or of any event or circumstance that could reasonably be expected to lead to a Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

     (d) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any Regulatory Authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall co-operate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

     (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

          (i) Grantee's Total Profit (defined below) exceed $850,000 and, if it otherwise would exceed such amount, Grantee at its sole election, may either (A) reduce any remaining shares of Issuer Common Stock subject to the Option, (B) deliver to Issuer for cancellation without consideration shares of Issuer Common Stock previously purchased by Grantee pursuant to the exercise of the Option, (C) pay cash to Issuer, or (D) any combination of the foregoing, so that Grantee's actual realized Total Profit shall not exceed $850,000 after taking into account the foregoing actions; or

          (ii) the Option be exercised for a number of shares of Issuer Common Stock that would, as of the date of exercise, result in Grantee's Total Notional Profit (as defined below) exceeding $850,000.

     As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) any net cash amounts received by Grantee pursuant to the sale of shares of Issuer Common Stock received pursuant to the exercise of the Option (or any other securities into which such shares shall be converted or exchanged) to any unaffiliated person, less Grantee's Purchase Price of such shares; (ii) any amount received by Grantee pursuant to Issuer's repurchase of shares of Issuer Common Stock received pursuant to the exercise of the Option, less Grantee's Purchase Price of such shares, and (iii) any amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof).

     As used in this Agreement, the term "Total Notional Profit" with respect to any number of shares of Issuer Common Stock as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option was exercised on such date for such number of shares and assuming that such shares, together with all other shares held by Grantee or its Affiliates as of such date that were issued pursuant to the exercise of the Option, were sold for cash at the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee as of the close of business on the preceding trading day (less customary brokerage commissions).

     4.   Payment and Delivery of Certificates.
          ------------------------------------

     (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER 6, 2001. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(d) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state and local taxes (excluding Grantee's income, franchise, gross receipts or similar taxes) and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee or designee.

     (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying (if applicable) with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (B) in the event, under any federal or state law, prior notice to or Consent of any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Grantee in preparing any required application or notice and providing such information to such Regulatory Authority as such Regulatory Authority may require) in order to permit Grantee to exercise the Option and Issuer to duly and effectively issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

     5.   Representations and Warranties of Issuer.  Issuer hereby represents
          ----------------------------------------
and warrants to Grantee as follows:

     (a)  Due Authorization.  Issuer has all requisite corporate power and
          -----------------
authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions provided for herein. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

     (b)  Authorized Stock.  Issuer has taken all necessary corporate and other
          ----------------
action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to
Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any pre-emptive right of any shareholder of Issuer.

     (c)  No Violation.  Except as disclosed pursuant to the Merger Agreement,
          ------------
the execution, delivery and performance of this Agreement does not, and the consummation of the transactions provided for herein will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or By-laws of Issuer or any Subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any Subsidiary of Issuer or their respective properties or assets, which violation would have a Material Adverse Effect on the Condition of Issuer.

     6.   Representations and Warrants of Grantee.  Grantee hereby represents
          ---------------------------------------
and warrants to Issuer that Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions provided for herein. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     7.   Adjustment upon Changes in Capitalization, etc.
          -----------------------------------------------

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately and proportionately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the same percentage of the class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the aggregate of (i) the number of shares of Issuer Common Stock then issued and outstanding, and (ii) the number of shares of Issuer Common Stock then subject to the Option; provided, the number of shares of Issuer Common Stock subject to the Option following such adjustment shall remain subject to the limitations set forth in
Section 3(e) above.

     (b) In the event that, prior to the Termination Date, Issuer shall enter into an agreement: (i) to consolidate with or merge into any Person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than Grantee or one of its Subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger,
(A) the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or (B) the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the proposed date of consummation of such transaction the Termination Date is scheduled to have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause
(b)(ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option (including without limitation, the limitations set forth in Section 3(e) above), provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then- holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to (i) the Assigned Value (as hereinafter defined) multiplied by (ii) the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by (iii) the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option

(the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

     (e)  The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

          (ii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee within the six-month period immediately preceding the agreement described in Section 7(b) above; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

          (iii) "Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ - National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

          (iv) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option issuer.

     (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

     (g)  Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including without limitation any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Shares of Substitute Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

     (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

     8.   Repurchase at the Option of Grantee.
          -----------------------------------

     (a) At the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

          (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

     (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; provided, however, that if Issuer at any time is prohibited under applicable law or regulation, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of Regulatory Authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8

Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

     9.   Registration Rights.
          -------------------

     (a)  Demand Registration Rights. Issuer shall, subject to the conditions of
          --------------------------
subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act (or similar document under analogous bank securities regulations) if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b)  Additional Registration Rights.  If Issuer at any time after the
          ------------------------------
exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

     (c)  Conditions to Required Registration.  Issuer shall use all reasonable
          -----------------------------------
efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

          (i)    prior to a Purchase Event;

          (ii)   more than once during any calendar year; and

          (iii) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and all such shares were registered as requested.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 270 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

     (d)  Expenses.  Except where applicable state law prohibits such payments,
          --------
Issuer will pay all of its expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above.

     (e)  Indemnification.  In connection with any registration under
          ---------------
subparagraph (a) or (b) above, Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     (f)  Miscellaneous Reporting.  Issuer shall comply with all reporting
          -----------------------
requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g)  Issue Taxes.  Issuer will pay all stamp taxes in connection with the
          -----------
issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10.  Quotation; Listing.  If Issuer Common Stock or any other securities to
          ------------------
be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any national securities exchange (including the NASDAQ - National Market System) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on any such national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11.  Division of Option.  This Agreement and the Option granted hereby are
          ------------------
exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.  Miscellaneous.
          -------------

     (a)  Expenses. Except as otherwise provided in Section 9 of this Agreement,
          --------
each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions provided for herein, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b)  Waiver and Amendment. Any provision of this Agreement may be waived at
          --------------------
any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c)  Entire Agreement; No Third-Party Beneficiary; Severability.  This
          ----------------------------------------------------------
Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d)  Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with Title 9 of the U.S. Code and the laws of the State of Alabama without regard to any applicable conflicts of law rules.

     (e)  Descriptive Heading. The descriptive headings contained herein are for
          -------------------
convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f)  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):

     If to Issuer to:    Farmers National Bancshares, Inc.
                         1515 Second Avenue #A
                         Opelika, Alabama 36801
                         Telecopy Number: (334) 749-0347
                         Attention:  F. Alton Garrett, President

     with a copy to:     Bradley, Arant, Rose & White, LLP
                         2001 Park Place, Suite 1400
                         Birmingham, Alabama 35203
                         Telecopy Number: (205) 521-8800
                         Attention:  Paul S. Ware

     If to Grantee to:   Alabama National BanCorporation
                         1927 First Avenue North
                         Birmingham, Alabama 35203
                         Telecopy Number: (205) 583-3275
                         Attention:  John H. Holcomb, III,
                                     Chief Executive Officer

     with a copy to:     Maynard, Cooper & Gale, P.C.
                         1901 Sixth Avenue North
                         2400 AmSouth/Harbert Plaza
                         Birmingham, Alabama 35203
                         Telecopy Number: (205) 254-1999
                         Attention:  Mark L. Drew

     (g)  Counterparts. This Agreement and any amendments hereto may be executed
          ------------
in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h)  Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole but not in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i)  Further Assurances. In the event of any exercise of the Option by
          ------------------
Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j)  Specific Performance. The parties hereto agree that this Agreement may
          --------------------
be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     13.  Arbitration.
          -----------

     (a) Any action, claim, counterclaim, controversy, or dispute between the parties arising out of or relating to (i) this Agreement or (ii) the performance, breach, validity or enforceability of any provision hereto (collectively, a "Dispute"), shall be resolved as specified in this Section 13. It is the intention of the parties hereto that this Dispute Resolution clause be construed to apply as broadly as possible to any and all disputes between the parties relating to or arising out of, directly or indirectly, this Agreement.

     (b) Any Dispute between or among the parties, including, without limitation, any claim based on, or arising from, an alleged tort or contract, shall be resolved by arbitration as set forth below. As used herein, Disputes shall include all actions, disputes, claims, counterclaims or controversies arising in connection with any extension of or commitment set forth in this Agreement or in any other agreement entered by the parties in connection with this Agreement, any action taken (or any omission to take any action) in connection with any of the foregoing, any past, present and future agreements between or among the parties, including, without limitation, this Agreement, or any agreement entered in connection with this Agreement. All such Disputes shall be resolved by binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding, and the commencement of an arbitration proceeding with respect to this Agreement shall be deemed the commencement of an action for such purposes. Whenever an arbitration is required under this Section 13, the arbitrators shall be selected, except as otherwise provided, in accordance with the Commercial Arbitration rules of the AAA. The panel of arbitrators shall determine the resolution of the Dispute, and the arbitrators= decision may be entered and enforced in any court of competent jurisdiction. Whenever arbitration is required under Section 13, such arbitration shall be conducted in Birmingham, Alabama.

     (c) This Section 13 constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolutions. The provisions of this section shall survive any termination, amendment or expiration of the Agreement in which this section is contained, unless the parties otherwise expressly agree in writing. In the event of any Dispute governed by this section, each of the parties shall pay all of its own expenses, and, subject to the award of the arbitrator, shall pay an equal share of the arbitrators' fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. This section may be amended, changed or modified only by the express provisions of a writing which specifically refers to this section and which is signed by all the parties hereto.

     (d) The parties hereto agree that the subject matter of this Agreement and any agreement that may be entered in connection herewith both involve and affect interstate commerce within the meaning of the commerce clause of the United States Constitution. This Agreement shall be irrevocable and is binding upon the parties and is subject to being specifically enforced.

     14.  Termination Fee.
          ---------------

     (a) If (i) (A) Issuer or its Board shall have withdrawn its recommendation of the Merger, (B) Issuer or its Board shall have taken any of the actions listed in Section 3(b)(i) above, (C) Issuer=s shareholders fail to approve the Merger at a meeting at which the Merger is submitted for approval, or (D) Issuer does not submit the Merger for approval of its shareholder within 180 days of the date hereof, and (ii) within 365 days of the date on which the condition in
                 ---
sub-section (i) above is first satisfied, (A) Issuer shall have entered into (or its Board shall have approved) any of the agreements listed in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement, (B) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall have been consummated, or (C) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, then, upon demand of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d) above), Issuer shall immediately pay to Grantee a lump-sum payment of $800,000 in cash or other readily available funds.

     (b) If any of the events listed in sub-section (a)(i) above shall have occurred, but none of the events listed in subsection (a)(ii) above shall have occurred on or prior to the 365th day after the date on which the condition in sub-section (a)(i) above is first satisfied (the "Trigger Anniversary"), then, upon demand of Grantee at any time commencing upon the Trigger Anniversary, Issuer shall immediately pay to Grantee a lump-sum payment of $200,000 in cash or other readily available funds.

     (c) The provisions of this Section 14 are in addition to Grantee=s rights under this Agreement, including but not limited to its rights under Section 8 hereof to require Issuer to repurchase the Option upon a Repurchase Event; provided, however, that under no circumstances may Grantee demand payment under sub-section (a) or (b) above if Grantee has exercised the Option in whole or in part; provided, further, that if Grantee demands and receives payment pursuant to sub-section (a) or (b) above, the Option shall terminate and be of no further force or effect upon Grantee's receipt of such payment.

     (d)  The provisions of this Section 14 shall survive the Termination Date.

     15. Termination of Agreement. Notwithstanding anything to the contrary herein, if (i) the Merger Agreement terminates for any reason and (ii) Issuer is
                                                              ---
not then in material breach thereunder and (iii) a Purchase Event has not
                                       ---
occurred, this Agreement shall immediately terminate and be of no further force and effect.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                     Farmers National Bancshares, Inc.
ATTEST:


By:  /s/  C. David Scott             By: /s/  F. Alton Garrett
   ------------------------------       --------------------------------------
                                         F. Alton Garrett
    Its:    Assistant Secretary          Its: President
          -----------------------



                                     Alabama National BanCorporation
ATTEST:


By:  /s/  Dan M. David               By: /s/  John H. Holcomb, III
   ------------------------------       --------------------------------------
                                         John H. Holcomb, III
     Its:   Vice Chairman                Its: Chief Executive Officer
       --------------------------

                                                                      APPENDIX C

                            ALABAMA CODE ANNOTATED

            TITLE 10.  CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
                      CHAPTER 2B.  BUSINESS CORPORATIONS


Article 13.  Dissenters' Rights

[_] 10-2B-13.01.  Definitions.

     (a) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (b) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (c) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

     (d) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (e) Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (f) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (g) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (h) "Shareholder" means the record shareholder or the beneficial shareholder.

[_] 10-2B-13.02.  Right to dissent.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

               (i)    Alters or abolishes a preferential right of the shares;

               (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

               (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

[_] 10-2B-13.03.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

          (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

[_] 10-2B-13.20.  Notice of rights.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b)  If corporate action creating dissenters' rights under Section 10-2B-
13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 10-2B-13.22.

[_] 10-2B-13.21.  Requirements for exercise of rights.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or [sic] his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

[_] 10-2B-13.22.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1)  State where the payment demand must be sent;

          (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)  Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

          (5)  Be accompanied by a copy of this article.

[_] 10-2B-13.23.  Duty to demand payment.

     (a)  A shareholder sent a dissenters' notice described in Section 10-2B-
13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

[_] 10-2B-13.24.  Share restrictions.

     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such share shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

[_] 10-2B-13.25.  Offer of payment.

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenter's right to demand payment under
     Section 10-2B-13.28; and

          (5)  A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

[_] 10-2B-13.26.  Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure.

[_] 10-2B-13.27.  Reserved.

[_] 10-2B-13.28. Procedure if shareholder dissatisfied with corporation's offer or failure to perform.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

          (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

[_] 10-2B-13.30.  Commencement of proceedings.

     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order
appointing them, or in any amendment to it.   The dissenters are entitled to the
same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

[_] 10-2B-13.31.  Court costs and counsel fees.

     (a)  The court in an appraisal proceeding commenced under Section 10-2B-
13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

[_] 10-2B-13.32. Powers of corporation as to shares acquired pursuant to payment.

     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

                                                                      APPENDIX D


                         KEEFE, BRUYETTE & WOODS, INC.
                              Three James Center
                       1051 East Cary Street, Suite 1415
                           Richmond, Virginia 23219


                               September 6, 2001


The Board of Directors
Farmers National Bancshares, Inc.
1515 Second Avenue #A
Opelika, Alabama  36801

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Farmers National Bancshares, Inc. ("Farmers National") of the exchange ratio in the proposed merger (the "Merger") of Farmers National into Alabama National BanCorporation. ("Alabama National"), pursuant to the Agreement and Plan of Merger, dated as of September 6, 2001, between Farmers National and Alabama National (the "Agreement"). Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $0.01 per share, of Farmers National (the "Common Shares") will be converted into 0.53125 shares of common stock, par value $1.00 per share, of Alabama National. Farmers National stockholders will be given the option of exchanging their Common Shares for $17.27 per share in cash, subject to the condition that not more than 20% of the total consideration be exchanged for cash.

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Farmers National and Alabama National, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Farmers National and Alabama National for our own account and for the accounts of our customers. We have acted exclusively for the Board of Directors of Farmers National in rendering this fairness opinion and will receive a fee from Farmers National for our services.

The Board of Directors
September 6, 2001
Page 2

     In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Farmers National and Alabama National and the Merger, including among other things, the following: (i) the Agreement; (ii) the Audited Financial Reports for the three years ended December 31, 2000, 1999 and 1998 of Farmers National; (iii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2000, 1999 and 1998 of Alabama National; (iv) certain interim reports to stockholders of Farmers National and certain other communications from Farmers National to its respective shareholders; (v) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Alabama National and certain other communications from Alabama National to its respective stockholders; and (vi) other financial information concerning the businesses and operations of Farmers National and Alabama National furnished to us by Farmers National and Alabama National for purposes of our analysis. We have also held discussions with senior management of Farmers National and Alabama National regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for Farmers National and Alabama National with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Farmers National and Alabama National as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Farmers National and Alabama National are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Farmers National or Alabama National, nor have we examined any individual credit files.

The Board of Directors
September 6, 2001
Page 3

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Farmers National and Alabama National; (ii) the assets and liabilities of Farmers National and Alabama National; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof, and does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Farmers National or any other business combination in which Farmers National might engage.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the exchange ratio in the Merger is fair, from a financial point of view, to holders of the Common Shares.

                                           Very truly yours,

                                           /s/  Keefe, Bruyette & Woods, Inc.

                                           Keefe, Bruyette & Woods, Inc.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Certificate of Incorporation, as amended, of Alabama National contains a provision which, subject to certain exceptions described below, eliminates the liability of a director to Alabama National or its stockholders for monetary damages for any breach of duty as a director. This provision does not eliminate the liability of the director (i) for violations of his duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (the "DGCL") relating to unlawful dividends and distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

   The Bylaws of Alabama National require Alabama National to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service by such person as a director of Alabama National or any other corporation, including the subsidiary banks of Alabama National, for which he served as such at the request of Alabama National. Directors are entitled to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of Alabama National's Certificate of Incorporation described in the preceding paragraph. Directors are also entitled to have Alabama National advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

   In addition to the Bylaws of Alabama National, Section 145(c) of the DGCL requires Alabama National to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above which has arisen prior to July 1, 1997. The Delaware General Corporation Law also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

   The Board of Directors of Alabama National also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits:

 2.1  Agreement and Plan of Merger dated as of September 6, 2001 between
      Alabama National BanCorporation and Farmers National Bancshares, Inc., is found at Appendix A to the Proxy Statement-Prospectus included in
      Part I hereof.

 2.2  Stock Option Agreement dated as of September 6, 2001 between Farmers
      National Bancshares, Inc. and Alabama National BanCorporation, is found at Appendix B to the Proxy Statement-Prospectus included in Part I hereof.

 4.1  Certificate of Incorporation, filed as Exhibit 3.1 to Registrant's
      Registration Statement on Form S-1 (No. 33-83800), is incorporated herein by reference.

 4.1A Certificate of Amendment of Certificate of Incorporation; filed as
      Exhibit 3.1A to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (No. 0-25160), is incorporated herein by reference.

 4.1B Certificate of Merger, filed as Exhibit 3.1B to the Registrant's Annual
      Report on Form 10-K for the year ended December 31, 1997 (No.0-25160), is incorporated herein by reference.

  4.1C Certificate of Amendment of Certificate of Incorporation dated April 24,
       1998, filed as Exhibit 3.1C to the Registrant's Quarterly Report on Form
       10-Q for the quarter ended March 31, 1998 (No. 0-25160), is incorporated herein by reference.

  4.2  Bylaws, filed as Exhibit 3.2 to Registrant's Registration Statement on
       Form S-1 (No. 33-83800), is incorporated herein by reference.

  5.1  Opinion of Maynard, Cooper & Gale, P.C. re legality dated October 8,
       2001.

  8.1  Opinion of Maynard, Cooper & Gale, P.C. re tax matters dated October 8,
       2001.

 13.1  Registrant's 2000 Annual Report on Form 10-K for the year ended December
       31, 2000 (No. 0-25160), is incorporated herein by reference.

 21.1  Subsidiaries of Registrant.

 23.1  Consent of PricewaterhouseCoopers LLP.

 23.2  Consent of Mauldin & Jenkins, LLC.

 23.3 Consent of Maynard, Cooper & Gale, P.C. is included in their opinion re legality filed as Exhibit 5.1 hereto.

 23.4 Consent of Maynard, Cooper & Gale, P.C. is included in their opinion re tax matters filed as Exhibit 8.1 hereto.

 23.5  Consent of Keefe, Bruyette & Woods, Inc.

 24.1  Power of Attorney (contained on signature page of the Registration
       Statement).

 99.1  Form of Proxy to be used at Farmers National Bancshares, Inc. Special
       Shareholders, Meeting.

 99.2  Form of Cash Election Form.

--------
(b) Financial Statement Schedules. All Schedules to the consolidated financial statements required by Article 9 of Regulation S-X are inapplicable and therefore have been omitted.
(c) Information pursuant to Item 4(b) is included in the Prospectus.

Item 22. Undertakings.

   (a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     2. Insofar as an indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     3. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on the 5th day of October, 2001.

                                          Alabama National BanCorporation

                                                 /s/ John H. Holcomb III
                                          By: _________________________________
                                                   John H. Holcomb, III,
                                                Chairman and Chief Executive
                                                          Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Holcomb, III and Victor E. Nichol, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below.

              Signature                              Title                      Date
              ---------                              -----                      ----

     /s/ John H. Holcomb, III          Chairman, Chief Executive           October 5, 2001
______________________________________  Officer, and Director (Principal
         John H. Holcomb, III           Executive Officer)

    /s/ Victor E. Nichol, Jr.          Vice Chairman and Director          October 5, 2001
______________________________________
        Victor E. Nichol, Jr.

        /s/ Richard Murray             President and Chief Operating       October 5, 2001
______________________________________  Officer, and Director
            Richard Murray

    /s/ William E. Matthews, V         Executive Vice President and        October 5, 2001
______________________________________  Chief Financial Officer
        William E. Matthews, V          (Principal Financial Officer)

      /s/ Shelly S. Williams           Senior Vice President-Controller,   October 5, 2001
______________________________________  (Principal Accounting Officer)
          Shelly S. Williams

      /s/ T. Morris Hackney            Director                            October 5, 2001
______________________________________
          T. Morris Hackney


              Signature                          Title                   Date
              ---------                          -----                   ----
        /s/ John D. Johns              Director                     October 2, 2001
______________________________________
            John D. Johns

     /s/ John J. McMahon, Jr.          Director                     October 3, 2001
______________________________________
         John J. McMahon, Jr.

      /s/ C. Phillip McWane            Director                     October 2, 2001
______________________________________
          C. Phillip McWane

    /s/ William D. Montgomery          Director                     October 2, 2001
______________________________________
        William D. Montgomery

     /s/ Drayton Nabers, Jr.           Director                     October 3, 2001
______________________________________
         Drayton Nabers, Jr.

     /s/ G. Ruffner Page, Jr.          Director                     October 2, 2001
______________________________________
         G. Ruffner Page, Jr.

                                       Director                     October  , 2001
______________________________________
          W. Stancil Starnes

         /s/ Dan M. David              Vice Chairman and Director   October 9, 2001
______________________________________
             Dan M. David

         /s/ C. Lloyd Nix              Director                     October 2, 2001
______________________________________
             C. Lloyd Nix

      /s/ William E. Sexton            Director                     October 8, 2001
______________________________________
          William E. Sexton

          /s/ Ray Barnes               Director                     October 4, 2001
______________________________________
              Ray Barnes